     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 13, 1995
                                            REGISTRATION STATEMENT NO. 33-
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- - -------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                ---------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ---------------
                            MCDONALD'S CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
           DELAWARE                                      36-2361282
 (STATE OR OTHER JURISDICTION                 (I.R.S. EMPLOYER IDENTIFICATION
     OF INCORPORATION OR                                  NUMBER)
        ORGANIZATION)
                             ONE MCDONALD'S PLAZA
                           OAK BROOK, ILLINOIS 60521
                                (708) 575-3000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                                ---------------
                                SHELBY YASTROW
                    SENIOR VICE PRESIDENT, GENERAL COUNSEL
                                 AND SECRETARY
                            MCDONALD'S CORPORATION
                             ONE MCDONALD'S PLAZA
                           OAK BROOK, ILLINOIS 60521
                                (708) 575-6178
                    (NAME, ADDRESS, INCLUDING ZIP CODE, AND
          TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT OF SERVICE)
                                  COPIES TO:
                                  ALAN BELLER
                      CLEARY, GOTTLIEB, STEEN & HAMILTON
                               ONE LIBERTY PLAZA
                           NEW YORK, NEW YORK 10006
       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
From time to time after the effective date of this Registration Statement as determined by market conditions.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c)
under the Securities Act, check the following box and list the registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [_]
                                ---------------
                        CALCULATION OF REGISTRATION FEE
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
                                            PROPOSED          PROPOSED
 TITLE OF EACH CLASS OF      AMOUNT         MAXIMUM           MAXIMUM
    SECURITIES TO BE          TO BE      OFFERING PRICE      AGGREGATE          AMOUNT OF
       REGISTERED          REGISTERED    PER UNIT(1)(2) OFFERING PRICE(1)(2) REGISTRATION FEE
- - ---------------------------------------------------------------------------------------------
Debt Securities........  $500,000,000(3)      100%          $500,000,000         $172,414
- - ---------------------------------------------------------------------------------------------

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(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).
(2) Exclusive of accrued interest, if any.
(3) Or, if any Debt Securities are issued at a discount, such greater amount as shall result in an aggregate offering price to the public which shall not exceed $500,000,000.
                                ---------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

  PURSUANT TO THE PROVISIONS OF RULE 429 OF THE GENERAL RULES AND REGULATIONS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THE PROSPECTUS CONTAINED IN THIS REGISTRATION STATEMENT ALSO RELATES TO THE SECURITIES REGISTERED PURSUANT TO THE REGISTRANT'S REGISTRATION STATEMENT NO. 33-42642 ON FORM S-3. IN THE EVENT ANY PREVIOUSLY REGISTERED DEBT SECURITIES ARE OFFERED PRIOR TO THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT, THEY WILL NOT BE INCLUDED IN ANY PROSPECTUS HEREUNDER.
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

                                EXPLANATORY NOTE

  This Registration Statement contains (i) a base prospectus, consisting of a cover page and numbered pages 2 through 13, relating to debt securities of McDonald's Corporation (the "Company") having an aggregate initial public offering price or purchase price of up to U.S.$584,662,000 or the equivalent thereof in one or more foreign currencies or composite currencies, (ii) a prospectus supplement, consisting of a cover page, numbered pages S-2 through S-24 and a back cover page, relating to the possible offering in the United States of such debt securities as medium-term notes (the "U.S. Offering") and
(iii) a prospectus supplement, consisting of a cover page, numbered pages S-2 through S-29 and a back cover page, relating to a possible concurrent offering outside the United States of such debt securities as medium-term notes (the "Euro Offering"). The prospectus supplement for the U.S. Offering follows immediately. Following such prospectus supplement is the prospectus supplement for the Euro Offering followed by the base prospectus. The base prospectus will be used for both the U.S. Offering and the Euro Offering.

  In the event that the Company decides, following the effectiveness of the Registration Statement, to proceed with either the U.S. Offering, the Euro Offering or both, the complete prospectus supplement for the U.S. Offering, the Euro Offering or both, as the case may be, in the exact form in which it will be used, will be filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b)(2). In the event that any such medium-term notes are sold, pricing and certain other information with respect to such medium-term notes will be included in one or more pricing supplements filed in accordance with the rules and regulations of the Commission.

  The Company may decrease the initial public offering price or purchase price of medium-term notes that may be offered pursuant to either of the prospectus supplements contained herein or otherwise modify in any respect the medium-term note programs described in such prospectus supplements. Upon any material change in either of the medium-term note programs, the Company will file an additional prospectus supplement or prospectus supplements, as the case may be, describing such change or changes in accordance with the rules and regulations of the Commission. The Company also may offer additional debt securities in other series pursuant to the base prospectus contained herein. Upon any public offering of any debt securities of such other series, a prospectus supplement or prospectus supplements describing such debt securities and the particular terms of such offering will be filed in accordance with the rules and regulations of the Commission.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS + +SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY + +NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH +
+OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR        +
+QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.                    +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                   SUBJECT TO COMPLETION, DATED JULY 13, 1995

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JULY   , 1995)
                                  $584,662,000
                             MCDONALD'S CORPORATION
                          MEDIUM-TERM NOTES, SERIES E
              DUE FROM NINE MONTHS TO 60 YEARS FROM DATE OF ISSUE

                                  ----------
  McDonald's Corporation (the "Company") may from time to time offer its Medium-Term Notes, Series E (the "Notes") with an aggregate initial public offering price or purchase price of up to $584,662,000, or the equivalent thereof in one or more foreign or composite currencies including European Currency Units ("ECU"), subject to reduction as a result of the sale of other Debt Securities. In addition to the Notes in registered form ("Registered Notes") being offered hereby in the United States, the Company may from time to time offer Notes in bearer form ("Bearer Notes") outside the United States. A separate Prospectus Supplement will be used for any such offering of Bearer Notes. Any Bearer Notes sold will reduce correspondingly the principal amount of Registered Notes that may be sold hereunder. See "Plan of Distribution."
  Each Registered Note will mature on any day from nine months to 60 years from its date of issue and may be subject to redemption at the option of the Company, or to repayment at the option of the Holder, prior to Stated Maturity. Each Registered Note will be denominated in the currency designated by the Company (the "Specified Currency"). See "Important Currency Information" and "Currency Risks." Each Registered Note will bear interest at a fixed rate (a "Fixed Rate Note"), which may be zero in the case of certain Original Issue Discount Notes, or at a floating rate (a "Floating Rate Note") determined by reference to the CD Rate, the CMT Rate, the Commercial Paper Rate, the Federal Funds Rate, LIBOR, the Prime Rate, the Treasury Rate or any other Base Rate, as selected by the initial purchaser and agreed to by the Company, adjusted by the Spread and/or Spread Multiplier, if any, applicable to such Note. A Registered Note may be issued as an indexed note (an "Indexed Note") the interest amount (an "Interest Indexed Note") or principal amount (a "Principal Indexed Note" and, together with Interest Indexed Notes, "Indexed Notes") payable at Maturity of which will be determined by reference to a designated stock, currency, commodity or other index or will otherwise be determined by application of a formula. See "Description of Registered Notes--Indexed Notes." The Specified Currency, any applicable interest rate or interest rate formula, any applicable index formula, reset provisions, Issue Price, Stated Maturity, any Interest Payment Dates, any redemption and repayment provisions and certain other terms applicable to each Registered Note will be established at the date of issue of such Registered Note and set forth in a pricing supplement to this Prospectus Supplement (a "Pricing Supplement").
  Unless otherwise specified in the applicable Pricing Supplement, interest on Fixed Rate Notes, other than in the case of Original Issue Discount Notes, will be payable each February 15 and August 15 and at Maturity. Interest on Floating Rate Notes will be payable on the dates determined at the time of issuance and set forth in the applicable Pricing Supplement.
  Unless otherwise specified in the applicable Pricing Supplement, Registered Notes will be issued only in minimum denominations of $100,000 and any larger amount that is an integral multiple of $1,000 or, in the case of a Registered Note having a Specified Currency other than U.S. dollars, in the minimum denominations set forth in the applicable Pricing Supplement.
  Each Registered Note will be represented either by a Global Security registered in the name of a nominee of The Depository Trust Company, as Depositary (a "Book-Entry Note"), or by a certificate issued in temporary or definitive form (a "Certificated Note"), as set forth in the applicable Pricing Supplement. Beneficial interests in Global Securities representing Book-Entry Notes will be shown on, and transfers thereof will be effected only through, records maintained by the Depositary's participants. Book-Entry Notes will not be issuable as Certificated Notes except under the circumstances described herein.
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT, THE PROSPECTUS OR ANY
  SUPPLEMENT HERETO.  ANY REPRESENTATION  TO THE  CONTRARY IS A  CRIMINAL
   OFFENSE.

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
                         PRICE TO PUBLIC(1) AGENTS' COMMISSION(2)  PROCEEDS TO THE COMPANY(2)(3)
- - ------------------------------------------------------------------------------------------------
Per Note................        100%            .125% to .750%          99.875% to 99.250%
- - ------------------------------------------------------------------------------------------------
Total(4)................    $584,662,000    $730,828 to $4,384,965 $583,931,173 to $580,277,035
- - ------------------------------------------------------------------------------------------------
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
(1) The Notes will be issued at 100% of their principal or, in the case of Principal Indexed Notes, face amount, unless otherwise specified in the applicable Pricing Supplement.
(2) The Company will pay a commission to Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated, PaineWebber Incorporated or Salomon Brothers Inc or others, each as agent (collectively the "Agents"), in the form of a discount, ranging from .125% to .750%, depending upon the Stated Maturity of the Note, of the principal or, in the case of Principal Indexed Notes, face amount of any Note with a Stated Maturity of nine months to 30 years sold through such Agent. Commissions with respect to Notes with Stated Maturities in excess of 30 years which are sold through an Agent will be negotiated between the Company and such Agent at the time of such sale. The Company may also sell Notes to any Agent as principal. Unless otherwise indicated in the applicable Pricing Supplement, any Note sold to an Agent as principal will be purchased by such Agent at a price to be agreed upon at the time of sale and may be resold by such Agent to one or more investors or other purchasers at a fixed public offering price or at varying prices relating to prevailing market prices at the time or times of resale to be determined by such Agent.
(3) Before deducting expenses payable by the Company estimated to be $       ,
    including reimbursement of certain of the Agents' expenses.
(4) Or the equivalent thereof in foreign currencies or composite currencies (including ECU).

                                  ----------
  The Registered Notes are being offered on a continuous basis by the Company through the Agents, which have agreed to use their reasonable best efforts to solicit orders to purchase Registered Notes. The Company may sell Registered Notes at a discount to any Agent for its own account or for resale to one or more investors at a fixed public offering price or at varying prices relating to prevailing market prices at the time or times of resale, to be determined by such Agent. The Company also may arrange for such Registered Notes to be sold through any Agent acting as an underwriter or may sell Registered Notes directly to investors on its own behalf. It is not currently anticipated that any Registered Notes will be listed on any securities exchange, and there can be no assurance that the maximum amount of Registered Notes offered by this Prospectus Supplement will be sold or that there will be a secondary market for any Registered Notes. The Company reserves the right to withdraw, cancel or modify the offer made hereby without notice. The Company or any Agent may reject any order to purchase Registered Notes, whether or not solicited, in whole or in part. See "Plan of Distribution."

MERRILL LYNCH & CO.
       GOLDMAN, SACHS & CO.
               J.P. MORGAN SECURITIES INC.
                      MORGAN STANLEY & CO.
                            INCORPORATED
                                 PAINEWEBBER INCORPORATED
                                        SALOMON BROTHERS INC
                                  ----------
          The date of this Prospectus Supplement is            , 1995.

                         IMPORTANT CURRENCY INFORMATION

  Purchasers are required to pay for each Registered Note in the Specified Currency for such Note. Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies and vice versa. If requested by a prospective purchaser of a Registered Note denominated in a Specified Currency other than U.S. dollars, the Agent which solicited the offer to purchase such Note will use its reasonable best efforts to arrange for the exchange of U.S. dollars into such Specified Currency to enable the purchaser to pay for such Note. Such request must be made on or before the fifth Business Day (as defined below) preceding the date of delivery of such Note or by such later date as is determined by such Agent. Each such exchange will be made by the relevant Agent on such terms and subject to such conditions, limitations and charges as such Agent may from time to time establish in accordance with its regular foreign exchange practice. All costs of exchange will be borne by the purchaser.

  References herein to "U.S. dollars" or "$" are to the lawful currency of the United States of America.

                        DESCRIPTION OF REGISTERED NOTES

  The following description of the particular terms of the Registered Notes (to the extent not superseded in the applicable Pricing Supplement) supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Debt Securities set forth in the Prospectus, to which description reference is hereby made.

GENERAL

  The Notes are to be issued as a series of Debt Securities under the Indenture limited to an aggregate initial public offering price or purchase price of $584,662,000 or the equivalent thereof in one or more foreign or composite currencies, including ECU, subject to reduction as a result of the sale of other Debt Securities. The U.S. dollar equivalent of the public offering price or purchase price of a Registered Note denominated in a Specified Currency other than U.S. dollars will be determined by an agent designated by the Company, which initially shall be The First National Bank of Chicago (the "Paying Agent"), on the basis of the noon buying rate in The City of New York for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York (the "Market Exchange Rate") for such Specified Currency on the date the Company agrees to sell such Notes; provided, however, that in the case of ECU, the Market Exchange Rate shall be the rate of exchange determined by the Commission of the European Communities (or any successor thereof) as published in the Official Journal of the European Communities, or any successor publication, on the Business Day immediately preceding the applicable issue date.

  The Notes will consist of Registered Notes and Bearer Notes, each of which will be offered on a continuous basis. Registered Notes will be issued in fully registered form only, without coupons. Registered Notes may not be exchanged for Bearer Notes. A separate Prospectus Supplement will describe the terms of any such Bearer Notes.

  Each Registered Note will be issued initially as either a Book-Entry Note or a Certificated Note. Except as set forth in the Prospectus under "Description of Debt Securities--Global Securities," Book-Entry Notes will not be issuable as Certificated Notes. See "Book-Entry System" below.

  Unless otherwise specified in the applicable Pricing Supplement, in the case of Book-Entry Notes, the authorized denominations of Registered Notes denominated in U.S. dollars will be $100,000 and any larger amount that is an integral multiple of $1,000. The authorized denominations of Registered Notes denominated in a Specified Currency other than U.S. dollars will be set forth in the applicable Pricing Supplement.

  Each Registered Note will mature on any day from nine months to 60 years from its date of issue, as selected by the purchaser and agreed to by the Company. Each Registered Note may also be subject to redemption at the option of the Company or to repayment at the option of the Holder, prior to its Stated Maturity (as defined below). Each Registered Note whose Specified Currency is Japanese yen will have a Stated Maturity of not less than one year from its Original Issue Date and will not be subject to optional redemption or repayment prior to such time. Unless otherwise specified in the applicable Pricing Supplement, each Floating Rate Note will mature on an Interest Payment Date for such Note.

  The Pricing Supplement relating to a Registered Note will describe the following terms: (i) the Specified Currency for such Note (and, if the Specified Currency is other than U.S. dollars, certain other terms relating to such Note and such Specified Currency, including the authorized denominations of such Note); (ii) whether such Note is a Fixed Rate Note, a Floating Rate Note or an Indexed Note; (iii) the price (expressed as a percentage of the aggregate principal (or, in the case of Principal Indexed Notes, face) amount thereof) at which such Note will be issued (the "Issue Price"); (iv) the date on which such Note will be issued (the "Original Issue Date"); (v) the date on which such Note will mature (the "Stated Maturity"); (vi) if such Note is a Fixed Rate Note, the rate per annum at which such Note will bear interest, if any, and the dates on which interest will be payable if other than February 15 and August 15; (vii) if such Note is a Floating Rate Note, the Base Rate, the Initial Interest Rate, the Interest Reset Period, the Interest Payment Dates, the Index Maturity, the Maximum Interest Rate, if any, the Minimum Interest Rate, if any, the Spread and/or Spread Multiplier, if any (all as defined below), and any other terms relating to the particular method of calculating the interest rate for such Note; (viii) whether such Note is an Original Issue Discount Note (as defined below); (ix) if such Note is an Indexed Note, the manner in which the principal amount of such Note payable at Stated Maturity will be determined; (x) whether such Note may be redeemed at the option of the Company, or repaid at the option of the Holder, prior to Stated Maturity as described under "Optional Redemption, Repayment and Repurchase" below, and, if so, the provisions relating to such redemption or repayment, including, in the case of an Original Issue Discount Note or Indexed Note, the information necessary to determine the amount due upon redemption or repayment; and (xi) any other terms of such Note not inconsistent with the provisions of the Indenture under which such Note will be issued.

  "Business Day" with respect to any Registered Note means any day, other than a Saturday or Sunday, that is (i) neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in (a) The City of New York, (b) the City of Chicago or (c) if the Specified Currency for such Note is other than U.S. dollars, the principal financial center of the country issuing such Specified Currency (which, in the case of ECU, shall be Luxembourg); (ii) if the Specified Currency for such Note is ECU, not a day designated as an ECU Non-Settlement Day by the ECU Banking Association (or otherwise generally regarded in the ECU interbank market as a day on which payments in ECU shall not be made) and (iii) if such Note is a LIBOR Note (as defined below), a London Business Day (as defined below). "London Business Day" means any day (i) if the Index Currency (as defined below) is other than ECU, on which dealings in such Index Currency are transacted in the London interbank market or (ii) if the Index Currency is ECU, that is not designated as an ECU Non-Settlement Day by the ECU Banking Association (or otherwise generally regarded in the ECU interbank market as a day on which payments in ECU shall not be made).

  "Maturity," when used with respect to any Note, means the date on which the principal of such Note or an installment of principal becomes due and payable as provided therein or in the Indenture, whether at Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

  "Original Issue Discount Note" means (i) a Registered Note, including any such Registered Note whose interest rate is zero, that has a stated redemption price at Stated Maturity that exceeds its Issue Price by at least 0.25% of its aggregate principal amount, multiplied by the number of full years from the Original Issue Date to the Stated Maturity for such Registered Note and (ii) any other Registered Note designated by the Company as issued with original issue discount for United States federal income tax purposes.

PAYMENT OF PRINCIPAL AND INTEREST

  The principal of and any premium and interest on each Registered Note are payable by the Company in the Specified Currency for such Note. If the Specified Currency for a Registered Note is other than U.S. dollars, the Company or the Paying Agent will (unless otherwise specified in the applicable Pricing Supplement) arrange to convert all payments in respect of such Note into U.S. dollars in the manner described in the following paragraph. The Holder of a Registered Note denominated in a Specified Currency other than U.S. dollars may (if the applicable Pricing Supplement and such Note so indicate) elect to receive all payments in respect of such Note in the Specified Currency by delivery of a written notice to the Paying Agent not later than fifteen calendar days prior to the applicable payment date, except under the circumstances described in "Currency Risks--Payment Currency" below. Such election will remain in effect until revoked by written notice to the Paying Agent received not later than fifteen calendar days prior to the applicable payment date.

  In the case of a Registered Note denominated in a Specified Currency other than U.S. dollars, the amount of any U.S. dollar payment in respect of such Registered Note will be determined by the Paying Agent based on the highest firm bid quotation expressed in U.S. dollars received by the Paying Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date (or, if no such rate is quoted on such date, the last preceding date on which such rate was quoted) from three (or, if three are not available, then two) recognized foreign exchange dealers in The City of New York (which may include the Agents, or affiliates thereof, or the Paying Agent) selected by the Paying Agent, for the purchase by the quoting dealer, for settlement on such payment date, of the aggregate amount of such Specified Currency payable on such payment date in respect of all Registered Notes denominated in such Specified Currency. All currency exchange costs will be borne by the Holders of such Notes by deductions from such U.S. dollar payments. If no such bid quotations are available, such payments will be made in such Specified Currency, unless such Specified Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the Company's control, in which case such payments will be made as described under "Currency Risks--Payment Currency" below.

  Unless otherwise specified in the applicable Pricing Supplement, U.S. dollar payments of interest on Registered Notes (other than interest payable at Maturity) will be made, except as provided below, by check mailed to the Registered Holders of such Notes as shown on the Debt Security Register at the close of business on the related record date (which, in the case of Global Securities representing Book-Entry Notes, will be a nominee of the Depositary); provided, however, that in the case of a Registered Note issued between a record date and the related Interest Payment Date (unless otherwise specified in the related Pricing Supplement), interest for the period beginning on the Original Issue Date for such Note and ending on such Interest Payment Date shall be paid on the next succeeding Interest Payment Date to the Registered Holder of such Note on the related record date. A Holder of $10,000,000 (or the equivalent thereof in a Specified Currency other than U.S. dollars) or more in aggregate principal (or, in the case of Principal Indexed Notes, face) amount of Registered Notes of like tenor and term shall be entitled to receive such U.S. dollar payments by wire transfer of immediately available funds, but only if appropriate wire transfer instructions have been received in writing by the Paying Agent not later than fifteen calendar days prior to the applicable Interest Payment Date. Simultaneously with the election by any Holder to receive payments in a Specified Currency other than U.S. dollars (as provided above), such Holder shall provide appropriate wire transfer instructions to the Paying Agent, and all payments to be made in the Specified Currency will be made by wire transfer in immediately available funds to an account maintained by the payee with a bank located outside the United States. Unless otherwise specified in the applicable Pricing Supplement, principal and any premium and interest payable at the Maturity of a Registered Note will be paid in immediately available funds upon surrender of such Note at the corporate trust office or an agency of the Paying Agent, which office or agency is located in the City of Chicago. The corporate trust office of The First National Bank of Chicago is located at One First National Bank Plaza, Chicago, Illinois.

  Any payment of principal, premium (if any) or interest required to be made in respect of a Fixed Rate Note on a date that is not a Business Day for such Note need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such date, and no additional interest shall accrue as a result of such delayed payment.

  Unless otherwise specified in the applicable Pricing Supplement, if the principal of any Original Issue Discount Note is declared to be due and payable immediately as described under "Description of Debt Securities--Events of Default" in the Prospectus, the amount of principal due and payable with respect to such Note shall be limited to the aggregate principal amount of such Note multiplied by the sum of its Issue Price (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the Original Issue Date to the date of declaration, which amortization shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles in effect on the date of declaration).

  The record date with respect to any Interest Payment Date for a Floating Rate Note shall be the date (whether or not a Business Day) fifteen calendar days immediately preceding such Interest Payment Date, and for a Fixed Rate Note (unless otherwise specified in the applicable Pricing Supplement) shall be the February 1 or August 1 (whether or not a Business Day) immediately preceding such Interest Payment Date or Maturity, as the case may be.

  Interest payments in respect of Registered Notes will equal the amount of interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly made available for payment (or from and including the date of issue, if no interest has been paid with respect to the applicable Note) to but excluding the related Interest Payment Date or Maturity, as the case may be.

FIXED RATE NOTES

  Each Fixed Rate Note will bear interest from its Original Issue Date at the rate per annum stated on the face thereof until the principal amount thereof is paid or made available for payment. Unless otherwise set forth in the applicable Pricing Supplement, interest on each Fixed Rate Note will be payable semiannually in arrears on each February 15 and August 15 and at maturity. Each payment of interest in respect of an Interest Payment Date shall include interest accrued through the day before such Interest Payment Date. Interest on Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months.

FLOATING RATE NOTES

  Each Floating Rate Note will bear interest from its Original Issue Date to the first Interest Reset Date (as defined below) for such Note at the initial interest rate set forth on the face thereof and in the applicable Pricing Supplement (the "Initial Interest Rate"). Thereafter, the interest rate on such Note for each Interest Reset Period (as defined below) will be determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, and/or multiplied by the Spread Multiplier, if any. The "Spread" is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable Pricing Supplement as being applicable to such Note, and the "Spread Multiplier" is the percentage that may be specified in the applicable Pricing Supplement as being applicable to such Note. The applicable Pricing Supplement will designate one or more of the following Base Rates as applicable to a Floating Rate Note: (i) the CD Rate (a "CD Rate Note"), (ii) the CMT Rate (a "CMT Rate Note"), (iii) the Commercial Paper Rate (a "Commercial Paper Rate Note"), (iv) the Federal Funds Rate (a "Federal Funds Rate Note"), (v) LIBOR (a "LIBOR Note"), (vi) the Prime Rate (a "Prime Rate Note"), (vii) the Treasury Rate (a "Treasury Rate Note") or (viii) such other Base Rate or formula as is set forth in such Pricing Supplement and in such Note. The "Index Maturity" for any Note is the period of maturity of the instrument, obligation or index from which the Base Rate is calculated.

  As specified in the applicable Pricing Supplement, a Floating Rate Note may also have either or both of the following (in each case expressed as a rate per annum on a simple interest basis): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period ("Maximum Interest Rate") and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period ("Minimum Interest Rate"). Notwithstanding any Maximum Interest Rate that may be applicable to any Floating Rate Note, the interest rate on a Floating Rate Note will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application. The Notes will be governed by the law of the State of New York and, under such law, the maximum rate of interest, with certain exceptions, is 25% per annum on a simple interest basis.

  The Company will appoint, and enter into agreements with, agents (each a "Calculation Agent") to calculate interest rates on Floating Rate Notes. All determinations of interest rates by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on Holders of the Floating Rate Notes. Unless otherwise specified in a Pricing Supplement, the Paying Agent shall be the Calculation Agent for each Registered Note.

  The interest rate on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semiannually or annually (such period being the "Interest Reset Period" for such Note, and the first day of each Interest Reset Period being an "Interest Reset Date"), as specified in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, the Interest Reset Dates will be, in the case of Floating Rate Notes that reset daily, each Business Day; in the case of Floating Rate Notes (other than Treasury Rate Notes) that reset weekly, Wednesday of each week; in the case of Treasury Rate Notes that reset weekly, Tuesday of each week (except as provided below under "Treasury Rate Notes"); in the case of Floating Rate Notes that reset monthly, the third Wednesday of each month; in the case of Floating Rate Notes that reset quarterly, the third Wednesday of March, June, September and December of each year; in the case of Floating Rate Notes that reset semiannually, the third Wednesday of each of the two months of each year specified in the applicable Pricing Supplement; and, in the case of Floating Rate Notes that reset annually, the third Wednesday of one month of each year specified in the applicable Pricing Supplement. If an Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding Business Day, except that, in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day.

  Unless otherwise specified in the applicable Pricing Supplement, interest payable in respect of Floating Rate Notes shall be the accrued interest from and including the Original Issue Date or the last date to which interest has been paid or duly provided for, as the case may be, to but excluding the applicable Interest Payment Date or Maturity, as the case may be.

  Unless otherwise specified in the applicable Pricing Supplement, with respect to a Floating Rate Note, accrued interest shall be calculated by multiplying the principal amount of such Note (or, in the case of an Indexed Note, unless otherwise specified in the applicable Pricing Supplement, the face amount of such Indexed Note) by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless otherwise stated in the applicable Pricing Supplement, the interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each such day shall be computed by dividing the interest rate in effect on such day by 360, in the case of CD Rate Notes, Commercial Paper Rate Notes, Federal Funds Rate Notes, LIBOR Notes and Prime Rate Notes, or by the actual number of days in the year, in the case of Treasury Rate Notes or CMT Rate Notes. For purposes of making the foregoing calculation, the interest rate in effect on any Interest Reset Date will be the applicable rate as reset on such date.

  Unless otherwise specified in the applicable Pricing Supplement, all percentages resulting from any calculation of the rate of interest on a Floating Rate Note will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, and all currency amounts used in or resulting from such calculation on Floating Rate Notes will be rounded to the nearest one-hundredth of a unit (with .005 of a unit being rounded upward).

  Unless otherwise indicated in the applicable Pricing Supplement and except as provided below, interest will be payable, in the case of Floating Rate Notes that reset daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the applicable Pricing Supplement; in the case of Floating Rate Notes that reset quarterly, on the third Wednesday of March, June, September, and December of each year; in the case of Floating Rate Notes that reset semiannually, on the third Wednesday of each of two months of each year specified in the applicable Pricing Supplement; and, in the case of Floating Rate Notes that reset annually, on the third Wednesday of one month of each year specified in the applicable Pricing Supplement (each such day being an "Interest Payment Date") and, in each case, at Maturity. If an Interest Payment Date (other than at Maturity) with respect to any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Payment Date shall be postponed to the next succeeding Business Day, except that, in the case of a LIBOR Note, if such Business Day would fall in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day.

  If the Maturity of a Floating Rate Note falls on a day that is not a Business Day, the required payment of principal, premium (if any) and/or interest will be made on the next succeeding Business Day as if made on the date such payment was due, and no interest shall accrue on such payment for the period from and after Maturity to the date of such payment on the next succeeding Business Day.

  Upon the request of the Holder of any Floating Rate Note, the Calculation Agent for such Note will provide to such Holder the interest rate then in effect, and, if determined, the interest rate that will become effective on the next Interest Reset Date, with respect to such Floating Rate Note.

  "H.15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates", or any successor publication, published by the Board of Governors of the Federal Reserve System. "Composite Quotations" means the daily statistical release entitled "Composite 3:30 p.m. Quotations for U.S. Government Securities" published by the Federal Reserve Bank of New York.

CD Rate Notes

  Each CD Rate Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the CD Rate and the Spread and/or Spread Multiplier, if any, specified in such Note and in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, the "CD Rate" for each Interest Reset Period, as determined by the Calculation Agent for such CD Rate Note, shall be the rate as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "CD Rate Determination Date") for negotiable certificates of deposit having the Index Maturity designated in the applicable Pricing Supplement, as published in H.15(519) under the heading "CDs (Secondary Market)". In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such CD Rate Determination Date, then the "CD Rate" for such Interest Reset Period will be the rate on such CD Rate Determination Date for negotiable certificates of deposit of the Index Maturity designated in the applicable Pricing Supplement as published in Composite Quotations under the heading "Certificates of Deposit". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "CD Rate" for such Interest Reset Period will be calculated by the Calculation Agent for such CD Rate Note and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for such CD Rate Note for negotiable certificates of deposit of major money market banks (in the market for negotiable certificates of deposit) with a remaining maturity closest to the

Index Maturity designated in the Pricing Supplement in a denomination of $5,000,000; provided, however, that if the three dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "CD Rate" for such Interest Reset Period will be the CD Rate in effect on such CD Rate Determination Date, or, if none, the Initial Interest Rate.

  The "Calculation Date" pertaining to any CD Rate Determination Date shall be the earlier of (i) the tenth calendar day after such CD Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date or Maturity, as the case may be.

Commercial Paper Rate Notes

  Each Commercial Paper Rate Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Commercial Paper Rate and the Spread and/or Spread Multiplier, if any, specified in such Note and in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, the "Commercial Paper Rate" for each Interest Reset Period will be determined by the Calculation Agent for such Commercial Paper Rate Note as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "Commercial Paper Rate Determination Date") and shall be the Money Market Yield (as defined below) on such Commercial Paper Rate Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable Pricing Supplement, as such rate shall be published in H.15(519) under the heading "Commercial Paper". In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Commercial Paper Rate Determination Date, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield on such Commercial Paper Rate Determination Date of the rate for commercial paper of the specified Index Maturity as published in Composite Quotations under the heading "Commercial Paper". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on such Commercial Paper Rate Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for such Commercial Paper Rate Note for commercial paper of the specified Index Maturity placed for an industrial issuer whose bonds are rated "AA" or the equivalent by a nationally recognized statistical rating agency; provided, however, that if the three dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "Commercial Paper Rate" for such Interest Reset Period will be the Commercial Paper Rate in effect on such Commercial Paper Rate Determination Date, or, if none, the Initial Interest Rate.

  "Money Market Yield" shall be a yield calculated in accordance with the following formula:

                                          D X 360
              Money Market Yield = --------------------- X 100
                                       360 - (D X M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the period for which accrued interest is being calculated.

  The "Calculation Date" pertaining to any Commercial Paper Rate Determination Date shall be the earlier of (i) the tenth calendar day after such Commercial Paper Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date or Maturity, as the case may be.

Federal Funds Rate Notes

  Each Federal Funds Rate Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Federal Funds Rate and the Spread and/or Spread Multiplier, if any, specified in such Note and in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, the "Federal Funds Rate" for each Interest Reset Period shall be the effective rate on the second Business Day immediately prior to the Interest Reset Date for such Interest Reset Period (a "Federal Funds Rate Determination Date") for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)". In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Federal Funds Rate Determination Date, the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Federal Funds Rate" for such Interest Reset Period shall be the arithmetic mean of the rate, as of 9:00 a.m., New York City time, on the Federal Funds Rate Determination Date for the last transaction of not less than $5,000,000 in overnight federal funds arranged by each of three leading brokers of federal funds transactions in the City of New York selected by the Calculation Agent for such Federal Funds Rate Note; provided, however, that if the brokers selected as aforesaid by the Calculation Agent are not quoting as set forth above, the "Federal Funds Rate" for such Interest Reset Period will be the Federal Funds Rate in effect on such Federal Funds Rate Determination Date, or, if none, the Initial Interest Rate.

  The "Calculation Date" pertaining to any Federal Funds Rate Determination Date shall be the earlier of (i) the tenth calendar day after such Federal Funds Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date or Maturity, as the case may be.

LIBOR Notes

  Each LIBOR Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to LIBOR and the Spread and/or Spread Multiplier, if any, specified in such Note and in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, "LIBOR" for each Interest Reset Period as determined by the Calculation Agent for such LIBOR Notes shall be as follows:

    (i) On the second London Business Day prior to the Interest Reset Date for such Interest Reset Period (a "LIBOR Interest Determination Date"), the Calculation Agent for such LIBOR Note will determine (a) if "LIBOR Reuters" is specified in the applicable Pricing Supplement, the arithmetic mean of the offered rates (unless the specified Designated LIBOR Page by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in the Index Currency having the Index Maturity designated in the applicable Pricing Supplement, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date, that appear on the Designated LIBOR Page specified in the applicable Pricing Supplement as of 11:00 a.m., London time, on such LIBOR Interest Determination Date, if at least two such offered rates appear (unless, as aforesaid, only a single rate is required) on such Designated LIBOR Page, or (b) if "LIBOR Telerate" is specified in the applicable Pricing Supplement or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified as the method for calculating LIBOR, the rate for deposits in the Index Currency having the Index Maturity designated in the applicable Pricing Supplement commencing on the second London Business Day immediately following such LIBOR Interest Determination Date that appears on the Designated LIBOR Page specified in the applicable Pricing Supplement as of 11:00 a.m., London time, on such LIBOR Interest Determination Date. If fewer than two such offered rates appear, or if no such rate appears, as applicable, LIBOR in respect of the related LIBOR Interest Determination Date will be determined in accordance with the provisions described in clause (ii) below.

    (ii) With respect to a LIBOR Note and an Interest Reset Period to which this clause (ii) applies, the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity designated in the applicable Pricing Supplement, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time. If at least two such quotations are provided, LIBOR determined on such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR determined on such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in the applicable Principal Financial Center, on such LIBOR Interest Determination Date by three major banks in such Principal Financial Center selected by the Calculation Agent for loans in the Index Currency to leading European banks, having the Index Maturity designated in the applicable Pricing Supplement commencing on the second London Business Day immediately following such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined as of such LIBOR Interest Determination Date will be LIBOR in effect on such LIBOR Interest Determination Date.

  "Designated LIBOR Page" means either (a) if "LIBOR Reuters" is specified in the applicable Pricing Supplement, the display on the Reuters Monitor Money Rates Service for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency, or (b) if "LIBOR Telerate" is specified in the applicable Pricing Supplement or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified as the method for calculating LIBOR, the display on the Dow Jones Telerate Service for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency.

  "Index Currency" means the currency (including composite currencies) specified in the applicable Pricing Supplement as the currency for which LIBOR shall be calculated. If no such currency is specified in the applicable Pricing Supplement, the Index Currency shall be U.S. dollars.

  "Principal Financial Center" will generally be the capital city of the country of the specified Index Currency, except that with respect to U.S. dollars, Italian lire and ECU, the Principal Financial Center shall be The City of New York, Milan and Luxembourg, respectively.

Treasury Rate Notes

  Each Treasury Rate Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Treasury Rate and the Spread and/or Spread Multiplier, if any, specified in such Note and in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, the "Treasury Rate" for each Interest Reset Period will be the rate for the auction held on the Treasury Rate Determination Date (as defined below) for such Interest Reset Period of direct obligations of the United States ("Treasury bills") having the Index Maturity specified in the applicable Pricing Supplement, as such rate shall be published in H.15(519) under the heading "U.S. Government Securities-Treasury bills-auction average (investment)" or, in the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Treasury Rate Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the specified Index Maturity are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date, or if no such auction is held on such Treasury Rate Determination Date, then the "Treasury Rate" for such Interest Reset Period shall be calculated by the Calculation Agent for such Treasury Rate Note and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Determination Date, of three leading primary United States government securities dealers selected by such Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting bid rates as mentioned in this sentence, then the "Treasury Rate" for such Interest Reset Period will be the Treasury Rate in effect on such Treasury Rate Determination Date, or, if none, the Initial Interest Rate.

  The "Treasury Rate Determination Date" for each Interest Reset Period will be the day of the week in which the Interest Reset Date for such Interest Reset Period falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Period commencing in the next succeeding week. If an auction date shall fall on any day that would otherwise be an Interest Reset Date for a Treasury Rate Note, then such Interest Reset Date shall instead be the Business Day immediately following such auction date.

  The "Calculation Date" pertaining to any Treasury Rate Determination Date shall be the earlier of (i) the tenth calendar day after such Treasury Rate Determination Date or, if such a day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date or Maturity, as the case may be.

Prime Rate Notes

  Each Prime Rate Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Prime Rate and the Spread and/or Spread Multiplier, if any, specified in such Note and in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, the "Prime Rate" for each Interest Reset Period will be determined by the Calculation Agent as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "Prime Rate Determination Date") and shall be the rate published in H.15(519) under the heading "Bank Prime Loan." In the event that such rate is not published prior to 9 a.m., New York City time, on the Calculation Date (as defined below), then the "Prime Rate" for such Interest Reset Period shall be determined by the Calculation Agent and shall be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen NYMF Page (as defined below) as such bank's prime rate or base lending rate as in effect for that Prime Rate Determination Date. If fewer than four such rates but more than one such rate appear on the Reuters Screen NYMF Page for the Prime Rate Determination Date, the "Prime Rate" will be determined by the Calculation Agent and will be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Determination Date by four major money center banks in The City of New York selected by the Calculation Agent. If fewer than two such rates appear on the Reuters Screen NYMF Page, the Prime Rate will be determined by the Calculation Agent on the basis of the rates furnished in The City of New York by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, having total equity capital of at least U.S. $500,000,000 and being subject to supervision or examination by Federal or State authority, selected by the Calculation Agent to provide such rate or rates; provided, however, that if the banks selected as aforesaid are not quoting as mentioned in this sentence, the Prime Rate for such Interest Reset Period will be the Prime Rate in effect on such Prime Rate Determination Date, or, if none, the Initial Interest Rate. "Reuters Screen NYMF Page" means the display designated as page "NYMF" on the Reuters Monitor Money Rates Service (or such other page as may replace the NYMF page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

  The "Calculation Date" pertaining to a Prime Rate Determination Date will be the earlier of (i) the tenth calendar day after such Prime Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day or
(ii) the Business Day immediately preceding the applicable Interest Payment Date or Maturity, as the case may be.

CMT Rate Notes

  Each CMT Rate Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the CMT Rate and the Spread and/or Spread Multiplier, if any, specified in such Note and in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, the "CMT Rate" for each Interest Reset Period as determined by the Calculation Agent for such CMT Rate Note shall be the rate (i) in the case where the Designated CMT Telerate Page (as defined below) is 7055, as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "CMT Determination Date") or (ii) in the case where the Designated CMT Telerate Page is 7052, for the week or the month, as specified in the applicable Pricing Supplement, ended immediately preceding the week in which the CMT Determination Date occurs, in either case, for the Index Maturity specified in the applicable Pricing Supplement, as displayed on the Designated CMT Telerate Page under the caption ". . . Treasury Constant Maturities . . . Federal Reserve Board Release H.15
 . . . Mondays Approximately 3:45 P.M." If such rate is no longer displayed on the relevant page, or if not displayed by 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such CMT Determination Date, then the "CMT Rate" for such Interest Reset Period shall be such treasury constant maturity rate for the Index Maturity specified in the applicable Pricing Supplement as published in the relevant H.15(519) opposite the caption "U.S. Government Securities, Treasury Constant Maturities". If such rate is no longer published, or if not published by 3:00 p.m., New York City time, on the Calculation Date relating to such CMT Determination Date, then the "CMT Rate" for such Interest Reset Period shall be such treasury constant maturity rate for the Index Maturity specified in the applicable Pricing Supplement (or other United States Treasury rate for such Index Maturity) as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519). If such information is not provided by 3:00 p.m., New York City time, on the Calculation Date relating to such CMT Determination Date, then the "CMT Rate" for the Interest Reset Period shall be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 p.m., New York City time, on the CMT Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Index Maturity specified in the applicable Pricing Supplement and a remaining term to maturity of not less than such Index Maturity minus one year. If the Calculation Agent cannot obtain three such Treasury Note quotations, the "CMT Rate" for such Interest Reset Period shall be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on the CMT Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the Treasury Notes with an original maturity of the number of years that is the next highest to the Index Maturity specified in the applicable Pricing Supplement and a remaining term to maturity closest to the Index Maturity specified in the applicable Pricing Supplement and in an amount of at least $100 million. If three or four (and not five) of such Reference

Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated; provided, however, that if fewer than three Reference Dealers selected by the Calculation Agent are quoting as described herein, the "CMT Rate" will be the CMT Rate in effect on such CMT Determination Date, or, if none, the Initial Interest Rate. If two Treasury Notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Index Maturity specified in the applicable Pricing Supplement, the quotes for the Treasury Note with the shorter remaining term to maturity will be used.

  "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service on the page designated in the applicable Pricing Supplement (or any other page as may replace such page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519)), for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified in the applicable Pricing Supplement, the Designated CMT Telerate Page shall be 7052, for the most recent week.

  The "Calculation Date" pertaining to any CMT Determination Date shall be the earlier of (i) the tenth calendar day after such CMT Determination Date or, if, such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date or Maturity, as the case may be.

INDEXED NOTES

  The Company may from time to time offer Notes ("Indexed Notes") the principal amount payable at Stated Maturity of which (the "Indexed Principal Amount") or the interest amount payable on which is determined by reference to a measure (the "Index") which will be related to (i) the rate of exchange between the Specified Currency for such Note and the other currency or composite currency (the "Indexed Currency") specified in the applicable Pricing Supplement (such Indexed Notes, "Currency Indexed Notes"); (ii) the difference in the price of a specified commodity (the "Indexed Commodity") on specified dates (such Indexed Notes, "Commodity Indexed Notes"), (iii) the difference in the level of a specified stock index (the "Stock Index"), which may be based on U.S. or foreign stocks, on specified dates (such Indexed Notes, "Stock Indexed Notes") or (iv) such other objective price or economic measures as are described in the applicable Pricing Supplement. The manner of determining the Indexed Principal Amount of an Indexed Note, and historical and other information concerning the Indexed Currency, Indexed Commodity, Stock Index or other price or economic measures used in such determination, will be set forth in the applicable Pricing Supplement, together with information concerning tax consequences to the holders of such Indexed Notes.

  Unless otherwise specified in the applicable Pricing Supplement, interest on an Indexed Note will be payable by the Company based on the amount designated in the applicable Pricing Supplement as the "Face Amount" of such Indexed Note. The applicable Pricing Supplement will describe whether the principal amount of the related Indexed Note that would be payable upon redemption or repayment prior to Stated Maturity will be the Face Amount of such Indexed Note, the Indexed Principal Amount of such Indexed Note at the time of redemption or repayment, or another amount described in such Pricing Supplement.

  An investment in Indexed Notes entails significant risks that are not associated with similar investment in a conventional fixed-rate debt security. Indexation of the interest rate of such a Note may result in an interest rate that is less than that payable on a conventional fixed-rate debt security issued at the same time, including the possibility that no interest will be paid. Indexation of the principal of and/or premium on such a Note may result in an amount of principal and/or premium payable in respect thereof that is less than the original purchase price of such Note if allowed pursuant to the terms thereof, including the possibility that no such amount will be paid. The secondary market for such Notes will be affected by a number of factors, independent of the credit worthiness of the Company and the value of the Indexed Currency, the Indexed Commodity or the Stock Index, including the volatility of the Indexed Currency, the Indexed Commodity or the Stock Index, the time remaining to the maturity of such Notes, the amount outstanding of such Notes and market interest rates. The value of the Indexed Currency, the Indexed Commodity or the Stock Index depends on a number of interrelated factors, including economic, financial and political events, over which the Company has no control. Additionally, if the formula used to determine the amount of principal, premium and/or interest payable with respect to such Notes contains a multiple or leverage factor, the effect of any change in the Indexed Currency, the Indexed Commodity or the Stock Index will be increased. The historical experience of the relevant Indexed Currency, Indexed Commodity or Stock Index should not be taken as an indication of future performance of such Indexed Currency, Indexed Commodity or Stock Index during the term of any Indexed Note. The credit ratings assigned to the Company's medium-term note program are a reflection of the Company's credit status and are in no way a reflection of the potential impact of the factors discussed above, or any other factors, on the market value of Indexed Notes. Accordingly, prospective investors should consult their own financial and legal advisors as to the risks entailed by an investment in Indexed Notes and the suitability of such Notes in light of such prospective investors' particular circumstances.

BOOK-ENTRY SYSTEM

  Upon issuance, all Notes having the same Original Issue Date and otherwise identical terms will be represented by a single Global Security. Each Global Security representing Book-Entry Notes will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (the "Depositary"), and registered in the name of a nominee of the Depositary. Book-Entry Notes will not be exchangeable for Certificated Notes and, except under the limited circumstances described in the Prospectus under "Description of Debt Securities--Global Securities", will not otherwise be issuable as Certificated Notes.

  The Depositary has advised the Company and the Agents as follows: The Depositary is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. The Depositary was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers (including the Agents), banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own the Depositary. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

  A further description of the Depositary's procedures with respect to Global Securities representing Book-Entry Notes is set forth in the Prospectus under "Description of Debt Securities--Global Securities". The Depositary has confirmed to the Company, the Agents and the Trustee that it intends to follow such procedures.

OTHER PROVISIONS; ADDENDA

  Any provisions with respect to any Registered Note, including the determination of a Base Rate, the calculation of the interest rate applicable to a Floating Rate Note, and the specification of one or more Base Rates, the Interest Payment Dates, the Stated Maturity or any other variable term relating thereto, may be modified as specified under "Other Provisions" on the face of such Note or in an Addendum relating thereto, if so specified on the face of such Note and in the applicable Pricing Supplement.

AMORTIZING NOTES

  The Company may from time to time offer Amortizing Notes. Unless otherwise specified in the applicable Pricing Supplement, interest on each Amortizing Note will be computed on the basis of a 360-day year of twelve 30-day months. Payments with respect to Amortizing Notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. Further information concerning additional terms and provisions of Amortizing Notes will be specified in the applicable Pricing Supplement. A table setting forth repayment information in respect of each Amortizing Note will be included in the applicable Pricing Supplement and set forth in each such Note.

OPTIONAL REDEMPTION, REPAYMENT AND REPURCHASE

  The Pricing Supplement relating to each Registered Note will indicate either that such Note cannot be redeemed prior to Stated Maturity or that such Note will be redeemable at the option of the Company, in whole or in part, and the date or dates (each an "Optional Redemption Date") on which such Note may be redeemed and the price (the "Redemption Price") at which (together with accrued interest to such Optional Redemption Date) such Note may be redeemed on each such Optional Redemption Date. The Company may exercise such option with respect to a Registered Note by notifying the Trustee and the Paying Agent for such Note at least 45 days prior to any Optional Redemption Date. At least 30 but not more than 60 days prior to the Optional Redemption Date, the Trustee shall mail notice or cause the Paying Agent to mail notice of such redemption, first class, postage prepaid, to the record Holder of such Registered Note. In the event of redemption of a Registered Note in part only, a new Note or Notes for the unredeemed portion thereof shall be issued to the Holder thereof upon the cancellation thereof. Unless otherwise specified in the applicable Pricing Supplement, the Registered Notes will not be subject to any sinking fund.

  The Pricing Supplement relating to each Registered Note will also indicate whether the Holder of such Note will have the option to elect repayment of such Note by the Company prior to its Stated Maturity, and, if so, such Pricing Supplement will specify the date or dates on which such Note may be repaid (each an "Optional Repayment Date") and the price (the "Optional Repayment Price") at which (together with accrued interest to such Optional Repayment
Date) such Note may be repaid on each such Optional Repayment Date.

  In order for a Registered Note to be repaid, the Paying Agent for such Registered Note must receive, at least 30 but not more than 45 days prior to an Optional Repayment Date (i) such Registered Note with the form entitled "Option to Elect Repayment" on the reverse thereof duly completed, or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the Holder of such Registered Note, the principal amount of such Registered Note to be repaid, the certificate number or a description of the tenor and terms of such Registered Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Registered Note to be repaid with the form entitled "Option to Elect Repayment" on the reverse of the Registered Note duly completed will be received by such Paying Agent not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter. If the procedure described in clause (ii) of the preceding sentence is followed, then such Registered Note and form duly completed must be received by such Paying Agent by such fifth Business Day. Any tender of a Registered Note by the Holder for repayment shall be irrevocable. The repayment option may be exercised by the Holder of a Registered Note for less than the entire principal amount of such Note, provided that the principal amount of such Note remaining outstanding after repayment is an authorized denomination. Upon such partial repayment, such Registered Note shall be cancelled and a new Note or Notes for the remaining principal amount thereof shall be issued in the name of the Holder of such repaid Note.

  If a Registered Note is represented by a Global Security, the Depositary's nominee will be the Holder of such Note and therefore will be the only entity that can exercise a right to repayment. In order to ensure that the Depositary's nominee will timely exercise a right to repayment with respect to a particular Registered Note, the beneficial owner of such Note must instruct the broker or other direct or indirect participant through which such beneficial owner holds an interest in such Note to notify the Depositary of its desire to exercise a right to repayment. Cut-off times for accepting instructions from their customers are established on an individual basis by each such broker or participant and, accordingly, each beneficial owner should consult the broker or such participant through which such beneficial owner holds an interest in a Registered

Note in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the Depositary.

  Notwithstanding anything in this Prospectus Supplement to the contrary, if a Registered Note is an Original Issue Discount Note (other than an Indexed
Note), the amount payable on such Note in the event of redemption or repayment prior to its Stated Maturity shall be the Amortized Face Amount of such Note as of the date of redemption or the date of repayment, as the case may be. The "Amortized Face Amount" of an Original Issue Discount Note shall be the amount equal to (i) the Issue Price set forth in the applicable Pricing Supplement plus (ii) that portion of the difference between the Issue Price and the principal amount of such Note that has accrued at the Yield to Maturity set forth in the Pricing Supplement (computed in accordance with generally accepted United States bond yield computation principles) by such date of redemption or repayment, but in no event shall the Amortized Face Amount of an Original Issue Discount Note exceed its principal amount.

  The Company may at any time purchase Registered Notes at any price in the open market or otherwise. Registered Notes so purchased by the Company may, at the discretion of the Company, be held or resold or surrendered to the Trustee for cancellation.

                                 CURRENCY RISKS

EXCHANGE RATES AND EXCHANGE CONTROLS

  An investment in a Registered Note having a Specified Currency other than U.S. dollars entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Such risks include, without limitation, the possibility of significant changes in rates of exchange between the U.S. dollar and such Specified Currency and the possibility of the imposition or modification of foreign exchange controls with respect to such Specified Currency by either the United States or foreign governments. Such risks generally depend on factors over which the Company has no control, such as economic and political events and the supply of and demand for the relevant currencies. In recent years, rates of exchange between the U.S. dollar and certain currencies have been highly volatile, and such volatility may occur in the future. Fluctuations in any particular exchange rate that have occurred in the past, however, are not necessarily indicative of fluctuations in the rate that may occur during the term of any Registered Note. Depreciation of the Specified Currency for a Registered Note against the U.S. dollar would result in a decrease in the effective yield of such Note (on a U.S. dollar basis) below its coupon rate and, in certain circumstances, could result in a loss to the investor on a U.S. dollar basis.

  Governments have from time to time imposed, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a Specified Currency for making payments in respect of Registered Notes denominated in such currency. At present, the Company has identified the following currencies in which payments of principal, premium and/or interest on Registered Notes may be made: Australian dollars, Canadian dollars, Danish kroner, Italian lire, Japanese yen, New Zealand dollars, U.S. dollars and ECU. However, the Company may determine at any time to issue Registered Notes with Specified Currencies other than those listed. There can be no assurances that exchange controls will not restrict or prohibit payments of principal, premium and/or interest in any Specified Currency. Even if there are no actual exchange controls, it is possible that, on a payment date with respect to any particular Registered Note, the currency in which amounts then due in respect of such Note are payable would not be available to the Company. In that event, the Company will pay such amounts in the manner set forth under "Description of Registered Notes--Payment of Principal and Interest" above.

  THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT DESCRIBE ALL THE RISKS OF AN INVESTMENT IN REGISTERED NOTES DENOMINATED IN A CURRENCY OTHER THAN U.S. DOLLARS. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY

AN INVESTMENT IN REGISTERED NOTES DENOMINATED IN A CURRENCY OTHER THAN U.S. DOLLARS. SUCH NOTES ARE NOT AN APPROPRIATE INVESTMENT FOR PERSONS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

  The information set forth in this Prospectus Supplement is directed to prospective purchasers of Registered Notes who are United States residents, and the Company disclaims any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase or holding of, or receipt of payments of principal, premium and/or interest in respect of, Registered Notes. Such persons should consult their own legal and financial advisors with regard to such matters.

  Any Pricing Supplement relating to Registered Notes having a Specified Currency other than U.S. dollars will contain information concerning historical exchange rates for such currency against the U.S. dollar, a brief description of such currency and any exchange controls affecting such currency, and any other required information concerning such currency.

PAYMENT CURRENCY

  Except as set forth below, if payment in respect of a Registered Note is required to be made in a Specified Currency other than U.S. dollars and such currency is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond the Company's control or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of such Note shall be made in U.S. dollars until such currency is again available to the Company or so used. The amounts so payable on any date in such currency shall be converted into U.S. dollars on the basis of the most recently available Market Exchange Rate for such currency or as otherwise indicated in the applicable Pricing Supplement. Any payment in respect of such Note made under such circumstances in U.S. dollars will not constitute an Event of Default under the Indenture under which such Note shall have been issued. Notwithstanding the foregoing, if a Specified Currency is unavailable to the Company solely because such currency no longer constitutes legal tender because it has been replaced by the ECU or the new single currency of the European Union once monetary union takes effect pursuant to Article 109l of the Treaty establishing the European Community, the amounts so payable in respect of such Note shall, beginning with the date such replacement becomes effective, be made in the relevant new single currency of the European Union; the amounts so payable on any date shall be converted into such single currency on the basis of the conversion officially in effect in the European Union on the effective date of such replacement.

  If payment in respect of a Registered Note is required to be made in ECU and ECU are unavailable to the Company due to the imposition of exchange controls or other circumstances beyond the Company's control or are no longer used in the European Monetary System, then all payments in respect of such Note shall be made in U.S. dollars until ECU are again available to the Company or so used. The amount of each payment in U.S. dollars shall be computed on the basis of the equivalent of the ECU in U.S. dollars, determined as described below, as of the second Business Day prior to the date on which such payment is due.

  The equivalent of the ECU in U.S. dollars as of any date (the "Day of Valuation") shall be determined by the Paying Agent on the following basis. The component currencies of the ECU for this purpose (the "Components") shall be the currency amounts that were components of the ECU as of the last date on which the ECU was used in the European Monetary System. The equivalent of the ECU in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of the Components. The U.S. dollar equivalent of each of the Components shall be determined by the Paying Agent on the basis of the most recently available Market Exchange Rates for such Components or as otherwise indicated in the applicable Pricing Supplement.

  If the official unit of any component currency is altered by way of combination or subdivision, the number of units of that currency as a Component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as Components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any component currency is divided into two or more currencies, the amount of that currency as a Component shall be replaced by amounts of such two or more currencies, each of which shall be equal to the amount of the former component currency divided by the number of currencies into which that currency was divided.

  All determinations referred to above made by the Paying Agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on holders of Registered Notes.

FOREIGN CURRENCY JUDGMENTS

  The Notes will be governed by and construed in accordance with the law of the State of New York. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. A 1987 amendment to the Judiciary Law of the State of New York provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree.

                        UNITED STATES TAX CONSIDERATIONS

  The following is a summary of certain United States federal income tax considerations that may be relevant to a Holder of a Registered Note that is a U.S. Person (as defined in the Prospectus) or that otherwise is subject to United States federal income taxation on a net income basis in respect of a Registered Note (a "United States holder"). This summary is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change which change could apply retroactively and could affect the continued validity of this summary. This summary deals only with United States holders that will hold Registered Notes as capital assets, and does not address tax considerations applicable to investors that may be subject to special tax rules, such as banks, insurance companies, dealers in securities or currencies, persons that will hold Registered Notes as part of an integrated investment (including a "straddle"), tax exempt organizations or persons that have a "functional currency" other than the U.S. dollar.

  Investors should consult their own tax advisors in determining the tax consequences to them of holding Registered Notes, including the application to their particular situation of the tax considerations discussed below, as well as the application of state, local or other tax laws.

PAYMENTS OR ACCRUALS OF INTEREST

  Payments of or accruals of "qualified stated interest" (as defined below under "Original Issue Discount") on a Registered Note will be taxable to a United States holder as ordinary interest income at the time that such amounts are accrued or received (in accordance with the United States holder's method of tax accounting). If a United States holder elects to receive payments of interest pursuant to the terms of a Registered Note in a currency or currency unit other than U.S. dollars (a "foreign currency"), the amount of interest income realized by the United States holder will be the U.S. dollar value of the foreign currency payment based on the exchange rate in effect on the date of receipt regardless of whether the payment in fact is converted into U.S. dollars. In the case of an accrual basis United States holder, the amount of interest income will be based on the average exchange rate in effect during the interest accrual period (or with respect to an interest accrual period that spans two taxable years, at the average exchange rate for the partial period within the taxable year). Alternatively, such United States holder may elect to translate all interest income on foreign currency-denominated Registered Notes at the spot rate on the last day of the accrual period (or the last day of the taxable year, in the case of an accrual period that spans more than one taxable year) or on the date the interest payment is received if such date is within five business days of the end of the accrual period. A United States holder that makes such an election must apply it consistently to all debt instruments from year to year and cannot change the election without the consent of the Internal Revenue Service (the "IRS"). A United States holder that uses the accrual method of accounting for tax purposes will recognize foreign currency gain or loss, as the case may be, on the receipt of a foreign currency interest payment if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. This foreign currency gain or loss will be treated as ordinary income or loss but generally will not be treated as an adjustment to interest income received on the Registered Note.

PURCHASE, SALE AND RETIREMENT OF REGISTERED NOTES

  A United States holder's tax basis in a Registered Note generally will equal the cost of such Note to such holder, increased by any amounts includible in income by such holder as original issue discount and market discount and reduced by any amortized premium (each as described below) and any payments other than qualified stated interest made on such Note. In the case of a Registered Note denominated in a currency other than the U.S. dollar (a "Foreign Currency Registered Note"), the cost of such Note to a United States holder will be the U.S. dollar value of the foreign currency purchase price on the date of purchase calculated at the exchange rate in effect on the date of purchase. In the case of a Foreign Currency Registered Note that is traded on an established securities market, a cash-basis United States holder (or, if it so elects, an accrual-basis United States holder) will determine the U.S. dollar value of the cost of such Foreign Currency Registered Note by translating the amount paid at the spot rate of exchange on the settlement date of the purchase. The amount of any subsequent adjustments to a United States holder's tax basis in a Registered Note in respect of foreign currency-denominated original issue discount, market discount and premium will be determined in the manner described below for such adjustments. The conversion of U.S. dollars to a foreign currency and the immediate use of that currency to purchase a Registered Note generally will not result in taxable gain or loss for a United States holder.

  Upon the sale, exchange or retirement of a Registered Note, a United States holder generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (less any accrued qualified stated interest, which will be taxable as such) and the United States holder's tax basis in the Registered Note. If a United States holder elects to receive foreign currency in respect of the sale, exchange or retirement of a Foreign Currency Registered Note, the amount realized generally will be the dollar value of the foreign currency received calculated at the exchange rate in effect on the date the Foreign Currency Registered Note is disposed of or retired. In the case of a Foreign Currency Registered Note that is traded on an established securities market, a cash-basis United States holder (or, if it so elects, an accrual-basis United States holder) will determine the U.S. dollar value of the amount realized by translating such amount at the spot rate of exchange on the settlement date of the sale, exchange or retirement.

  The election available to accrual-basis United States holders in respect of the purchase and sale of Foreign Currency Registered Notes traded on an established securities market, which is discussed in the two preceding paragraphs, must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the IRS.

  Except as discussed below with respect to market discount and foreign currency gain or loss, gain or loss recognized by a United States holder on the sale, exchange or retirement of a Registered Note generally will be long-term capital gain or loss if the United States holder has held the Note for more than one year at the time of disposition. The Internal Revenue Code of 1986, as amended (the "Code"), provides preferential treatment under certain circumstances for net long-term capital gains realized by individual investors. The ability of United States holders to offset capital losses against ordinary income is limited.

  Notwithstanding the foregoing, gain or loss recognized by a United States holder on the sale, exchange or retirement of a Foreign Currency Registered Note generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which such holder held such Note. This foreign currency gain or loss will not be treated as an adjustment to interest income on the Note.

ORIGINAL ISSUE DISCOUNT

  United States holders of Original Issue Discount Notes generally will be subject to the special tax accounting rules for original issue discount obligations provided by the Code and certain Treasury regulations thereunder (the "OID Regulations"). United States holders of such Notes should be aware that, as described in greater detail below, they generally must include original issue discount in ordinary gross income for United States federal income tax purposes as it accrues, in advance of the receipt of cash attributable to that income.

  Registered Notes issued with original issue discount for U.S. tax purposes include (i) any Registered Note where the difference between (x) the first price at which a substantial amount of the Registered Notes that are part of the same issue is sold for money (other than to an underwriter, placement agent or wholesaler) (the "Issue Price") and (y) the stated redemption price at maturity of the Registered Note is at least 0.25% of that stated redemption price multiplied by the number of full years from the issue date of the Registered Note until its maturity and (ii) any other Registered Notes designated by the Company as issued with original issue discount for U.S. federal income tax purposes. All such Registered Notes are referred to herein as Discount Notes. The stated redemption price at maturity of a Discount Note is the total of all payments to be made under the Discount Note other than payments of "qualified stated interest." The term "qualified stated interest" generally means stated interest that is unconditionally payable in cash or property (other than debt instruments issued by the Company) at least annually during the entire term of a Discount Note at a single fixed rate of interest or, subject to certain conditions, based on one or more interest indices.

  In general, each United States holder of a Discount Note having a maturity in excess of one year, whether such United States holder uses the cash or the accrual method of tax accounting, will be required to include in ordinary gross income the sum of the "daily portions" of original issue discount on that Note for all days during the taxable year that the United States holder owns the Note. The daily portions of original issue discount on a Discount Note are determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that accrual period. Accrual periods may be any length and may vary in length over the term of a Discount Note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the final day or on the first day of an accrual period. In the case of an initial holder, the amount of original issue discount on a Discount Note allocable to each accrual period is determined by (i) multiplying the "adjusted issue price" (as defined below) of the Note at the beginning of the accrual period by a fraction, the numerator of which is the annual yield to maturity of the Note and the denominator of which is the number of accrual periods in a year and (ii) subtracting from that product the amount (if any) payable as qualified stated interest allocable to that accrual period. In the case of a Discount Note that is a Floating Rate Note, both the "annual yield to maturity" and the "qualified stated interest" will be determined for these purposes as though the Note will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the Note on its date of issue or, in the case of certain Floating Rate Notes, the rate that reflects the yield that is reasonably expected for the Note. (Additional rules may apply if interest on a Floating Rate Note is based on more than one interest index.) The "adjusted issue price" of a Discount Note at the beginning of any accrual period will generally be the sum of its Issue Price (including accrued interest, if any) and the amount of original issue discount allocable to all prior accrual periods, reduced by the amount of all payments other than qualified stated interest payments (if any) made with respect to such Note in all prior accrual periods. All payments on a Discount Note (other than qualified stated interest) will generally be viewed first as payments of previously accrued original issue discount (to the extent thereof), with payments considered made from the earliest accrual periods first, and then as a payment of principal. The "annual yield to maturity" of a Note is the discount rate (appropriately adjusted to reflect the length of accrual periods) that causes the present value on the issue date of all payments on the Note to equal the Issue Price. As a result of this "constant yield" method of including original issue discount income, the amounts so includible in gross income by a United States holder in respect of a Discount Note denominated in U.S. dollars are lesser in the early years and greater in the later years than amounts that would be includible on a straight-line basis.

  A United States holder generally may make an irrevocable election to include in its income its entire return on a Note (i.e., the excess of all remaining payments to be received on the Note, including payments of qualified stated interest, over the amount paid by such United States holder for such Note) under the constant yield method described above. For Notes purchased at a premium or bearing market discount in the hands of the United States holder, the United States holder making such election will also be deemed to have made the election (discussed below in "Premium and Market Discount") to amortize premium or to accrue market discount in income currently on a constant yield basis.

  In the case of a Discount Note that is also a Foreign Currency Registered Note, a United States holder should determine the U.S. dollar amount includible as original issue discount for each accrual period by (i) calculating the amount of original issue discount allocable to each accrual period in the foreign currency using the constant yield method described above, and (ii) translating the foreign currency amount so received at the average exchange rate in effect during that accrual period (or, with respect to an interest accrual period that spans two taxable years, at the average exchange rate for the partial period within the United States holder's taxable year). Alternatively, such holder may translate the foreign currency amount so derived at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year, in the case of an accrual period that includes more than one taxable year) provided that the United States holder has made an election as described under "Payments of Interest" above. Because exchange rates may fluctuate, a United States holder of a Discount Note that is also a Foreign Currency Registered Note may recognize a different amount of original issue discount income in each accrual period than would the holder of an otherwise similar Discount Note denominated in U.S. dollars. Upon the receipt of an amount attributable to original issue discount (whether in connection with a payment of an amount that is not qualified stated interest or the sale or retirement of the Discount Note), a United States holder will recognize ordinary income or loss measured by the difference between the amount received (translated into U.S. dollars at the exchange rate in effect on the date of receipt or on the date of disposition of the Discount Note, as the case may be) and the amount accrued (using the exchange rate applicable to such previous accrual).

  A subsequent United States holder of a Discount Note that purchases the Note at a cost less than its remaining redemption amount (as defined below) also generally will be required to include in gross income the daily portions of original issue discount, calculated as described above. However, if the subsequent United States holder acquires the Discount Note at a price greater than its adjusted issue price, the subsequent United States holder may reduce its periodic inclusions of original issue discount income to reflect the premium paid over the adjusted issue price. The "remaining redemption amount" for a Discount Note is the total of all future payments to be made on the Note other than payments of qualified stated interest.

  Certain of the Discount Notes may be redeemed prior to their Maturity Date, either at the option of the Company or at the option of the holder. Discount Notes containing such features may be subject to rules that differ from the general rules discussed above. Investors that purchase Discount Notes with such features should carefully examine the applicable Pricing Supplement and should consult their own tax advisers with respect to such features since the tax consequences with respect to original issue discount will depend, in part, on the particular terms and features of the purchased Discount Notes.

SHORT-TERM NOTES

  The rules set forth above will also generally apply to Discount Notes having maturities of not more than one year ("Short-Term Notes"), but with certain modifications.

  First, the OID Regulations provide that no payments of interest on a Short-Term Note will be considered to be qualified stated interest, but rather treat such interest payments as part of the Short-Term Note's stated redemption price at maturity, thereby giving rise to original issue discount. Thus, all Short-Term Notes will be Discount Notes. Except as noted below, a cash-basis United States holder of a Short-Term Note that does not identify the Short-Term Note as part of a hedging transaction will generally not be required to accrue original issue discount currently, but such United States holder will be required to treat any gain realized on a sale, exchange or retirement of the Short-Term Note as ordinary income to the extent such gain does not exceed the original issue discount accrued with respect to the Short-Term Note during the period the United States holder held the Short-Term Note. Such a United States holder may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry such Note until the Maturity of the Note or its earlier disposition in a taxable transaction. Notwithstanding the foregoing, a cash-basis United States holder of a Short-Term Note may elect to accrue original issue discount into income on a current basis (in which case the limitation on the deductibility of interest described above will not apply). A United States holder using the accrual method of tax accounting and certain cash method United States holders (including banks, securities dealers, regulated investment companies and certain trust funds) generally will be required to include original issue discount on a Short-Term
Note in gross income on a current basis. Original issue discount will be treated as accruing for these purposes on a ratable basis or, at the election of the United States holder, on a constant yield basis based on daily compounding.

  Second, any United States holder of a Short-Term Note (whether a cash- or accrual-basis holder) can elect to accrue the "acquisition discount," if any, with respect to the Note on a current basis. Acquisition discount is the excess of the remaining redemption amount of the Note at the time of acquisition over the purchase price. Acquisition discount will be treated as accruing ratably or, at the election of the holder, under a constant yield method based on daily compounding. If the election to accrue acquisition discount is made, the original issue discount rules will not apply with respect to the Short-Term Note.

  Finally, the market discount rules described below will not apply to Short-Term Notes.

  As described above, certain of the Registered Notes may be subject to special redemption features. These features may affect the determination of whether a Registered Note has a maturity of not more than one year and thus is a Short-Term Note. Investors that purchase Registered Notes with such features should carefully examine the applicable Pricing Supplement, and should consult their own tax advisers with respect to such features.

PREMIUM AND MARKET DISCOUNT

  A United States holder of a Registered Note that purchases the Note at a cost greater than its principal amount will be considered to have purchased the Note at a premium, and may elect to amortize such premium as an offset to interest income, using a constant yield method, over the remaining term of the Notes. Such election, once made, generally applies to all debt instruments held or subsequently acquired by such United States holder during or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. A United States holder that elects to amortize such premium must reduce its tax basis in a Registered Note by the amount of the premium amortized during its holding period. Discount Notes purchased at a premium will not be subject to the original issue discount rules described above. In the case of a premium in respect of a Foreign Currency Registered Note, a United States holder should calculate that amortization of the premium in the foreign currency. Amortization deductions attributable to a period reduce interest payments in respect of that period, and therefore are translated into U.S. dollars at the rate used by the United States holder for such interest payments. Exchange gain or loss will be realized with respect to amortized premium on a Foreign Currency Note based on the difference between the exchange rate computed as described above and the exchange rate on the date on which the United States holder acquired the Note. With respect to a United States holder that does not elect to amortize premium, the amount of premium will be included in the United States holder's tax basis when the Note matures or is disposed of by the United States holder. Therefore, a United States holder that does not elect to amortize such premium will generally be required to treat the premium as capital loss when the Note matures.

  If a United States holder of a Registered Note purchases such Note at a price that is lower than its remaining redemption amount, or in the case of a Discount Note, its adjusted issue price, by 0.25% or more of its remaining redemption amount, (or adjusted issue price) multiplied by the number of remaining whole years to maturity, the Registered Note will be considered to bear "market discount" in the hands of such United States holder. In such case, gain realized by the United States holder on the disposition of the Registered Note generally will be treated as ordinary interest income to the extent of the market discount that accrued on such Note while held by such United States holder. In addition, such United States holder could be required to defer the deduction of a portion of the interest paid on any indebtedness incurred or continued to purchase or carry the Registered Note. In general terms, market discount on a Registered Note will be treated as accruing ratably over the term of such Note, or, at the election of such United States holder, under a constant yield method. Market discount on a Foreign Currency Note will be accrued by a United States holder in the Specified Currency. The amount includible in income by a United States holder in respect of such accrued market discount will be the U.S. dollar value of the amount accrued, generally calculated at the exchange rate in effect on the date that the Note is disposed of by the United States holder.

  A United States holder may elect to include market discount in gross income currently as it accrues (on either a ratable or constant yield basis), in lieu of treating a portion of any gain realized on a sale of a Note as ordinary income. If a United States holder elects to include market discount on a current basis, the interest deduction deferral rule described above will not apply. Such election, once made, applies to all market discount debt instruments acquired by the United States holder on or after the first day of the first taxable year to which such election applies, and may not be revoked without the consent of the IRS. Any accrued market discount on a Foreign Currency Registered Note that is currently includible in income will be translated into U.S. dollars at the average exchange rate for the accrual period (or portion thereof within the United States holder's taxable year).

INDEXED NOTES AND OTHER CONTINGENT PAYMENT NOTES

  The tax treatment of a United States holder of an Indexed Note will depend on factors including the specific index or indices used to determine indexed payments on the Note and the amount and timing of any noncontingent payments of principal and interest. Tax considerations relevant to holders of Indexed Notes and other Notes providing for contingent payments will be discussed in the applicable Pricing Supplement.

INFORMATION REPORTING AND BACKUP WITHHOLDING

  The Paying Agent will be required to file information returns with the IRS with respect to payments made to certain United States holders of Notes. In addition, certain United States holders may be subject to a 31 percent backup withholding tax in respect of such payments if they do not provide their taxpayer identification numbers to the Paying Agent. Persons holding Notes who are not United States holders may be required to comply with applicable certification procedures to establish that they are not United States holders in order to avoid the application of such information reporting requirements and backup withholding tax.

                             PLAN OF DISTRIBUTION

  The Registered Notes are being offered on a continuous basis by the Company through the Agents, which have agreed to use their reasonable best efforts to solicit orders to purchase Registered Notes. Initial purchasers may propose certain terms of the Registered Notes, but the Company will have the right to accept orders to purchase Registered Notes and may reject proposed purchases in whole or in part. The Agents shall have the right, in their discretion reasonably exercised, to reject any proposed purchase of Registered Notes in whole or in part. The Company will pay any Agent a commission of from .125% to
 .750% of the principal amount of Registered Notes with a Stated Maturity of nine months to 30 years sold through it, depending upon Stated Maturity. Commissions with respect to Notes with Stated Maturities in excess of 30 years which are sold through an Agent will be negotiated between the Company and such Agent at the time of such sale.

  The Company may arrange for Registered Notes to be sold through any Agent acting as underwriter or may sell Registered Notes directly to investors on its own behalf. In the case of sales made directly by the Company, no commission or discount in lieu thereof will be paid or allowed. The Company also may sell Registered Notes to any Agent as principal for its own account at a price to be agreed upon at the time of sale. Such Notes may be resold by such Agent to one or more investors at a fixed public offering price or at prevailing market prices, or at prices related thereto, at the time of such resale, as determined by such Agent. Unless otherwise specified in the applicable Pricing Supplement, any Registered Note sold to an Agent as principal will be purchased by such agent at a price equal to 100% of the principal amount thereof less a percentage of the principal amount equal to the commission applicable to an agency sale (as described below) of a Note of identical maturity.

  Any Agent may sell Registered Notes it has purchased from the Company as principal to other dealers for resale to investors and other purchasers, and may allow any portion of the discount received in connection with such purchase from the Company to such dealers. After the initial public offering of Registered Notes, the public offering price (in the case of Registered Notes to be resold at a fixed public offering price), the concession and the discount may be changed.

  No Registered Note will have an established trading market when issued. The Registered Notes will not be listed on any securities exchange. The Agents may make a market in the Registered Notes, but the Agents are not obligated to do so and may discontinue any market-making at any time without notice. There can be no assurance of a secondary market for any Registered Notes, or that any Registered Notes will be sold.

  The Agents, whether acting as agent or principal, may be deemed to be "underwriters" within the meaning of the Securities Act. The Company has agreed to indemnify the Agents against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the Agents may be required to make in respect thereof.

  The Registered Notes have not been and will not be registered under the Securities and Exchange Law of Japan. The Company and the Agents will agree not to offer or sell any Registered Note directly or indirectly in Japan or to residents of Japan or for the benefit of any Japanese person (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale directly or indirectly in Japan or to any Japanese person except in circumstances that result in compliance with any applicable laws, regulations and ministerial guidelines of Japan taken as a whole.

  In addition to the Registered Notes being offered through the Agents as described herein, Bearer Notes that may have terms identical or similar to the terms of the Registered Notes may be concurrently offered by the Company on a continuous basis outside the United States (as defined in the Prospectus) pursuant to a distribution agreement with affiliates of the Agents. Pursuant to such distribution agreement, such affiliates may also purchase Bearer Notes as principal for their own accounts or for resale, and the Company may make direct sales of Bearer Notes on its own behalf. Any Bearer Notes so offered and sold will reduce correspondingly the maximum aggregate principal amount of Registered Notes that may be offered by this Prospectus Supplement and the accompanying Prospectus.

  In the ordinary course of their respective businesses, affiliates of J.P. Morgan Securities Inc. have engaged, and will in the future engage, in normal commercial banking transactions with the Company and certain of its subsidiaries.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE   +
+SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY  +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS +
+SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY  +
+NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH    +
+OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR        +
+QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.                    +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                   SUBJECT TO COMPLETION, DATED JULY 13, 1995
PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JULY   , 1995)
                                U.S.$584,662,000
                             MCDONALD'S CORPORATION
                          MEDIUM-TERM NOTES, SERIES E
                DUE FROM 184 DAYS TO 60 YEARS FROM DATE OF ISSUE
                                  ----------
  McDonald's Corporation (the "Company" or "McDonald's") may from time to time offer its Medium-Term Notes, Series E (the "Notes") with an aggregate initial public offering price or purchase price of up to $584,662,000, or the equivalent thereof in one or more other currencies or composite currencies including European Currency Units ("ECU"), subject to reduction as a result of the sale of other Debt Securities. In addition to the Notes in bearer form
("Bearer Notes") being offered hereby outside the United States, the Company may from time to time offer Notes in registered form ("Registered Notes") in the United States. A separate Prospectus Supplement will be used for any such offering of Registered Notes. Any Registered Notes sold will reduce correspondingly the principal amount of Bearer Notes that may be sold hereunder. See "Plan of Distribution."
  Each Bearer Note will not, in connection with its original issuance, or during the period of 40 days after its Original Issue Date, be offered, sold or delivered, directly or indirectly, within the United States or to U.S. Persons, except to the extent permitted under U.S. Treasury regulations. See "Plan of
Distribution." All Bearer Notes that have the same Original Issue Date and otherwise identical terms will be represented initially by a Temporary Global
Note to be delivered to a common depositary outside the United States for
Euroclear and Cedel. Beneficial interests in a Temporary Global Note will be exchangeable for beneficial interests in a Permanent Global Note or for individual Bearer Notes only in the manner and upon compliance with the procedures described under "Description of Bearer Notes--Denomination, Form and
Transfer."
  Payments in respect of Bearer Notes will be made without deduction for United
States withholding taxes to the extent described herein. Each Bearer Note may be redeemed in whole, at the redemption price thereof, if certain events occur involving United States withholding taxes or information reporting requirements. See "Tax Redemption" and "Special Tax Redemption" under
"Description of Bearer Notes."
  Each Bearer Note will mature on any day 184 days from its Original Issue Date and may be subject to redemption at the option of the Company, or to repayment at the option of the Holder, prior to Stated Maturity. Each Bearer Note will be denominated in the currency designated by the Company (the "Specified
Currency"). See "Currency Risks." Each Bearer Note will bear interest at a fixed rate (a "Fixed Rate Note"), which may be zero in the case of certain
Original Issue Discount Notes, or at a floating rate (a "Floating Rate Note")
determined by reference to the CD Rate, the CMT Rate, the Commercial Paper
Rate, the Federal Funds Rate, LIBOR, the Prime Rate, the Treasury Rate or any
other Base Rate, as selected by the initial purchaser and agreed to by the
Company, adjusted by the Spread and/or Spread Multiplier, if any, applicable to such Note. A Bearer Note may be issued as an indexed note (an "Indexed Note")
the interest amount (an "Interest Indexed Note") or principal amount (a
"Principal Indexed Note" and, together with Interest Indexed Notes, "Indexed
Notes") payable at Maturity of which will be determined by reference to a designated stock, currency, commodity or other index or will otherwise be determined by application of a formula. See "Description of Bearer Notes--
Indexed Notes." The Specified Currency, any applicable interest rate or interest rate formula, any applicable index formula, reset provisions, Issue
Price, Stated Maturity, any Interest Payment Dates, any redemption and repayment provisions and certain other terms applicable to each Bearer Note will be established at the Original Issue Date of such Bearer Note and set forth in a pricing supplement to this Prospectus Supplement (a "Pricing
Supplement").
  Unless otherwise specified in the applicable Pricing Supplement, interest on
Fixed Rate Notes, other than in the case of Original Issue Discount Notes, will be payable each February 15 and August 15 and at Maturity. Interest on Floating
Rate Notes will be payable on the dates determined at the time of issuance and set forth in the applicable Pricing Supplement.
  Unless otherwise specified in the applicable Pricing Supplement, Bearer Notes will be issued only in minimum denominations of U.S.$25,000 and any larger amount that is an integral multiple of U.S.$5,000 or, in the case of a Bearer
Note having a Specified Currency other than U.S. dollars, in the minimum denominations set forth in the applicable Pricing Supplement.
  Application has been made to list the Bearer Notes on the Luxembourg Stock
Exchange. Unlisted Bearer Notes may also be issued as indicated in the applicable Pricing Supplement.
                                  ----------
THESE SECURITIES  HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE  SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
 AND  EXCHANGE COMMISSION OR ANY  STATE SECURITIES COMMISSION PASSED  UPON THE
  ACCURACY OR ADEQUACY  OF THIS PROSPECTUS SUPPLEMENT, THE  PROSPECTUS OR ANY
   SUPPLEMENT HERETO. ANY REPRESENTATION  TO THE CONTRARY  IS A CRIMINAL  OF-
   FENSE.
- - --------------------------------------------------------------------------------
- - --------------------------------------------------------------------------------

                         PRICE TO PUBLIC(1)     AGENTS' COMMISSION(2)         PROCEEDS TO THE COMPANY(2)(3)
- - ---------------------------------------------------------------------------------------------------------------
Per Note................        100%                .125% to .750%                  99.875% to 99.250%
- - ---------------------------------------------------------------------------------------------------------------
Total(4)................  U.S.$584,662,000  U.S.$730,828 to U.S.$4,384,965 U.S.$583,931,173 to U.S.$580,277,035
- - ---------------------------------------------------------------------------------------------------------------

- - --------------------------------------------------------------------------------
(1) The Notes will be issued at 100% of their principal or, in the case of
    Principal Indexed Notes, face amount, unless otherwise specified in the applicable Pricing Supplement.
(2) The Company will pay a commission to Merrill Lynch International Limited,
    Goldman Sachs International, J.P. Morgan Securities Ltd., Morgan Stanley &
    Co. International Limited or Salomon Brothers International Limited or
    others, each as agent (collectively the "Agents"), in the form of a discount, ranging from .125% to .750%, depending upon the Stated Maturity of the Note, of the principal or, in the case of Principal Indexed Notes, face amount of any Note with a Stated Maturity of 184 days to 30 years sold through such Agent. Commissions with respect to Notes with Stated
    Maturities in excess of 30 years which are sold through an Agent will be negotiated between the Company and such Agent at the time of such sale. The
    Company may also sell Notes to any Agent as principal. Unless otherwise indicated in the applicable Pricing Supplement, any Note sold to an Agent as principal will be purchased by such Agent at a price to be agreed upon at the time of sale and may be resold by such Agent to one or more investors and other purchasers at a fixed public offering price or at varying prices relating to prevailing market prices at the time or times of resale to be determined by such Agent.
(3) Before deducting expenses payable by the Company estimated to be $       ,
    including reimbursement of certain of the Agents' expenses.
(4) Or the equivalent thereof in other currencies or composite currencies
    (including ECU).
                                  ----------
  The Bearer Notes are being offered on a continuous basis by the Company through the Agents, which have agreed to use their reasonable best efforts to solicit orders to purchase Bearer Notes. The Company may sell Bearer Notes at a discount to any Agent for its own account or for resale to one or more investors at a fixed public offering price or at varying prices relating to prevailing market prices at the time or times of resale, to be determined by such Agent. The Company also may arrange for such Bearer Notes to be sold through any Agent acting as an underwriter or may sell Bearer Notes directly to investors on its own behalf. There can be no assurance that the maximum amount of Bearer Notes offered by this Prospectus Supplement will be sold or that there will be a secondary market for any Bearer Notes. The Company reserves the right to withdraw, cancel or modify the offer made hereby without notice. The
Company or any Agent may reject any order to purchase Bearer Notes, whether or not solicited, in whole or in part. See "Plan of Distribution."
                                  ----------
MERRILL LYNCH INTERNATIONAL LIMITED
       GOLDMAN SACHS INTERNATIONAL
                J.P. MORGAN SECURITIES LTD.
                       MORGAN STANLEY & CO.
                             INTERNATIONAL
                                          SALOMON BROTHERS INTERNATIONAL LIMITED
                                  ----------
            The date of this Prospectus Supplement is July   , 1995.

  No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this Prospectus Supplement (including the accompanying Pricing Supplement) or the Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any underwriter or agent. This Prospectus Supplement (including the accompanying Pricing Supplement) and the Prospectus do not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. The delivery of this Prospectus Supplement (including the accompanying Pricing Supplement) or the Prospectus does not imply that the information herein or therein is correct as of any time subsequent to their respective dates. Investors are advised to read this Prospectus Supplement (including the accompanying Pricing Supplement) together with the Prospectus and the documents incorporated by reference herein and therein.

  References herein to "U.S. dollars" or "$" are to the lawful currency of the United States of America.

                               TABLE OF CONTENTS

       PROSPECTUS SUPPLEMENT        PAGE
       ---------------------        ----
Incorporation of Certain Documents
 by Reference......................  S-2
McDonald's Corporation.............  S-3
Summary Consolidated Financial
 Data..............................  S-4
Capitalization of McDonald's
 Corporation.......................  S-5
Description of Bearer Notes........  S-6
Currency Risks..................... S-23
Taxation in the United States...... S-26
Plan of Distribution............... S-27
General Information................ S-29

            PROSPECTUS               PAGE
            ----------               ----
Available Information..............    2
Incorporation of Certain Documents
 by Reference......................    2
McDonald's Corporation.............    3
Use of Proceeds....................    3
Ratio of Earnings to Fixed Charges.    3
Description of Debt Securities.....    4
Limitations on Issuance of Bearer
 Securities........................   11
Plan of Distribution...............   12
Legal Matters......................   13
Experts............................   13

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed by the Company with the United States Securities and Exchange Commission (the "Commission") pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

    (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, as amended by the Company's Form 10-K/A filed on June 27, 1995; and

    (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995.

  All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act ((which include the Company's annual reports on Form 10-K (including the portions of the Company's annual report to shareholders incorporated by reference therein) and quarterly reports on Form 10-Q) subsequent to the date of the Prospectus and prior to the termination of the offering of the Debt Securities (including the Notes)) referred to in the Prospectus shall be deemed to be incorporated by reference herein. Any statement contained in the Prospectus, this Prospectus Supplement or a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained in this Prospectus Supplement or the Prospectus or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

  Copies of any documents incorporated herein by reference will be available without charge at the office of Banque Generale du Luxembourg S.A. (the "Listing Agent"), 27 Avenue Monterey, L-2951, Luxembourg, Luxembourg. Any person receiving a copy of this Prospectus Supplement may obtain, without charge, upon written or oral request, a copy of any document incorporated by reference herein, except for the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written or telephone requests for any such document should be directed to Merrill Lynch International Limited, Ropemaker Place, 25 Ropemaker Street, London, England EC2Y 9LY, telephone: 876-3995.

  This Prospectus Supplement may be used for the offer, sale and listing of Bearer Notes with an aggregate initial offering price of up to U.S.$584,662,000, or the equivalent thereof in other currencies, subject to reduction as a result of the sale of other Debt Securities. Pursuant to the Euro Distribution Agreement, the Company will represent to the Agents that as of the Original Issue Date of any Bearer Note, neither the Prospectus nor any amendment thereof or supplement thereto will contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has undertaken in connection with the listing of the Bearer Notes on the Luxembourg Stock Exchange that, so long as any Bearer Notes remain outstanding and listed on such Exchange, in the event of any material adverse change in the business or financial condition of the Company that is not reflected in the Prospectus as then amended or supplemented, the Company will prepare an amendment or supplement to the Prospectus or publish a new Prospectus for use in connection with any subsequent offering and listing by the Company of Bearer Notes.

                             MCDONALD'S CORPORATION

  McDonald's Corporation and its subsidiaries develop, operate, franchise and service a worldwide system of restaurants which prepare, assemble, package and sell a limited menu of value-priced foods. These restaurants are operated by the Company and its subsidiaries or, under the terms of franchise agreements, by franchisees who are independent third parties, or by affiliates operating under joint venture agreements between the Company or its subsidiaries and local businesspeople.

  McDonald's restaurants offer a substantially uniform menu consisting of hamburgers and cheeseburgers, including the Big Mac and Quarter Pounder with Cheese sandwiches, the Filet-O-Fish, McGrilled Chicken and McChicken sandwiches, french fries, Chicken McNuggets, salads, shakes, sundaes and cones made with low fat frozen yogurt, pies, cookies and a limited number of soft drinks and other beverages. In addition, the restaurants sell a variety of products during limited promotional time periods. McDonald's restaurants operating in the United States are open during breakfast hours and offer a full breakfast menu including the Egg McMuffin and the Sausage McMuffin with Egg sandwiches, hotcakes and sausage; three varieties of biscuit sandwiches; Apple-Bran muffins; and cereals. McDonald's restaurants in many countries around the world offer many of these same products as well as other products and limited breakfast menus. The Company tests new products on an ongoing basis.

  McDonald's restaurants are located in all fifty of the United States and the District of Columbia, and in many foreign locations, principally Japan, Canada, Germany, England, Australia and France. At March 31, 1995, there were 15,370 restaurants worldwide, of which 9,795 were located in the United States and 5,575 in 78 other countries. An additional 327 restaurants were under construction at March 31, 1995, including 228 outside the United States.

  At March 31, 1995, 68% of McDonald's restaurants were operated by independent franchisees, 21% were operated by the Company and its subsidiaries and 11% were operated by affiliates (entities in which the Company and/or its subsidiaries have an equity interest of 50% or less and in which the remaining equity interest generally is owned by a local resident).

  The Company's principal executive offices are located at One McDonald's Plaza, Oak Brook, Illinois 60521, telephone: (708) 575-3000.

                             MCDONALD'S CORPORATION

                     SUMMARY CONSOLIDATED FINANCIAL DATA(1)

                           THREE MONTHS
                          ENDED MARCH 31,               YEAR ENDED DECEMBER 31,
                         ----------------- -------------------------------------------------
                         1995(2)  1994(2)    1994      1993      1992      1991      1990
                         -------- -------- --------- --------- --------- --------- ---------
                          (U.S. DOLLARS IN MILLIONS, EXCEPT PER SHARE OF COMMON STOCK DATA)
Systemwide sales
 (unaudited)(3)......... $6,671.6 $5,709.2 $25,987.4 $23,586.9 $21,885.4 $19,928.2 $18,758.9
                         ======== ======== ========= ========= ========= ========= =========
Income statement data:
  Sales by Company-
   operated restaurants.  1,511.6  1,244.7   5,792.6   5,157.2   5,102.5   4,908.5   5,018.9
  Revenues from
   franchised
   restaurants..........    649.7    551.3   2,528.2   2,250.9   2,030.8   1,786.5   1,620.7
                         -------- -------- --------- --------- --------- --------- ---------
  Total revenues........  2,161.3  1,796.0   8,320.8   7,408.1   7,133.3   6,695.0   6,639.6
  Income before
   provision for income
   taxes................    435.1    377.4   1,886.6   1,675.7   1,448.1   1,299.4   1,246.3
  Net income............    280.7    243.4   1,224.4   1,082.5     958.6     859.6     802.3
                         ======== ======== ========= ========= ========= ========= =========
Balance sheet data:
  Shareholders' equity
   at end of period..... $7,246.6 $6,462.8 $ 6,885.4 $ 6,274.1 $ 5,892.4 $ 4,835.1 $ 4,182.3
  Long-term debt at end
   of period............  3,986.4  3,560.0   2,935.4   3,489.4   3,176.4   4,267.4   4,428.7
  Total assets at end of
   period............... 14,213.5 12,183.1  13,591.9  12,035.2  11,681.2  11,349.1  10,667.5
                         ======== ======== ========= ========= ========= ========= =========
Per share of Common
 Stock:(4)..............
  Net income............ $   0.39 $   0.33 $    1.68 $    1.45 $    1.30 $    1.17 $    1.10
  Dividends declared....     0.06     0.05      0.23      0.21      0.20      0.18      0.17
                         ======== ======== ========= ========= ========= ========= =========
Other data:
  Ratio of earnings to
   fixed charges(5).....     4.66     4.70      5.26      4.86      3.96      3.53      3.48
                         ======== ======== ========= ========= ========= ========= =========
  Number of restaurants
   at end of period:
    Operated by
     franchisees........   10,477    9,886    10,458     9,832     9,237     8,735     8,131
    Operated by the
     Company............    3,143    2,741     3,083     2,699     2,551     2,547     2,643
    Operated by
     affiliates.........    1,750    1,491     1,664     1,462     1,305     1,136     1,029
                         -------- -------- --------- --------- --------- --------- ---------
      Total restaurants.   15,370   14,118    15,205    13,993    13,093    12,418    11,803
                         ======== ======== ========= ========= ========= ========= =========

- - --------
(1) The summary Income statement data, Balance sheet data and Number of restaurants data should be read in conjunction with the audited consolidated financial statements and accompanying Financial comments and the unaudited condensed consolidated financial statements and accompanying Financial comments of the Company in the documents incorporated by reference herein. See "Incorporation of Certain Documents by Reference."

(2) The financial information presented for the three months ended March 31, 1995 and 1994 is unaudited. In the opinion of the Company, all adjustments (consisting of normal recurring accruals) necessary for a fair presentation have been included.

(3) Systemwide sales represent sales by all Company-operated, franchised and affiliated restaurants.

(4) Per share of Common Stock data has been restated to reflect a two-for-one Common Stock split which was effected in the form of a stock dividend distributed on June 24, 1994, to common shareholders of record on June 7, 1994.

(5) The ratios of earnings to fixed charges shown above have been computed on a total enterprise basis. Earnings represent income before provision for income taxes and fixed charges. Fixed charges consist of interest on all indebtedness, amortization of debt issuance costs and discount or premium relating to any indebtedness, and such portion of rental charges (after reduction for related sublease income) considered to be representative of the interest component in the particular case.

                    CAPITALIZATION OF MCDONALD'S CORPORATION

  The following table sets forth the capitalization of the Company and its consolidated subsidiaries at March 31, 1995 and as adjusted to give effect to the issuance on June 13, 1995 of bonds totaling DM125 million and the application of the proceeds of that issuance.

                                                          MARCH 31, 1995
                                                       ---------------------
                                                                      AS
                                                       OUTSTANDING ADJUSTED
                                                       ----------- ---------
                                                           (IN MILLIONS)
Short-term debt, including current portion of long-
 term debt............................................  $   499.8  $   499.8
Long-term debt, less current portion..................    3,986.4    3,910.3(1)
DM125,000,000 bonds, 3.25% due 2000...................        --        80.9(2)
Shareholders' equity(3)...............................    7,246.6    7,246.6
                                                        ---------  ---------
Total capitalization(3)(4)............................  $11,732.8  $11,737.6
                                                        =========  =========

- - --------
(1) Reflects the application of the net proceeds of U.S.$76.1 million from the issuance of DM125 million bonds.
(2) Principal less unamortized discount translated at June 27, 1995 foreign exchange rate. There has not been a material change in this rate subsequent to June 27, 1995.
(3) At March 31, 1995, the Company had 1.25 billion authorized shares of Common Stock, without par value, of which 830.3 million were issued and 694.8 million were outstanding. In addition, at March 31, 1995 the Company had
    165.0 million authorized shares of preferred stock, without par value, of which 11.2 million were issued and outstanding. There has been no material change in the consolidated capitalization of the Company since March 31, 1995.
(4) The capitalization table presented above does not reflect the exchange offer of the Company's Preferred Stock, Series E for 8.35% subordinated deferrable interest debentures due 2025. The exchange offer was completed on June 30, 1995 and was effective as of July 1, 1995. The transaction will be recorded as an increase in debt and a reduction in Shareholders' equity of approximately $129 million. The transaction has no effect on the consolidated capitalization of the Company.

                          DESCRIPTION OF BEARER NOTES

  The following description of the particular terms of the Bearer Notes (to the extent not superseded in the applicable Pricing Supplement) supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Debt Securities set forth in the Prospectus, to which description reference is hereby made.

GENERAL

  The Notes are to be issued as a series of Debt Securities under the Indenture limited to an aggregate initial public offering price or purchase price of $584,662,000 or the equivalent thereof in one or more foreign or composite currencies, including ECU, subject to reduction as a result of the sale of other Debt Securities. The U.S. dollar equivalent of the public offering price or purchase price of a Bearer Note denominated in a Specified Currency other than U.S. dollars will be determined by an agent designated by the Company, which initially shall be Morgan Guaranty Trust Company of New York, 60 Victoria Embankment, London, England EC4Y-OJP (the "Principal Paying Agent"), on the basis of the noon buying rate in The City of New York for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York (the "Market Exchange Rate") for such Specified Currency on the Business Day (as defined below) immediately prior to the applicable issue date; provided, however, that in the case of ECU, the Market Exchange Rate shall be the rate of exchange determined by the Commission of the European Communities (or any successor thereof) as published in the Official Journal of the European Communities, or any successor publication, on the Business Day immediately preceding the applicable issue date.

  The Notes will consist of Bearer Notes and Registered Notes, each of which will be offered on a continuous basis. In connection with their original issuance and during the period of 40 days after their Original Issue Dates, Bearer Notes will not be offered, sold or delivered, directly or indirectly, to a U.S. Person or to any person within the United States, except to the extent permitted under U.S. Treasury regulations, as more fully set forth under "Plan of Distribution." As used herein, "United States" means the United States of America and its possessions, and "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, or an estate or trust the income of which is subject to United States federal income taxation regardless of its source. A separate Prospectus Supplement will describe the terms of any such Registered Notes.

  Payments in respect of Bearer Notes will be made without deduction for United States withholding taxes to the extent described under "Payment of Additional Amounts" below. Each Bearer Note may be redeemed at the Redemption Price applicable thereto, if certain events occur involving United States withholding taxes or information reporting requirements. See "Tax Redemption" and "Special Tax Redemption" below. Other than in such event, Bearer Notes may not be redeemed by the Company prior to Stated Maturity (as defined below) unless otherwise specified in the applicable Pricing Supplement. See "Optional Redemption, Repayment and Repurchase" below. Unless otherwise specified in the applicable Pricing Supplement, the Bearer Notes will not be subject to any sinking fund.

  Each Bearer Note will mature at par (unless otherwise specified in the applicable Pricing Supplement) on any day from 184 days to 60 years from its Original Issue Date (as defined below), as selected by the purchaser and agreed to by the Company. Each Bearer Note whose Specified Currency is Japanese yen will have a Stated Maturity of not less than one year from its Original Issue Date, and will not be subject to optional redemption or repayment prior to such time. Each Bearer Note may also be subject to redemption at the option of the Company, or to repayment at the option of the Holder, at a price specified in the applicable Pricing Supplement prior to its Stated Maturity. Each Floating Rate Note will mature on an Interest Payment Date for such Note.

  The Pricing Supplement relating to a Bearer Note will describe the following terms: (i) the Specified Currency for such Note (and, if the Specified Currency is other than U.S. dollars, certain other terms relating to such Note and such Specified Currency, including the authorized denominations of such Note); (ii) whether such Note is a Fixed Rate Note, a Floating Rate Note or an Indexed Note; (iii) the price (expressed as a percentage of the aggregate principal (or, in the case of a Principal Indexed Note, face) amount thereof) at which such Note will be issued (the "Issue Price"); (iv) the date on which such Note will be issued (the "Original Issue Date"); (v) the date on which such Note will mature (the "Stated Maturity");
(vi) if such Note is a Fixed Rate Note, the rate per annum at which such Note will bear interest, if any, and the dates on which interest will be payable if other than February 15 and August 15; (vii) if such Note is a Floating Rate Note, the Base Rate, the Initial Interest Rate, the Interest Reset Period, the Interest Payment Dates, the Index Maturity, the Maximum Interest Rate, if any, the Minimum Interest Rate, if any, the Spread and/or Spread Multiplier, if any (all as defined below), and any other terms relating to the particular method of calculating the interest rate for such Note; (viii) whether such Note is an Original Issue Discount Note (as defined below); (ix) if such Note is an Indexed Note, the manner in which the principal amount of such Note payable at Stated Maturity will be determined; (x) whether such Note may be redeemed at the option of the Company, or repaid at the option of the Holder, prior to Stated Maturity as described under "Optional Redemption, Repayment and Repurchase" below, and, if so, the provisions relating to such redemption or repayment, including, in the case of an Original Issue Discount Note or Indexed Note, the information necessary to determine the amount due upon redemption or repayment; and (xi) any other terms of such Note not inconsistent with the provisions of the Indenture under which such Note will be issued.

  "Business Day" with respect to any Bearer Note means any day, other than a Saturday or Sunday, that is (i) neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to be close in (a) The City of New York, (b) the City of Chicago, (c) London, England, (d) the place in which such Note or any coupon relating thereto is presented for payment or (e) if the Specified Currency for such Note is other than U.S. dollars, the principal financial center of the country issuing such Specified Currency (which, in the case of ECU, shall be Luxembourg); (ii) if the Specified Currency for such Note is ECU, not a day designated as an ECU Non-Settlement Day by the ECU Banking Association (or otherwise generally regarded in the ECU interbank market as a day on which payments in ECU shall not be made) and (iii) if such Note is a LIBOR Note (as defined below), a London Business Day (as defined below). "London Business Day" means any day (i) if the Index Currency (as defined below) is other than ECU, on which dealings in such Index Currency are transacted in the London interbank market or (ii) if the Index Currency is ECU, that is not designated as an ECU Non-Settlement Day by the ECU Banking Association (or otherwise generally regarded in the ECU interbank market as a day on which payments in ECU shall not be made).

  "Maturity," when used with respect to any Note, means the date on which the principal of such Note or an installment of principal becomes due and payable as provided therein or in the Indenture, whether at Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

  "Original Issue Discount Note" means (i) a Bearer Note, including any such Bearer Note whose interest rate is zero, that has a stated redemption price at Stated Maturity that exceeds its Issue Price by at least 0.25% of its aggregate principal amount, multiplied by the number of full years from the Original Issue Date to the Stated Maturity for such Bearer Note and (ii) any other Bearer Note designated by the Company as issued with original issue discount for United States federal income tax purposes.

DENOMINATION, FORM AND TRANSFER

  The minimum aggregate principal amount of Bearer Notes that may be purchased is U.S.$25,000 (or, unless otherwise set forth in the applicable Pricing Supplement, the approximate equivalent thereof in other currencies). Unless otherwise specified in the applicable Pricing Supplement, the authorized denominations of Bearer Notes denominated in U.S. dollars will be U.S.$25,000 and any larger amount that is an integral multiple of U.S.$5,000. The authorized denominations of Bearer Notes having a Specified Currency other than U.S. dollars will be set forth in the applicable Pricing Supplement.

  All Bearer Notes that have the same Original Issue Date and otherwise identical terms will be represented initially by interests in a temporary Global Security in bearer form, without coupons (a "Temporary Global Note"), to be deposited with a common depositary in London (the "Depositary") for Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System ("Euroclear") and Cedel Bank, societe anonyme ("Cedel"), for credit to the accounts designated by or on behalf of the purchasers thereof. On or after the 40th day following the issuance of a Temporary Global Note (the "Exchange Date"), and subject to the receipt of a Certificate of Non-U.S. Beneficial Ownership, beneficial interests in that Temporary Global Note will be exchangeable for interests in a definitive Global Security in bearer form, without coupons (a "Permanent Global Note"), in a denomination equal to the aggregate principal amount of all interests in the Temporary Global Note so exchanged. A "Certificate of Non-U.S. Beneficial Ownership" is a certificate, delivered on the Exchange Date or on any Interest Payment Date prior to the Exchange Date, to the effect that the beneficial interest to which the certificate relates is owned by a person that is not a U.S. Person or is owned by or through a financial institution in compliance with applicable U.S. Treasury regulations. Each Permanent Global Note will be deposited with the Depositary for credit to the account or accounts designated by or on behalf of the beneficial owner or owners thereof. If the beneficial owner of a Bearer Note represented by an interest in a Permanent Global Note gives 30 days' notice to the Principal Paying Agent for such Note through either Euroclear or Cedel, such Permanent Global Note shall be exchanged in its entirety, at no expense to the beneficial owners of interests therein, for definitive individual Bearer Notes, with appropriate coupons attached, in any authorized denomination or denominations. No Bearer Note will be delivered in or to the United States. References herein to "Bearer Notes" shall, except where otherwise indicated, include interests in a Temporary or Permanent Global Note as well as individual Bearer Notes and any appurtenant coupons.

  Transfers of interests in a Temporary or Permanent Global Note will be made by Euroclear or Cedel in accordance with their customary operating procedures. Title to individual Bearer Notes and coupons will pass by physical delivery. The bearer of each coupon, whether or not the coupon is attached to an individual Bearer Note, shall be subject to and bound by all the provisions contained in the individual Bearer Note to which such coupon relates. The bearer of any individual Bearer Note and any coupon may, to the fullest extent permitted by applicable law, be treated at all times by all persons and for all purposes as the absolute owner of such Note or coupon, as the case may be, regardless of any notice of ownership, theft or loss or of any writing thereon.

  The following legend will appear on each Permanent Global Note and on all individual Bearer Notes and any coupons: "Any United States Person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code." The sections referred to in the legend provide that, with certain exceptions, a United States taxpayer that holds an interest in a Global Security or an individual Bearer Note or coupon will not be permitted to deduct any loss, and will not be eligible for capital gain treatment with respect to any gain, realized on a sale, exchange, redemption or other disposition of an interest in such Global Security or such individual Bearer Note or coupon. See "Limitations on Issuance of Bearer Securities" in the accompanying Prospectus.

  Bearer Notes may not be exchanged for Registered Notes.

PAYMENTS AND PAYING AGENTS

  Unless otherwise specified in the applicable Pricing Supplement and except, under certain circumstances, for Bearer Notes having Specified Currencies other than U.S. dollars, payments of the principal of and any premium and interest on a Bearer Note will be made only in the Specified Currency for such Note. See "Currency Risks" below.

  Principal or interest on each Temporary Global Note will be paid to each of Euroclear and Cedel with respect to that portion of such temporary Global Note held for its account, but only upon receipt as of the relevant Interest Payment Date of a Certificate of Non-U.S. Beneficial Ownership and upon notation thereon of such payment. Each of Euroclear and Cedel will undertake in such circumstances to credit such interest received by it to the respective accounts having an interest in such Temporary Global Note.

  The principal of and any premium or interest on each Permanent Global Note will be paid to each of Euroclear and Cedel with respect to that portion of such Permanent Global Note held for its account upon notation thereon of such payment. Each of Euroclear and Cedel will undertake in such circumstances to credit such principal, premium and interest received by it to the respective accounts having an interest in such Permanent Global Note. All such payments will be made to Euroclear and Cedel in immediately available funds.

  A payment in respect of an individual Bearer Note or any coupon will be made only against surrender of such Note or coupon at the offices of such Paying Agents (as defined below) outside the United States as the Company may from time to time appoint. At the direction of the Holder of such a Note or coupon, and subject to applicable laws and regulations, such payments will be made by check drawn on a bank in The City of New York mailed to an address outside the United States furnished by such Holder or, at the option of such Holder, by wire transfer (pursuant to written instructions supplied by such Holder) to an account maintained by the payee with a bank located outside the United States. No payment in respect of an individual Bearer Note or coupon will be made upon presentation of such Note or coupon at any office or agency of the Trustee or any other paying agency maintained by the Company in the United States, nor will any such payment be made by transfer to an account, or mailed to an address, in the United States. Notwithstanding the foregoing, if U.S. dollar payments in respect of Bearer Notes or any coupons at the offices of all Paying Agents outside the United States become illegal or are effectively precluded because of the imposition of exchange controls or similar restrictions on the full payment or receipt of such amounts in U.S. dollars, the Company will appoint an office or agency (which may be the Trustee) in the United States at which such payments may be made.

  Payments of principal, premium (if any) and interest (if any) with respect to Notes denominated and payable in ECU will be made at the specified office of a Paying Agent outside the United States by credit or transfer to an ECU account specified by the payee. Payments in a component currency (if required, as set forth under "Currency Risks--Payment Currency" below) will be made in the Payment Currency (as defined below) at the specified office of a Paying Agent in the country of the Payment Currency or, if none or at the option of the holder, at the specified office of any Paying Agent outside the United States either by a check drawn on, or by transfer to an account specified by the payee with, a bank in the financial center of the country of the Payment Currency. Payments will be subject in all cases to any fiscal or other laws and regulations applicable thereto, but without prejudice to the provisions regarding taxation discussed below.

  The specified office of the Trustee and the names and offices of the initial paying agents (each, including its successors, a "Paying Agent") are set forth on the back cover of this Prospectus Supplement. The Company reserves the right at any time to vary or terminate the appointment of any Paying Agent and to appoint additional or other Paying Agents and to approve any change in the office through which any Paying Agent acts, provided that there will at all times be a Paying Agent (which may be the Trustee) in at least one city in Europe, which, so long as the Bearer Notes are listed on the Luxembourg Stock Exchange and the rules of the exchange so require, shall include (or be) Luxembourg. Notice of any such termination or appointment and of any changes in the specified offices of a Trustee or any Paying Agent will be given to the Holders of Bearer Notes in accordance with "Notices" below.

  Unless otherwise specified in the applicable Pricing Supplement, if the principal of any Original Issue Discount Note is declared to be due and payable immediately as described under "Description of Debt Securities--Events of Default" in the Prospectus, the amount of principal due and payable with respect to such Note shall be limited to the aggregate principal amount of such Note multiplied by the sum of its Issue

Price (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the Original Issue Date to the date of declaration, which amortization shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles in effect on the date of declaration).

  Interest payments in respect of Bearer Notes will equal the amount of interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly made available for payment (or from and including the date of issue, if no interest has been paid with respect to the applicable Note) to but excluding the related Interest Payment Date or Maturity, as the case may be.

FIXED RATE NOTES

  Each Fixed Rate Note will bear interest from its Original Issue Date at the rate per annum stated on the face thereof and in the applicable Pricing Supplement until the principal amount thereof is paid or made available for payment. Unless otherwise set forth in the applicable Pricing Supplement, interest on each Fixed Rate Note will be payable semiannually in arrears on each February 15 and August 15 and at Maturity. Each payment of interest in respect of an Interest Payment Date shall include interest accrued through the day before such Interest Payment Date. Interest on Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months.

  Any payment of principal, premium or interest required to be made in respect of a Fixed Rate Note on a date that is not a Business Day for such Note need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such date, and no additional interest shall accrue as a result of such delayed payment.

FLOATING RATE NOTES

  Each Floating Rate Note will bear interest from its Original Issue Date to the first Interest Reset Date (as defined below) for such Note at the initial interest rate set forth on the face thereof and in the applicable Pricing Supplement (the "Initial Interest Rate"). Thereafter, the interest rate on such Note for each Interest Reset Period (as defined below) will be determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, and/or multiplied by the Spread Multiplier, if any. The "Spread" is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable Pricing Supplement as being applicable to such Note, and the "Spread Multiplier" is the percentage that may be specified in the applicable Pricing Supplement as being applicable to such Note. The applicable Pricing Supplement will designate one or more of the following Base Rates as applicable to a Floating Rate Note: (i) the CD Rate (a "CD Rate Note"), (ii) the CMT Rate (a "CMT Rate Note"), (iii) the Commercial Paper Rate (a "Commercial Paper Rate Note"), (iv) the Federal Funds Rate (a "Federal Funds Rate Note"), (v) LIBOR (a "LIBOR Note"), (vi) the Prime Rate (a "Prime Rate Note"), (vii) the Treasury Rate (a "Treasury Rate Note") or (viii) such other Base Rate or formula as is set forth in such Pricing Supplement and in such Note. The "Index Maturity" for any Note is the period of maturity of the instrument, obligation or index from which the Base Rate is calculated.

  As specified in the applicable Pricing Supplement, a Floating Rate Note may also have either or both of the following (in each case expressed as a rate per annum on a simple interest basis): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period ("Maximum Interest Rate") and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period ("Minimum Interest Rate"). Notwithstanding any Maximum Interest Rate that may be applicable to any Floating Rate Note, the interest rate on a Floating Rate Note will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application. The Notes will be governed by the law of the State of New York and, under such law, the maximum rate of interest, with certain exceptions, is 25% per annum on a simple interest basis.

  The Company will appoint, and enter into agreements with, agents (each a "Calculation Agent") to calculate interest rates on Floating Rate Notes. Unless otherwise specified in a Pricing Supplement, the Principal Paying Agent shall be the Calculation Agent for each Bearer Note.

  The interest rate on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semiannually or annually (such period being the "Interest Reset Period" for such Note, and the first day of each Interest Reset Period being an "Interest Reset Date"), as specified in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, the Interest Reset Dates will be, in the case of Floating Rate Notes that reset daily, each Business Day; in the case of Floating Rate Notes (other than Treasury Rate Notes) that reset weekly, Wednesday of each week; in the case of Treasury Rate Notes that reset weekly, Tuesday of each week (except as provided below under "Treasury Rate Notes"); in the case of Floating Rate Notes that reset monthly, the third Wednesday of each month; in the case of Floating Rate Notes that reset quarterly, the third Wednesday of March, June, September and December of each year; in the case of Floating Rate Notes that reset semiannually, the third Wednesday of each of the two months of each year specified in the applicable Pricing Supplement; and, in the case of Floating Rate Notes that reset annually, the third Wednesday of one month of each year specified in the applicable Pricing Supplement. If an Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding Business Day, except that, in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day.

  Unless otherwise specified in the applicable Pricing Supplement, interest payable in respect of Floating Rate Notes shall be the accrued interest from and including the Original Issue Date or the last date to which interest has been paid or duly provided for, as the case may be, to but excluding the applicable Interest Payment Date or Maturity, as the case may be.

  Unless otherwise specified in the applicable Pricing Supplement, with respect to a Floating Rate Note, accrued interest shall be calculated by multiplying the principal amount of such Note (or, in the case of an Indexed Note, unless otherwise specified in the applicable Pricing Supplement, the face amount of such Indexed Note) by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless otherwise specified in the applicable Pricing Supplement, the interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each such day shall be computed by dividing the interest rate in effect on such day by 360, in the case of CD Rate Notes, Commercial Paper Rate Notes, Federal Funds Rate Notes, LIBOR Notes and Prime Rate Notes, or by the actual number of days in the year, in the case of Treasury Rate Notes or CMT Rate Notes. For purposes of making the foregoing calculation, the interest rate in effect on any Interest Reset Date will be the applicable rate as reset on such date.

  Unless otherwise specified in the applicable Pricing Supplement, all percentages resulting from any calculation of the rate of interest on a Floating Rate Note will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, and all currency amounts used in or resulting from such calculation on Floating Rate Notes will be rounded to the nearest one-hundredth of a unit (with .005 of a unit being rounded upward).

  Unless otherwise indicated in the applicable Pricing Supplement and except as provided below, interest will be payable, in the case of Floating Rate Notes that reset daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the applicable Pricing Supplement; in the case of Floating Rate Notes that reset quarterly, on the third Wednesday of March, June, September, and December of each year; in the case of Floating Rate Notes that reset semiannually, on the third Wednesday of each of two months of each year specified in the applicable Pricing Supplement; and, in the case of Floating Rate Notes that reset annually, on the third Wednesday of one month of each year specified in the applicable Pricing Supplement (each such day being an "Interest Payment Date") and, in each case, at Maturity. If an Interest Payment Date (other than at Maturity) with respect to any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Payment Date shall be postponed to the next succeeding Business Day, except that, in the case of a LIBOR Note, if such Business Day would fall in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day.

  If the Maturity of a Floating Rate Note falls on a day that is not a Business Day, the required payment of principal, premium (if any) and/or interest will be made on the next succeeding Business Day as if made on the date such payment was due, and no interest shall accrue on such payment for the period from and after Maturity to the date of such payment on the next succeeding Business Day.

  Upon the request of the Holder of any Floating Rate Note, the Calculation Agent for such Note will provide to such Holder the interest rate then in effect, and, if determined, the interest rate that will become effective on the next Interest Reset Date, with respect to such Floating Rate Note. In addition, such information will be communicated to the Luxembourg Stock Exchange and will be made available at the offices of the Principal Paying Agent in London and at the Luxembourg Stock Exchange.

  "H.15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates", or any successor publication, published by the Board of Governors of the Federal Reserve System. "Composite Quotations" means the daily statistical release entitled "Composite 3:30 p.m. Quotations for U.S. Government Securities" published by the Federal Reserve Bank of New York.

 CD RATE NOTES

  Each CD Rate Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the CD Rate and the Spread and/or Spread Multiplier, if any, specified in such Note and in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, the "CD Rate" for each Interest Reset Period, as determined by the Calculation Agent for such CD Rate Note, shall be the rate as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "CD Rate Determination Date") for negotiable certificates of deposit having the Index Maturity designated in the applicable Pricing Supplement, as published in H.15(519) under the heading "CDs (Secondary Market)". In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such CD Rate Determination Date, then the "CD Rate" for such Interest Reset Period will be the rate on such CD Rate Determination Date for negotiable certificates of deposit of the Index Maturity designated in the applicable Pricing Supplement as published in Composite Quotations under the heading "Certificates of Deposit". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "CD Rate" for such Interest Reset Period will be calculated by the Calculation Agent for such CD Rate Note and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for such CD Rate Note for negotiable certificates of deposit of major money market banks (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity designated in the Pricing Supplement in a denomination of $5,000,000; provided, however, that if the three dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "CD Rate" for such Interest Reset Period will be the CD Rate in effect on such CD Rate Determination Date, or, if none, the Initial Interest Rate.

  The "Calculation Date" pertaining to any CD Rate Determination Date shall be the earlier of (i) the tenth calendar day after such CD Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date or Maturity, as the case may be.

 COMMERCIAL PAPER RATE NOTES

  Each Commercial Paper Rate Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Commercial Paper Rate and the Spread and/or Spread Multiplier, if any, specified in such Note and in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, the "Commercial Paper Rate" for each Interest Reset Period will be determined by the Calculation Agent for such Commercial Paper Rate Note as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "Commercial Paper Rate Determination Date") and shall be the Money Market Yield (as defined below) on such Commercial Paper Rate Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable Pricing Supplement, as such rate shall be published in H.15(519) under the heading "Commercial Paper". In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Commercial Paper Rate Determination Date, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield on such Commercial Paper Rate Determination Date of the rate for commercial paper of the specified Index Maturity as published in Composite Quotations under the heading "Commercial Paper". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on such Commercial Paper Rate Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for such Commercial Paper Rate Note for commercial paper of the specified Index Maturity placed for an industrial issuer whose bonds are rated "AA" or the equivalent by a nationally recognized statistical rating agency; provided, however, that if the three dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "Commercial Paper Rate" for such Interest Reset Period will be the Commercial Paper Rate in effect on such Commercial Paper Rate Determination Date, or, if none, the Initial Interest Rate.

  "Money Market Yield" shall be a yield calculated in accordance with the following formula:

                                          D X 360
            Money Market Yield = ----------------------- X 100
                                       360 - (D X M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the period for which accrued interest is being calculated.

  The "Calculation Date" pertaining to any Commercial Paper Rate Determination Date shall be the earlier of (i) the tenth calendar day after such Commercial Paper Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date or Maturity, as the case may be.

 FEDERAL FUNDS RATE NOTES

  Each Federal Funds Rate Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Federal Funds Rate and the Spread and/or Spread Multiplier, if any, specified in such Note and in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, the "Federal Funds Rate" for each Interest Reset Period shall be the effective rate on the second Business Day immediately prior to the Interest Reset Date for such Interest Reset Period (a "Federal Funds Rate Determination Date") for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)". In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Federal Funds Rate Determination Date, the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Federal Funds Rate" for such Interest Reset Period shall be the arithmetic mean of the rate, as of 9:00 a.m., New York City time, on the Federal Funds Rate Determination Date for the last transaction of not less than $5,000,000 in overnight federal funds arranged by each of three leading brokers of federal funds transactions in the City of New York selected by the Calculation Agent for such Federal Funds Rate Note; provided, however, that if the brokers selected as aforesaid by the Calculation Agent are not quoting as set forth above, the "Federal Funds Rate" for such Interest Reset Period will be the Federal Funds Rate in effect on such Federal Funds Rate Determination Date, or, if none, the Initial Interest Rate.

  The "Calculation Date" pertaining to any Federal Funds Rate Determination Date shall be the earlier of (i) the tenth calendar day after such Federal Funds Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date or Maturity, as the case may be.

 LIBOR NOTES

  Each LIBOR Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to LIBOR and the Spread and/or Spread Multiplier, if any, specified in such Note and in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, "LIBOR" for each Interest Reset Period will be determined by the Calculation Agent for such LIBOR Note as follows:

    (i) On the second London Business Day prior to the Interest Reset Date for such Interest Reset Period (a "LIBOR Interest Determination Date"), the Calculation Agent for such LIBOR Note will determine (a) if "LIBOR Reuters" is specified in the applicable Pricing Supplement, the arithmetic mean of the offered rates (unless the specified Designated LIBOR Page by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in the Index Currency having the Index Maturity designated in the applicable Pricing Supplement, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date, that appear on the Designated LIBOR Page specified in the applicable Pricing Supplement as of 11:00 a.m., London time, on such LIBOR Interest Determination Date, if at least two such offered rates appear (unless, as aforesaid, only a single rate is required) on such Designated LIBOR Page, or (b) if "LIBOR Telerate" is specified in the applicable Pricing Supplement or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified as the method for calculating LIBOR, the rate for deposits in the Index Currency having the Index Maturity designated in the applicable Pricing Supplement commencing on the second London Business Day immediately following such LIBOR Interest Determination Date that appears on the Designated LIBOR Page specified in the applicable Pricing Supplement as of 11:00 a.m., London time, on such LIBOR Interest Determination Date. If fewer than two such offered rates appear, or if no such rate appears, as applicable, LIBOR in respect of the related LIBOR Determination Date will be determined in accordance with the provisions described in clause (ii) below.

    (ii) With respect to a LIBOR Note and an Interest Reset Period to which this clause (ii) applies, the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity designated in the applicable Pricing Supplement, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time. If at least two such quotations are provided, LIBOR determined on such

  LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR determined on such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in the applicable Principal Financial Center, on such LIBOR Interest Determination Date by three major banks in such Principal Financial Center selected by the Calculation Agent for loans in the Index Currency to leading European banks, having the Index Maturity designated in the applicable Pricing Supplement commencing on the second London Business Day immediately following such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined as of such LIBOR Interest Determination Date will be LIBOR in effect on such LIBOR Interest Determination Date.

  "Designated LIBOR Page" means either (a) if "LIBOR Reuters" is specified in the applicable Pricing Supplement, the display on the Reuters Monitor Money Rates Service for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency, or (b) if "LIBOR Telerate" is specified in the applicable Pricing Supplement or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified as the method for calculating LIBOR, the display on the Dow Jones Telerate Service for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency.

  "Index Currency" means the currency (including composite currencies) specified in the applicable Pricing Supplement as the currency for which LIBOR shall be calculated. If no such currency is specified in the applicable Pricing Supplement, the Index Currency shall be U.S. dollars.

  "Principal Financial Center" will generally be the capital city of the country of the specified Index Currency, except that with respect to U.S. dollars, Italian lire and ECU, the Principal Financial Center shall be The City of New York, Milan and Luxembourg, respectively.

 TREASURY RATE NOTES

  Each Treasury Rate Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Treasury Rate and the Spread and/or Spread Multiplier, if any, specified in such Note and in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, the "Treasury Rate" for each Interest Reset Period will be the rate for the auction held on the Treasury Rate Determination Date (as defined below) for such Interest Reset Period of direct obligations of the United States ("Treasury bills") having the Index Maturity specified in the applicable Pricing Supplement, as such rate shall be published in H.15(519) under the heading "U.S. Government Securities-Treasury bills-auction average (investment)" or, in the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Treasury Rate Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the specified Index Maturity are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date, or if no such auction is held on such Treasury Rate Determination Date, then the "Treasury Rate" for such Interest Reset Period shall be calculated by the Calculation Agent for such Treasury Rate Note and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Determination Date, of three leading primary United States government securities dealers selected by such Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting bid rates as mentioned in this sentence, then the "Treasury Rate" for such Interest Reset Period will be the Treasury Rate in effect on such Treasury Rate Determination Date, or, if none, the Initial Interest Rate.

  The "Treasury Rate Determination Date" for each Interest Reset Period will be the day of the week in which the Interest Reset Date for such Interest Reset Period falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Period commencing in the next succeeding week. If an auction date shall fall on any day that would otherwise be an Interest Reset Date for a Treasury Rate Note, then such Interest Reset Date shall instead be the Business Day immediately following such auction date.

  The "Calculation Date" pertaining to any Treasury Rate Determination Date shall be the earlier of (i) the tenth calendar day after such Treasury Rate Determination Date or, if such a day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date or Maturity, as the case may be.

 PRIME RATE NOTES

  Each Prime Rate Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Prime Rate and the Spread and/or Spread Multiplier, if any, specified in such Note and in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, the "Prime Rate" for each Interest Reset Period will be determined by the Calculation Agent as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "Prime Rate Determination Date") and shall be the rate published in H.15(519) under the heading "Bank Prime Loan." In the event that such rate is not published prior to 9 a.m., New York City time, on the Calculation Date (as defined below), then the "Prime Rate" for such Interest Reset Period shall be determined by the Calculation Agent and shall be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen NYMF Page (as defined below) as such bank's prime rate or base lending rate as in effect for that Prime Rate Determination Date. If fewer than four such rates but more than one such rate appear on the Reuters Screen NYMF Page for the Prime Rate Determination Date, the "Prime Rate" will be determined by the Calculation Agent and will be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Determination Date by four major money center banks in The City of New York selected by the Calculation Agent. If fewer than two such rates appear on the Reuters Screen NYMF Page, the Prime Rate will be determined by the Calculation Agent on the basis of the rates furnished in The City of New York by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, having total equity capital of at least U.S. $500,000,000 and being subject to supervision or examination by Federal or State authority, selected by the Calculation Agent to provide such rate or rates; provided, however, that if the banks selected as aforesaid are not quoting as mentioned in this sentence, the Prime Rate for such Interest Reset Period will be the Prime Rate in effect on such Prime Rate Determination Date, or, if none, the Initial Interest Rate. "Reuters Screen NYMF Page" means the display designated as page "NYMF" on the Reuters Monitor Money Rates Service (or such other page as may replace the NYMF page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

  The "Calculation Date" pertaining to a Prime Rate Determination Date will be the earlier of (i) the tenth calendar day after such Prime Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day or
(ii) the Business Day immediately preceding the applicable Interest Payment Date or Maturity as the case may be.

 CMT RATE NOTES

  Each CMT Rate Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the CMT Rate and the Spread and/or Spread Multiplier, if any, specified in such Note and in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, the "CMT Rate" for each Interest Reset Period as determined by the Calculation Agent for such CMT Rate Note shall be the rate (i) in the case where the Designated CMT Telerate Page (as defined below) is 7055, as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "CMT Determination Date") or (ii) in the case where the Designated CMT Telerate Page is 7052, for the week or the month, as specified in the applicable Pricing Supplement, ended immediately preceding the week in which the CMT Determination Date occurs, in either case, for the Index Maturity specified in the applicable Pricing Supplement, as displayed on the Designated CMT Telerate Page under the caption ". . . Treasury Constant Maturities . . . Federal Reserve Board Release H.15
 . . . Mondays Approximately 3:45 P.M." If such rate is no longer displayed on the relevant page, or if not displayed by 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such CMT Determination Date, then the "CMT Rate" for such Interest Reset Period shall be such treasury constant maturity rate for the Index Maturity specified in the applicable Pricing Supplement as published in the relevant H.15(519) opposite the caption "U.S. Government Securities, Treasury Constant Maturities". If such rate is no longer published, or if not published by 3:00 p.m., New York City time, on the Calculation Date relating to such CMT Determination Date, then the "CMT Rate" for such Interest Reset Period shall be such treasury constant maturity rate for the Index Maturity specified in the applicable Pricing Supplement (or other United States Treasury rate for such Index Maturity) as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519). If such information is not provided by 3:00 p.m., New York City time, on the Calculation Date relating to such CMT Determination Date, then the "CMT Rate" for the Interest Reset Period shall be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 p.m., New York City time, on the CMT Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating the higher quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Index Maturity specified in the applicable Pricing Supplement and a remaining term to maturity of not less than such Index Maturity minus one year. If the Calculation Agent cannot obtain three such Treasury Note quotations, the "CMT Rate" for such Interest Reset Period shall be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on the CMT Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the Treasury Notes with an original maturity of the number of years that is the next highest to the Index Maturity specified in the applicable Pricing Supplement and a remaining term to maturity closest to the Index Maturity specified in the applicable Pricing Supplement and in an amount of at least $100 million. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated; provided, however, that if fewer than three Reference Dealers selected by the Calculation Agent are quoting as described herein, the "CMT Rate" will be the CMT Rate in effect on such CMT Determination Date, or, if none, the Initial Interest Rate. If two Treasury Notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Index Maturity specified in the applicable Pricing Supplement, the quotes for the Treasury Note with the shorter remaining term to maturity will be used.

  "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service on the page designated in the applicable Pricing Supplement (or any other page as may replace such page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519)), for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified in the applicable Pricing Supplement, the Designated CMT Telerate Page shall be 7052, for the most recent week.

  The "Calculation Date" pertaining to any CMT Determination Date shall be the earlier of (i) the tenth calendar day after such CMT Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date or Maturity, as the case may be.

INDEXED NOTES

  The Company may from time to time offer Notes ("Indexed Notes") the principal amount payable at Stated Maturity of which (the "Indexed Principal Amount") or the interest amount payable on which is determined by reference to a measure (the "Index") which will be related to (i) the rate of exchange between the Specified Currency for such Note and the other currency or composite currency (the "Indexed Currency") specified in the applicable Pricing Supplement (such Indexed Notes, "Currency Indexed Notes"); (ii) the difference in the price of a specified commodity (the "Indexed Commodity") on specified dates (such Indexed Notes, "Commodity Indexed Notes"), (iii) the difference in the level of a specified stock index (the "Stock Index"), which may be based on U.S. or foreign stocks, on specified dates (such Indexed Notes, "Stock Indexed Notes") or (iv) such other objective price or economic measures as are described in the applicable Pricing Supplement. The manner of determining the Indexed Principal Amount of an Indexed Note, and historical and other information concerning the Indexed Currency, Indexed Commodity, Stock Index or other price or economic measures used in such determination, will be set forth in the applicable Pricing Supplement, together with information concerning tax consequences to the holders of such Indexed Notes.

  Unless otherwise specified in the applicable Pricing Supplement, interest on an Indexed Note will be payable by the Company based on the amount designated in the applicable Pricing Supplement as the "Face Amount" of such Indexed Note. The applicable Pricing Supplement will describe whether the principal amount of the related Indexed Note that would be payable upon redemption or repayment prior to Stated Maturity will be the Face Amount of such Indexed Note, the Indexed Principal Amount of such Indexed Note at the time of redemption or repayment, or another amount described in such Pricing Supplement.

  An investment in Indexed Notes entails significant risks that are not associated with similar investment in a conventional fixed-rate debt security. Indexation of the interest rate of such a Note may result in an interest rate that is less than that payable on a conventional fixed-rate debt security issued at the same time, including the possibility that no interest will be paid. Indexation of the principal of and/or premium on such a Note may result in an amount of principal and/or premium payable in respect thereof that is less than the original purchase price of such Note if allowed pursuant to the terms thereof, including the possibility that no such amount will be paid. The secondary market for such Notes will be affected by a number of factors, independent of the credit worthiness of the Company and the value of the Indexed Currency, the Indexed Commodity or the Stock Index, including the volatility of the Indexed Currency, the Indexed Commodity or the Stock Index, the time remaining to the maturity of such Notes, the amount outstanding of such Notes and market interest rates. The value of the Indexed Currency, the Indexed Commodity or the Stock Index depends on a number of interrelated factors, including economic, financial and political events, over which the Company has no control. Additionally, if the formula used to determine the amount of principal, premium and/or interest payable with respect to such Notes contains a multiple or leverage factor, the effect of any change in the Indexed Currency, the Indexed Commodity or the Stock Index will be increased. The historical experience of the relevant Indexed Currency, Indexed Commodity or Stock Index should not be taken as an indication of future performance of such Indexed Currency, Indexed Commodity or Stock Index during the term of any Indexed Note. The credit ratings assigned to the Company's medium-term note program are a reflection of the Company's credit status and are in no way a reflection of the potential impact of the factors discussed above, or any other factors, on the market value of Indexed Notes. Accordingly, prospective investors should consult their own financial and legal advisors as to the risks entailed by an investment in Indexed Notes and the suitability of such Notes in light of such prospective investors' particular circumstances.

OTHER PROVISIONS; ADDENDA

  Any provisions with respect to any Bearer Note, including the determination of a Base Rate, the calculation of the interest rate applicable to a Floating Rate Note, and the specification of one or more Base Rates, the Interest Payment Dates, the Stated Maturity or any other variable term relating thereto, may be modified as specified under "Other Provisions" on the face of such Note or in an Addendum relating thereto, if so specified on the face of such Note and in the applicable Pricing Supplement.

AMORTIZING NOTES

  The Company may from time to time offer Amortizing Notes. Unless otherwise specified in the applicable Pricing Supplement, interest on each Amortizing Note will be computed on the basis of a 360-day year of twelve 30-day months. Payments with respect to Amortizing Notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. Further information concerning additional terms and provisions of Amortizing Notes will be specified in the applicable Pricing Supplement. A table setting forth repayment information in respect of each Amortizing Note will be included in the applicable Pricing Supplement and set forth in each such Note.

OPTIONAL REDEMPTION, REPAYMENT AND REPURCHASE

  The Pricing Supplement relating to each Bearer Note will indicate either that such Note cannot be redeemed (other than as provided under "Tax Redemption" and "Special Tax Redemption" below) prior to Stated Maturity or that such Note will be redeemable at the option of the Company, in whole or in part, and the date or dates (each an "Optional Redemption Date") on which such Note may be redeemed and the price (the "Redemption Price") at which (together with accrued interest to such Optional Redemption Date) such Note may be redeemed on each such Optional Redemption Date. The Company may exercise such option with respect to a Bearer Note by notifying the Trustee and the Principal Paying Agent for such Note at least 45 days prior to any Optional Redemption Date. At least 30 but not more than 60 days prior to Optional Redemption Date, the Trustee or the Principal Paying Agent shall provide notice of such redemption to the record Holder of such Bearer Note in accordance with "Notices" below. In the event of redemption of a Bearer Note in part only, a new Note or Notes for the unredeemed portion thereof shall be issued to the record Holder thereof upon the cancellation thereof. Bearer Notes redeemed prior to Stated Maturity must be presented for payment together with all unmatured coupons, if any, appertaining thereto, failing which the amount of any missing unmatured coupon will be deducted from the sum due for payment. Unless otherwise specified in the applicable Pricing Supplement, the Bearer Notes will not be subject to any sinking fund.

  The Pricing Supplement relating to each Bearer Note will also indicate whether the Holder of such Note will have the option to elect repayment of such Note by the Company prior to its Stated Maturity, and, if so, such Pricing Supplement will specify the date or dates on which such Note may be repaid (each an "Optional Repayment Date") and the price (the "Optional Repayment Price") at which (together with accrued interest to such Optional Repayment
Date) such Note may be repaid on each such Optional Repayment Date.

  In order for a Bearer Note to be repaid, the Principal Paying Agent must receive the Bearer Note at least 30 but not more than 45 days prior to an Optional Repayment Date. Any tender of a Bearer Note for repayment shall be irrevocable. The repayment option may be exercised by the Holder of a Bearer Note for less than the entire principal amount of such Note, provided that the principal amount of such Note remaining outstanding after repayment is an authorized denomination. Upon such partial repayment, such Bearer Note shall be cancelled and a new Note or Notes for the remaining principal amount thereof shall be issued to the Holder of such repaid Note.

TAX REDEMPTION

  If the Company determines that, as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of the United States or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is enacted or becomes effective (regardless of when announced) on or after the applicable Original Issue Date, the Company has or will become obligated to pay Additional Amounts (as defined below) with respect to the Bearer Notes as described herein under "Payment of Additional Amounts", and such obligation cannot be avoided by the Company taking reasonable measures available to it, then the Company may, at its option, redeem the Bearer Notes, as a whole but not in part, at any time prior to maturity, upon the giving of a notice of redemption as described below, at a redemption price (the "Redemption Price"), calculated without premium, equal to 100% of the principal amount of the Bearer Notes, together with accrued interest to the date fixed for redemption; provided, however, that if the Bearer Notes are Original Issue Discount Notes, the Redemption Price for each such Bearer Note shall be limited to the sum of (i) the aggregate principal amount of such Note multiplied by its Issue Price (expressed as a percentage of the aggregate principal amount) and
(ii) the original issue discount accrued on such Note from the Original Issue Date to the date fixed for redemption, which amortization shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles in effect on the date of notice of redemption).

  Notice of redemption will be given by the Company not less than 30 nor more than 60 days prior to the date fixed for redemption, which date and the Redemption Price will be specified in such notice.

SPECIAL TAX REDEMPTION

  If the Company shall determine that any payment made outside the United States by the Company or any of its Paying Agents in respect of any Bearer Note of a series or coupon appertaining thereto (an "Affected Security") would, under any present or future laws or regulations of the United States, be subject to any certification, identification, documentation, information or other reporting requirement of any kind, the effect of which requirement is the disclosure to the Company, any paying agent or any governmental authority of the nationality, residence or identity of a beneficial owner of such Affected Security that is a United States Alien (as defined herein under "Payment of Additional Amounts") (other than such a requirement (a) that would not be applicable to a payment made by the Company or any of its Paying Agents (i) directly to the beneficial owner or (ii) to a custodian, nominee or other agent of the beneficial owner, or (b) that can be satisfied by such custodian, nominee or other agent certifying to the effect that such beneficial owner is a United States Alien, provided that in each case referred to in clauses (a)(ii) and (b) payment by such custodian, nominee or agent to such beneficial owner is not otherwise subject to any such requirement), the Company shall, at its election, either redeem the Affected Securities, as a whole, at the Redemption Price, or, if the conditions of the second succeeding paragraph are satisfied, pay the Additional Amounts specified in such paragraph. The Company shall make such determination and election as soon as practicable and publish prompt notice thereof (the "Determination Notice") stating the effective date of such certification, documentation, identification, information or other reporting requirement, whether the Company has elected to redeem the Affected Securities or pay the Additional Amounts specified in the second succeeding paragraph and (if applicable) the last date by which the redemption of the Affected Securities must take place, as provided in the next succeeding sentence. If the Company elects to redeem the Affected Securities, such redemption shall take place on such date, not later than one year after the publication of the Determination Notice, as the Company shall elect by notice to the Principal Paying Agent at least 60 days prior to the date fixed for redemption. Notice of such redemption of the Affected Securities will be given to the Holders of the Affected Securities not more than 60 nor less than 30 days prior to the date fixed for redemption. Notwithstanding the foregoing, the Company will not so redeem the Affected Securities if the Company shall subsequently determine, not less than 30 days prior to the date fixed for redemption, that subsequent payments on the Affected Securities would not be subject to any such certification, identification, documentation, information or other reporting requirement, in which case the Company shall publish prompt notice of such determination and any earlier redemption notice shall be revoked and of no further effect.

  Each notice referred to in the preceding paragraphs shall be given in the manner described below under "Notices."

  If and so long as the certification, identification, documentation, information or other reporting requirement referred to in the second preceding paragraph would be fully satisfied by payment of a backup withholding tax or similar charge, the Company may elect to pay as Additional Amounts such amounts as may be necessary so that every net payment made outside the United States following the effective date of such requirement by the Company or any of its Paying Agents in respect of any Affected Security of which the beneficial owner is a United States Alien (but without any requirement that the nationality, residence or identity of such beneficial owner be disclosed to the Company, any Paying Agent or any governmental authority), after deduction or withholding for or on account of such backup withholding tax or similar charge will not be less than the amount provided for in such Affected Security to be then due and payable. However, the Company may elect not to pay such Additional Amounts in respect of any backup withholding tax or similar charge, which (a) would not be applicable to a payment of principal of or interest on any Affected Security made by the Company or any one of its Paying Agents (i) directly to the beneficial owner or to a custodian, nominee or other agent of the beneficial owner of such Affected Security or (ii) if such custodian, nominee or other agent were to certify to the effect that such beneficial owner is a United States Alien or (b) is imposed as a result of presentation of such Affected Security for payment more than 10 days after the date on which such payment became due and payable or on which payment thereof is duly provided for, whichever occurred later. In the event the Company elects to pay any Additional Amounts pursuant to this paragraph, the Company shall have the right to redeem the Affected Securities at any time pursuant to the applicable provisions of the second preceding paragraph, without reducing the Redemption Price for applicable withholding taxes. If the Company elects to pay Additional Amounts pursuant to this paragraph and the condition specified in the first sentence of this paragraph should no longer be satisfied, then the Company shall redeem the Affected Securities pursuant to the applicable provisions of the second preceding paragraph. Any redemption payments made by the Company pursuant to the two immediately preceding sentences shall be subject to the continuing obligation of the Company to pay additional interest pursuant to this paragraph. (Section 3.05)

PAYMENT OF ADDITIONAL AMOUNTS

  The Company will, subject to the exceptions and limitations set forth below, pay such additional amounts (the "Additional Amounts") to the Holder of any Bearer Note or of any coupon that is a United States Alien as may be necessary in order that every net payment on such Bearer Note or coupon, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed by the United States (or any political subdivision or taxing authority thereof or therein) upon, or as a result of, such payment, will not be less than the amount provided for in such Bearer Note or coupon to be then due and payable. However, the Company will not be required to make any such payment of Additional Amounts to any such Holder for or on account of:

    (a) any tax, assessment or other governmental charge which would not have been so imposed but for (i) the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, a trust, a partnership or a corporation) and the United States, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein or (ii) such Holder's past or present status as a personal holding company, foreign personal holding company, private foundation or other tax exempt organization in each case with respect to the United States or as a corporation that accumulates earnings to avoid United States federal income tax;

    (b) any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, assessment or other governmental charge;

    (c) any tax, assessment or other governmental charge imposed by reason of the presentation by the Holder of any such Bearer Note or coupon for payment on a date more than 10 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

    (d) any tax, assessment or other governmental charge that is payable otherwise than by withholding from payments on or in respect of any Bearer Note or coupon;

    (e) any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of principal of or interest on any Bearer Note or coupon, if such payment can be made without such withholding by any other Paying Agent in Western Europe;

    (f) any tax, assessment or other governmental charge that would not have been imposed but for the failure to comply with any certification, identification, documentation, information or other reporting requirement concerning the nationality, residence, identity or connection with the United States of the Holder or beneficial owner of such Bearer Note or coupon if, without regard to any tax treaty, such compliance is required by statute or by regulation of the United States or of any political subdivision or taxing authority thereof or therein as a precondition to relief or exemption from such tax, assessment or other governmental charge;

    (g) any tax, assessment or other governmental charge imposed by reason of such Holder's past or present status as (i) a controlled foreign corporation that is related to the Company through stock ownership or (ii) the actual or constructive owner of 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote; or

    (h) any combination of items (a), (b), (c), (d), (e), (f) or (g);

nor shall Additional Amounts be paid with respect to any payment in respect of a Bearer Note or coupon to a United States Alien Holder that is a fiduciary or partnership or other than the sole beneficial owner of such Bearer Note or coupon to the extent that a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to such Additional Amounts had such beneficiary, settlor, member or beneficial owner been the Holder of the Bearer Note or coupon.

  The term "United States Alien" means any Person that, for United States federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust or foreign partnership one or more of the members of which, for United States federal income tax purposes, is a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust. (Section 4.13)

REPLACEMENT OF BEARER NOTES AND COUPONS

  If an individual Bearer Note or coupon is mutilated, destroyed, stolen or lost it may be replaced at the specified office of the Principal Paying Agent in London; or, so long as the Bearer Notes are listed on the Luxembourg Stock Exchange, at the specified office of the Paying Agent in Luxembourg, upon payment by the claimant of such expenses as may be incurred in connection therewith and, in the case of destruction, theft or loss, on such terms as to evidence thereof and indemnity as the Company, the Trustee or any paying agent may reasonably require. Mutilated or defaced Bearer Notes or coupons must be surrendered before replacements will be issued.

NOTICES

  All notices to Holders of Bearer Notes will be deemed to have been duly given if published on two Business Days in a leading London daily newspaper (which is expected to be the Financial Times) and, so long as the Bearer Notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, in Luxembourg in a newspaper of general circulation in Luxembourg (which is expected to be the Luxemburger Wort). Such notices shall be deemed to have been given on the date of the first such publication.

UNCLAIMED MONIES

  All monies paid by the Company to a Paying Agent for the payment of principal of or any premium or interest on any Bearer Note or for any coupon which remain unclaimed at the end of two years after such payments shall have become due and payable will be repaid to the Company, at its request, and the Holder of such Note or coupon will thereafter look only to the Company for payment, such payment to be made only outside the United States.

GOVERNING LAW

  The Notes will be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflicts of law rules of such State.

                                 CURRENCY RISKS

EXCHANGE RATES AND EXCHANGE CONTROLS

  An investment in a Bearer Note having a Specified Currency other than the currency of the country in which a purchaser is resident or the currency (including ECU and any other such composite currency) in which a purchaser conducts its business or activities (the "home currency") entails significant risks that are not associated with a similar investment in a security denominated in the home currency. Such risks include, without limitation, the possibility of significant changes in rates of exchange between the home currency and such Specified Currency and the possibility of the imposition or modification of foreign exchange controls with respect to such Specified Currency. Such risks generally depend on factors over which the Company has no control, such as economic and political events and the supply of and demand for the relevant currencies. In recent years, rates of exchange for certain currencies have been highly volatile, and such volatility may occur in the future. Fluctuations in any particular exchange rate that have occurred in the past, however, are not necessarily indicative of fluctuations in the rate that may occur during the term of any Bearer Note. Depreciation of the Specified Currency for a Bearer Note against the relevant home currency would result in a decrease in the effective yield (on a U.S. dollar basis) of such Note below its coupon rate and, in certain circumstances, could result in a loss to the investor on a home currency basis.

  Governments have from time to time imposed, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a Specified Currency for making payments in respect of Bearer Notes denominated in such currency. At present, the Company has identified the following currencies in which payments of principal, premium and/or interest on Bearer Notes may be made: Australian dollars, Canadian dollars, Danish kroner, Italian lire, Japanese yen, New Zealand dollars, U.S. dollars and ECU. However, the Company may determine at any time to issue Bearer Notes with Specified Currencies other than those listed. There can be no assurances that exchange controls will not restrict or prohibit payments of principal, premium and/or interest in any Specified Currency. Even if there are no actual exchange controls, it is possible that, on a payment date with respect to any particular Bearer Note, the currency in which amounts then due in respect of such Note are payable would not be available to the Company. In that event, the Company will pay such amounts in the manner set forth under "Payment Currency" below.

  THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT DESCRIBE ALL THE RISKS OF AN INVESTMENT IN BEARER NOTES DENOMINATED IN A CURRENCY OTHER THAN A PROSPECTIVE PURCHASER'S HOME CURRENCY. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN BEARER NOTES DENOMINATED IN A CURRENCY OTHER THAN THE PURCHASER'S HOME CURRENCY. SUCH NOTES ARE NOT AN APPROPRIATE INVESTMENT FOR PERSONS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

  Any Pricing Supplement relating to Bearer Notes having a Specified Currency other than U.S. dollars will contain certain information concerning historical exchange rates for such currency against the U.S. dollar, a brief description of such currency and any material exchange controls affecting such currency, and any other material information concerning such currency.

VALUE OF ECU

  Subject to the provisions set forth under "Payment Currency" below, the value of the ECU is equal to the value of the European Currency Unit that is at present used in the European Monetary System and which is at present valued on the basis of specified amounts of the currencies of twelve member countries of the European Communities (the "EC") as shown below.

  Pursuant to Council Regulation (EEC) No. 1971/89 dated June 19, 1989, the ECU is at present defined as the sum of the following components:

                       PERCENTAGES
                       -----------
German mark...........    30.10
Pound sterling........    13.00
French franc..........    19.00
Italian lire..........    10.15
Dutch guilder.........     9.40
Belgian franc.........     7.60

                       PERCENTAGES
                       -----------
Luxembourg franc......    0.30
Danish krone..........    2.45
Irish pound...........    1.10
Greek drachma.........    0.80
Spanish peseta........    5.30
Portuguese escudo.....    0.80

  The EC may change this definition of the ECU, including by making changes in the foregoing components, which will cause the basis for the valuation of a Bearer Note denominated in ECU to change accordingly.

PAYMENT CURRENCY

  Except as set forth below, if payment in respect of a Bearer Note is required to be made in a Specified Currency other than U.S. dollars and such currency is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond the Company's control or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of such Note shall be made in U.S. dollars until such currency is again available to the Company or so used. The amounts so payable on any date in such currency shall be converted into U.S. dollars on the basis of the most recently available Market Exchange Rate for such currency or as otherwise indicated in the applicable Pricing Supplement. Any payment in respect of such Note made under such circumstances in U.S. dollars will not constitute an Event of Default under the Indenture under which such Note shall have been issued. Notwithstanding the foregoing, if a Specified Currency is unavailable to the Company solely because such currency no longer constitutes legal tender because it has been replaced by the ECU or the new single currency of the European Union once monetary union takes effect pursuant to Article 109l of the Treaty establishing the European Community, the amounts so payable in respect of such Note shall, beginning with the date such replacement becomes effective, be made in the relevant new single currency of the European Union; the amounts so payable on any date shall be converted into such single currency on the basis of the conversion officially in effect in the European Union on the effective date of such replacement.

  If payment in respect of a Bearer Note is required to be made in ECU and the ECU is not then used in the European Monetary System, then the Trustee for such Note shall, without liability on its part, choose a component currency (the "Payment Currency") of the ECU in which all payments in respect of such Note and any related coupons shall be made until the ECU is again so used. Notice of the Payment Currency selected by such Trustee shall be given in accordance with "Description of Bearer Notes--Notices" above. The amount of each payment in such Payment Currency shall be computed on the basis of the equivalent of the ECU in that currency, determined as described below, as of the fourth Luxembourg business day prior to the date on which such payment is due. Any payment in respect of such Note made under such circumstances in the Payment Currency will not constitute an Event of Default under the Indenture under which such Note shall have been issued.

  Notwithstanding the foregoing, on the first Luxembourg business day on which the ECU is no longer used in the European Monetary System, each Trustee shall, without liability on its part, choose a Payment Currency in which all payments in respect of Bearer Notes and coupons for which such Trustee serves as Trustee denominated in ECU having a due date prior thereto but not yet presented for payment are to be made. The amount of each payment in such Payment Currency shall be computed on the basis of the equivalent of the ECU in that currency, determined as described below, as of such first Luxembourg business day. Any payment in respect of such Notes made under such circumstances in the Payment Currency will not constitute an Event of Default under the Indenture under which such Notes shall have been issued.

  The equivalent of the ECU in the relevant Payment Currency as of any date (the "Day of Valuation") shall be determined by the Luxembourg Stock Exchange on the following basis. The component currencies of the ECU for this purpose (the "Components") shall be the currency amounts that were components of the ECU when the ECU was most recently used in the European Monetary System or for the settlement of transactions by public institutions of or within the EC. The equivalent of the ECU in the Payment Currency shall be calculated by, first, aggregating the U.S. dollar equivalents of the Components, and then, using the rate used for determining the U.S. dollar equivalent of the Components in the Payment Currency as set forth below, calculating the equivalent in the Payment Currency of such aggregate amount in U.S. dollars.

  The U.S. dollar equivalent of each of the Components for each series of Bearer Notes shall be determined by the Luxembourg Stock Exchange on the basis of the middle spot delivery quotations prevailing at 2:30 p.m. Luxembourg time on the Day of Valuation, as obtained by the Luxembourg Stock Exchange from one or more major banks, selected by the Trustee for such Notes (with the approval of the Company), in the country of issue of the Component in question.

  If the official unit of any component currency of the ECU is altered by way of combination or subdivision, the number of units of that currency as a Component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as Components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any component currency is divided into two or more currencies, the amount of that currency as a Component shall be replaced by amounts of such two or more currencies, each of which shall be equal to the amount of the former component currency divided by the number of currencies into which that currency was divided.

  If no direct quotations are available for a Component on a Day of Valuation from any of the banks selected by the Trustee (with the approval of the Company) for this purpose, because foreign exchange markets are closed in the country of issue of that Component, or for any other reason, in computing the U.S. dollar equivalent of such Component the Luxembourg Stock Exchange shall (except as provided below) use the most recent direct quotations for such Component obtained by it; provided that such most recent quotations may be used only if they were prevailing in the country of issue not more than two Luxembourg business days before such Day of Valuation. Beyond such period of two Luxembourg business days, the Luxembourg Stock Exchange shall determine the U.S. dollar equivalent of such Component on the basis of cross rates derived from the middle spot delivery quotations for such Component and for the U.S. dollar prevailing at 2:30 p.m. Luxembourg time on such Day of Valuation, as obtained by the Luxembourg Stock Exchange from one or more major banks, selected by such Trustee (with the approval of the Company), in a country other than the country of issue of such Component. Notwithstanding the foregoing, within such period of two Luxembourg business days, the Luxembourg Stock Exchange shall determine the U.S. dollar equivalent of such Component on the basis of such cross rates if such Trustee and the Company judge that the equivalent so calculated is more representative than the U.S. dollar equivalent calculated on the basis of such most recent direct quotations. Unless otherwise specified by such Trustee, if there is more than one market for dealing in any component currency by reason of foreign exchange regulations or for any other reason, the market to be referred to in respect of such currency shall be that upon which a non-resident issuer of securities denominated in such currency would purchase such currency in order to make payments in respect of such securities.

  All determinations referred to above made by the Trustee or the Luxembourg Stock Exchange shall be at their respective sole discretion (except to the extent expressly provided herein that any determination made by a Trustee is subject to the approval of the Company) and shall, in the absence of manifest error, be conclusive for all purposes and binding on holders of Bearer Notes, and such Trustee shall have no liability therefor.

FOREIGN CURRENCY JUDGMENTS

  The Notes will be governed by and construed in accordance with the law of the State of New York. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. A 1987 amendment to the Judiciary Law of the State of New York provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree.

                         TAXATION IN THE UNITED STATES

  Under current United States federal income and estate tax law, (a) payment on a Bearer Note or coupon by the Company or any paying agent to a holder that is a United States Alien will not be subject to withholding of United States federal income tax, provided that, with respect to payments of interest, the holder does not actually or constructively own ten percent or more of the combined voting power of all classes of stock of the Company and is not a controlled foreign corporation related to the Company through stock ownership;
(b) a holder of a Bearer Note or coupon that is a United States Alien will not be subject to United States federal income tax on gain realized on the sale, exchange or redemption of such Note or coupon, provided that such holder does not have a connection with or status with respect to the United States described in clause (a) under "Payment of Additional Amounts"; (c) a beneficial owner of a Bearer Note or coupon that is a United States Alien will not be required to disclose its nationality, residence or identity to the Company, a paying agent (acting in its capacity as such) or any United States governmental authority in order to receive payment on such Note or coupon from the Company or a paying agent outside the United States; and (d) a Bearer Note or coupon will not be subject to United States federal estate tax as a result of the death of a holder who is not a citizen or resident of the United States at the time of death, provided that such holder did not at the time of death actually or constructively own ten percent or more of the combined voting power of all classes of stock of the Company and, at the time of such holder's death, payments of interest on such Note or coupon would not have been effectively connected with the conduct by such holder of a trade or business in the United States.

  United States information reporting requirements and backup withholding tax will not apply to payments on a Bearer Note or coupon made outside the United States by the Company or any paying agent

(acting in its capacity as such) to a holder that is a United States Alien. Information reporting requirements and backup withholding tax also will not apply to any payment on a Bearer Note or coupon outside the United States by a foreign office of a custodian, nominee or other agent of the beneficial owner of such Note or coupon, provided that such custodian, nominee or agent (i) is not a U.S. Person, (ii) derives less than 50% of its gross income for certain periods from the conduct of a trade or business in the United States and (iii) is not a controlled foreign corporation as to the United States (a person described in (i), (ii) and (iii) hereinafter a "foreign controlled person"). Payment in respect of a Bearer Note or coupon outside the United States to the beneficial owner thereof by a foreign office of any custodian, nominee or agent that is not a foreign controlled person will not be subject to backup withholding tax, but will be subject to information reporting requirements unless such custodian, nominee or agent has documentary evidence in its records that the beneficial owner is a United States Alien or the beneficial owner otherwise establishes an exemption.

  Information reporting requirements and backup withholding tax will not apply to any payment of the proceeds of the sale of a Bearer Note or coupon effected outside the United States by a foreign office of a "broker" (as defined in applicable Treasury regulations), provided that such broker is a foreign controlled person. Payment of the proceeds of the sale of a Bearer Note or coupon effected outside the United States by a foreign office of any broker that is not a foreign controlled person will not be subject to backup withholding tax, but will be subject to information reporting requirements unless such broker has documentary evidence in its records that the beneficial owner is a United States Alien and certain other conditions are met, or the beneficial owner otherwise establishes an exemption.

  These backup withholding and information reporting rules are under review by the United States Treasury, and their application to the Bearer Notes and coupons could be changed prospectively by future regulations.

                              PLAN OF DISTRIBUTION

  The Bearer Notes are being offered on a continuous basis by the Company through the Agents, which have agreed to use their reasonable best efforts to solicit orders to purchase Bearer Notes. Initial purchasers may propose certain terms of the Bearer Notes, but the Company will have the right to accept orders to purchase Bearer Notes and may reject proposed purchases in whole or in part. The Agents shall have the right, in their discretion reasonably exercised, to reject any proposed purchase of Bearer Notes in whole or in part. The Company will pay any Agent a commission of from .125% to .750% of the principal amount of Bearer Notes with a Stated Maturity of 184 days to 30 years sold through such Agent, depending upon Stated Maturity. Commissions with respect to Notes with Stated Maturities in excess of 30 years which are sold through an Agent will be negotiated between the Company and such Agent at the time of such sale.

  The Company may arrange for Bearer Notes to be sold through any Agent acting as underwriter or may sell Bearer Notes directly to investors on its own behalf. In the case of sales made directly by the Company, no commission or discount in lieu thereof will be paid or allowed. The Company also may sell Bearer Notes to any Agent as principal for its own account at a price to be agreed upon at the time of sale. Such Notes may be resold by such Agent to one or more investors at a fixed public offering price or at prevailing market prices, or at prices related thereto, at the time of such resale, as determined by such Agent. Unless otherwise specified in the applicable Pricing Supplement, any Bearer Note sold to an Agent as principal will be purchased by such agent at a price equal to 100% of the principal amount thereof less a percentage of the principal amount equal to the commission applicable to an agency sale (as described below) of a Note of identical maturity.

  Any Agent may sell Bearer Notes it has purchased from the Company as principal to other dealers for resale to investors and other purchasers, and may allow any portion of the discount received in connection with such purchase from the Company to such dealers. After the initial public offering of Bearer Notes, the public offering price (in the case of Bearer Notes to be resold at a fixed public offering price), the concession and the discount may be changed.

  In compliance with United States federal income tax laws and regulations, the Company and the Agent have agreed that in connection with the original issuance of any Bearer Note or during the period of 40 days after the Original Issue Date of such Note they will not offer, sell or deliver such Note, directly or indirectly, to a U.S. Person or to any person within the United States, except to the extent permitted under U.S. Treasury regulations. Under those regulations, Bearer Notes may be offered and sold during that period to international organizations, foreign central banks and to foreign branches of U.S. financial institutions that satisfy requirements prescribed by the regulations.

  The Bearer Notes have not been and will not be registered under the Securities and Exchange Law of Japan. The Company and the Agents will agree not to offer or sell any Bearer Note directly or indirectly in Japan or to residents of Japan or for the benefit of any Japanese person (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale directly or indirectly in Japan or to any Japanese person except in circumstances that result in compliance with any applicable laws, regulations and ministerial guidelines of Japan taken as a whole.

  Each Agent will represent and agree that (i) it has not offered or sold and will not offer or sell, prior to the date six months after their date of issue, any Notes, having a maturity of one year or greater, to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purpose of their businesses or otherwise in circumstances that have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of any Notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom such document may otherwise lawfully be issued or passed on.

  There can be no assurance as to the existence of a secondary market for any Bearer Notes, or that any Bearer Notes will be sold.

  The Agents, whether acting as agent or principal, may be deemed to be "underwriters" within the meaning of the Securities Act. The Company has agreed to indemnify the Agents against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the Agents may be required to make in respect thereof.

  In addition to the Bearer Notes being offered through the Agents as described herein, Registered Notes that may have terms identical or similar to the terms of the Bearer Notes may be concurrently offered by the Company on a continuous basis in the United States (as defined in the Prospectus) pursuant to a distribution agreement with affiliates of the Agents. Pursuant to such distribution agreement, such affiliates may also purchase Registered Notes as principal for their own account or for resale, and the Company may make direct sales of Registered Notes on its own behalf. Any Registered Notes so offered and sold will reduce correspondingly the maximum aggregate principal amount of Bearer Notes that may be offered by this Prospectus Supplement and the accompanying Prospectus.

  In the ordinary course of their respective businesses, affiliates of J.P. Morgan Securities Ltd. have engaged, and will in the future engage, in normal commercial banking transactions with the Company and certain of its subsidiaries.

                              GENERAL INFORMATION

  Application has been made to list the Bearer Notes on the Luxembourg Stock Exchange. In connection with such listing, the Restated Certificate of Incorporation and By-Laws of the Company and a legal notice relating to the issuance of the Bearer Notes have been deposited with the Chief Registrar of the District Court of Luxembourg, where copies may be obtained upon request.

  The issuance of the Notes was authorized by actions of the Board of Directors of the Company on April 18, 1991, August 21, 1991 and November 15, 1994.

  So long as any Bearer Notes are listed on the Luxembourg Stock Exchange, copies of the Pricing Supplements for such Notes, the Registration Statement (and the documents incorporated by reference therein), the annual and quarterly reports of the Company, Restated Certificate of Incorporation and By-Laws of the Company, the Indenture for such series of Notes and the distribution agreement between the Company and the Agents will be available for inspection at the office of the Listing Agent or at the office of the Principal Paying Agent for such Notes in Luxembourg during the term of the Bearer Notes. In addition, copies of such annual and quarterly reports and such Pricing Supplements may be obtained at such offices.

  Except as otherwise disclosed herein, the Company is not involved in any litigation or arbitration proceedings relating to claims or amounts which it believes will be material in the context of the issue of the Bearer Notes and is not aware that any such litigation or arbitration proceedings are pending or threatened.

  As of the date of this Prospectus Supplement, there has been no material adverse change in the financial position of the Company since the date of the latest audited financial statements contained or incorporated by reference in the accompanying Prospectus.

  The Bearer Notes have been accepted for clearance through Euroclear and Cedel.

                   PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY

                              One McDonald's Plaza
                           Oak Brook, Illinois 60521

                            AUDITORS TO THE COMPANY

                               Ernst & Young LLP
                               233 S. Wacker Dr.
                            Chicago, Illinois 60606

                                 LEGAL ADVISERS

             To the Company                          To the Agents
             Shelby Yastrow                Cleary, Gottlieb, Steen & Hamilton
         Senior Vice President,                    One Liberty Plaza
     General Counsel and Secretary              New York, New York 10006
         McDonald's Corporation
          One McDonald's Plaza
       Oak Brook, Illinois 60521

                                    TRUSTEE

                   First Fidelity Bank, National Association
                            Broad and Walnut Streets
                        Philadelphia, Pennsylvania 19109

                             PRINCIPAL PAYING AGENT

                   Morgan Guaranty Trust Company of New York
                             60 Victoria Embankment
                                London EC4Y OJP

                                  PAYING AGENT

                       Banque Generale du Luxembourg S.A.
                               27 Avenue Monterey
                               L-2951 Luxembourg
                                   Luxembourg

                                 LISTING AGENT

                       Banque Generale du Luxembourg S.A.
                               27 Avenue Monterey
                               L-2951 Luxembourg
                                   Luxembourg

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                   SUBJECT TO COMPLETION, DATED JULY 13, 1995

PROSPECTUS

                                  $584,662,000

                             MCDONALD'S CORPORATION

                                DEBT SECURITIES

  McDonald's Corporation (the "Company") intends to issue from time to time in one or more series its unsecured debt securities ("Debt Securities") with an aggregate initial public offering price or purchase price of up to $584,662,000, or the equivalent thereof in one or more foreign or composite currencies, including the European Currency Unit ("ECU"). Debt Securities of each series will be offered on terms to be determined at the time of sale. Debt Securities may be sold for U.S. dollars or for one or more foreign or composite currencies, and the principal of, premium, if any, and any interest on Debt Securities may be payable in U.S. dollars or in one or more foreign or composite currencies. Debt Securities of a series may be issuable as individual securities in registered form without coupons ("Registered Securities"), in bearer form with or without coupons attached ("Bearer Securities") or as one or more global securities in registered or bearer form (each a "Global Security"). The specific designation, aggregate principal (or, if principal payable is determined by reference to an index, face) amount, the currency in which the principal, premium, if any, and any interest are payable, the rate (or method of calculation) and the time and place of payment of any interest, authorized denominations, maturity, offering price, any redemption terms and any other specific terms of the Debt Securities in respect of which this Prospectus is being delivered will be set forth in an accompanying Prospectus Supplement (as supplemented with respect to Notes of any series by any pricing supplement relating thereto, a "Prospectus Supplement").

  The Debt Securities may be sold by the Company directly, through agents designated from time to time, through dealers or one or more underwriters, or through a syndicate of underwriters managed by one or more underwriters. If underwriters or agents are involved in any offering of Debt Securities, the names of the underwriters or agents will be set forth in the applicable Prospectus Supplement. If an underwriter, agent or dealer is involved in any offering of Debt Securities, the underwriter's discount, agent's commission or dealer's purchase price will be set forth in, or may be calculated from the information set forth in, the applicable Prospectus Supplement, and the net proceeds to the Company from such offering will be the public offering price of such Debt Securities less such discount, in the case of an offering through an underwriter, or the purchase price of such Debt Securities less such commission, in the case of an offering through an agent, and less, in each case, the other expenses of the Company associated with the issuance and distribution of such Debt Securities. See "Plan of Distribution" for specific details.

                                  -----------

THESE SECURITIES  HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE  SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
  ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
   IS A CRIMINAL OFFENSE.

                                  -----------

                 The date of this Prospectus is July   , 1995.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the Commission: New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York 10048 and Chicago Regional Office, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661; and copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange and Chicago Stock Exchange. The Company is not required to, and will not, provide an annual report or any other periodic report to any holder of its debt securities unless specifically requested by such holder.

  The Company has filed with the Commission a Registration Statement on Form S-3 (such Registration Statement, together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the Debt Securities. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted from this Prospectus in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

  A Company franchisee provides food services exclusively to United States government personnel stationed at the United States naval station in Guantanamo Bay, Cuba. This statement is made pursuant to the disclosure requirements of Florida law and is accurate as of the date of this Prospectus. Investors may obtain current information by contacting the Florida Department of Banking and Finance, The Capitol, Tallahassee, Florida 32399-0350, telephone: (904) 488-9805.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents have been filed with the Commission (File No. 1-5231) pursuant to the Exchange Act and are incorporated herein by reference and made a part of this Prospectus:

  (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, as amended by the Company's Form 10-K/A filed on June 27, 1995; and

  (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the Debt Securities shall be deemed to be incorporated herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, in the accompanying Prospectus Supplement, in an applicable Pricing Supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

  The Company will furnish without charge to each person to whom this Prospectus is delivered, upon request, a copy of any or all of the documents described above, other than certain exhibits to such documents. Written or telephone requests should be directed to: McDonald's Shareholder Services, McDonald's Corporation, Kroc Drive, Oak Brook, Illinois 60521, (708) 575-7428.

                               ----------------

  References herein to "U.S. dollars", "dollars" or "$" are to the lawful currency of the United States of America.

                             MCDONALD'S CORPORATION

  McDonald's Corporation and its subsidiaries develop, operate, franchise and service a worldwide system of restaurants which prepare, assemble, package and sell a limited menu of value-priced foods. These restaurants are operated by the Company and its subsidiaries or, under the terms of franchise agreements, by franchisees who are independent third parties, or by affiliates operating under joint venture agreements between the Company or its subsidiaries and local businesspeople.

  McDonald's restaurants offer a substantially uniform menu consisting of hamburgers and cheeseburgers, including the Big Mac and Quarter Pounder with Cheese sandwiches, the Filet-O-Fish, McGrilled Chicken and McChicken sandwiches, french fries, Chicken McNuggets, salads, shakes, sundaes and cones made with low fat frozen yogurt, pies, cookies and a limited number of soft drinks and other beverages. In addition, the restaurants sell a variety of products during limited promotional time periods. McDonald's restaurants operating in the United States are open during breakfast hours and offer a full breakfast menu including the Egg McMuffin and the Sausage McMuffin with Egg sandwiches, hotcakes and sausage; three varieties of biscuit sandwiches; Apple-Bran muffins; and cereals. McDonald's restaurants in many countries around the world offer many of these same products as well as other products and limited breakfast menus. The Company tests new products on an ongoing basis.

  McDonald's restaurants are located in all fifty of the United States and the District of Columbia, and in many foreign locations, principally Japan, Canada, Germany, England, Australia and France. At March 31, 1995, there were 15,370 restaurants worldwide, of which 9,795 were located in the United States and 5,575 in 78 other countries. An additional 327 restaurants were under construction at March 31, 1995, including 228 outside the United States.

  At March 31, 1995, 68% of McDonald's restaurants were operated by independent franchisees, 21% were operated by the Company and its subsidiaries and 11% were operated by affiliates (entities in which the Company and/or its subsidiaries have an equity interest of 50% or less and in which the remaining equity interest generally is owned by a local resident).

  The Company's principal executive offices are located at One McDonald's Plaza, Oak Brook, Illinois 60521, telephone: (708) 575-3000.

                                USE OF PROCEEDS

  The Company intends to use the net proceeds from the sale of the Debt Securities for general corporate purposes, which may include debt refinancings and capital expenditures such as the acquisition and development of McDonald's restaurants. Specific allocations of net proceeds for such purposes have not been made at this time. The amount and timing of any such debt refinancings or capital expenditures will depend upon the Company's requirements and the availability of other funds to the Company.

                       RATIO OF EARNINGS TO FIXED CHARGES

                                                THREE
                                               MONTHS
                                                ENDED
                                              MARCH 31, YEAR ENDED DECEMBER 31,
                                              --------- ------------------------
                                              1995 1994 1994 1993 1992 1991 1990
                                              ---- ---- ---- ---- ---- ---- ----
Ratio of Earnings to Fixed Charges........... 4.66 4.70 5.26 4.86 3.96 3.53 3.48

  The ratios of earnings to fixed charges shown above have been computed on a total enterprise basis. Earnings represent income before provision for income taxes and fixed charges. Fixed charges consist of interest on all indebtedness, amortization of debt issuance costs and discount or premium relating to any indebtedness, and such portion of rental charges (after reduction for related sublease income) considered to be representative of the interest component in the particular case.

                         DESCRIPTION OF DEBT SECURITIES

  The Debt Securities are to be issued under an Indenture dated as of March 1, 1987, and any indentures supplemental thereto (collectively, the "Indenture"), between the Company and First Fidelity Bank, National Association (formerly Fidelity Bank, National Association), as Trustee (the "Trustee"). The following statements with respect to the Debt Securities are summaries of the detailed provisions of the Indenture, a copy of which is filed as an exhibit to the Registration Statement. References in italics are to sections of the Indenture. Wherever particular provisions of the Indenture are referred to, such provisions are incorporated by reference as a part of the statements made, and the statements are qualified in their entirety by such reference. As used under this caption, the term "Debt Securities" includes the debt securities being offered by this Prospectus and all other debt securities issued from time to time by the Company under the Indenture.

GENERAL

  The Debt Securities will be unsecured obligations of the Company, ranking equally with all other unsecured and unsubordinated indebtedness for borrowed money of the Company. Certain unsecured obligations of the Company may, however, under certain circumstances, become secured by mortgages pursuant to negative pledge covenants applicable to such obligations while the Debt Securities remain unsecured.

  Reference is made to the Prospectus Supplement for the terms of the series of Debt Securities being offered thereby, including, where applicable: (i) the title of such Debt Securities; (ii) the limit, if any, upon the aggregate principal amount of such Debt Securities; (iii) the date or dates on which the principal and premium, if any, of such Debt Securities is or are payable; (iv) the rate or rates and/or the method of determination thereof, at which such Debt Securities will bear interest, if any; the date or dates from which such interest will accrue; the interest payment dates on which such interest will be payable; and, in the case of Registered Securities, the record dates for the interest payable on such interest payment dates; (v) whether such Debt Securities are to be issued as Original Issue Discount Securities (as defined below) and the amount of discount with which such Debt Securities will be issued; (vi) the place or places where the principal of, and premium, if any, and any interest on such Debt Securities will be payable; (vii) the price or prices at which, the period or periods within which and the terms and conditions upon which such Debt Securities may be redeemed in whole or in part, at the option of the Company, pursuant to any sinking fund or otherwise; (viii) the obligation, if any, of the Company to redeem or purchase such Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a Holder and the price or prices at which, the period or periods within which and the terms and conditions upon which such Debt Securities will be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation; (ix) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which such Debt Securities will be issuable; (x) if other than the principal amount, the portion of the principal amount of such Debt Securities which will be payable upon declaration of acceleration of the maturity thereof pursuant to the Indenture; (xi) if other than U.S. dollars, the coin, currency or currencies in which payment of the principal of (and premium, if any) and interest, if any, on such Debt Securities will be payable; (xii) if the principal of (and premium, if any) or interest, if any, on such Debt Securities are to be payable, at the election of the Company or a Holder, in a coin, currency or currencies other than that in which the Debt Securities are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made; (xiii) if the amount of payments of principal of (and premium, if any) or interest, if any, on such Debt Securities may be determined with reference to an index based on a coin or currency or currencies other than that in which the Debt Securities are stated to be payable, the manner in which such amount will be determined; (xiv) any additional Events of Default provided for with respect to such Debt Securities; (xv) provisions, if any, for the defeasance of such Debt Securities; (xvi) whether such Debt Securities are to be issued in registered or bearer form, with or without coupons; (xvii) whether such Debt Securities are to be issued in whole or in part in the form of one or more Global Securities and, if so, the identity of the Depositary (as defined below) for such Global Security or Securities; (xviii) if any Debt Securities of the series are to be issued as Bearer Securities or as one or more Global Debt Securities representing individual Bearer Securities of the series; and (xix) any other terms of such Debt Securities not inconsistent with the provisions of the Indenture. (Section 2.02)

  If Bearer Securities are issued, certain special considerations applicable to such Bearer Securities, including limitations on their issuance, will be described in the Prospectus Supplement relating thereto.

  If the principal of (and premium, if any) or any interest on Debt Securities of any series are payable in a foreign or composite currency, the restrictions, elections, federal income tax consequences, specific terms and other information with respect to such Debt Securities and such currency will be described in the Prospectus Supplement relating thereto.

  One or more series of Debt Securities may be sold at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates ("Original Issue Discount Securities").

  Unless otherwise provided in the applicable Prospectus Supplement, the principal of (and premium, if any) and any interest on Registered Securities will be payable at the corporate trust office of the Trustee at Broad and Walnut Streets, Philadelphia, Pennsylvania 19019; provided, however, that payment of interest on Registered Securities may be made at the option of the Company by check mailed to the Registered Holders thereof or, if so provided in the applicable Prospectus Supplement, at the option of the Registered Holder by wire transfer to an account designated by such Registered Holder. Provisions with respect to the payment of principal of (and premium, if any) and any interest on Bearer Securities or Global Securities will be set forth in the applicable Prospectus Supplement. (Sections 2.02 and 4.01)

  Unless otherwise provided in the applicable Prospectus Supplement, Registered Securities may be transferred or exchanged at the office or agency maintained by the Company for such purpose, subject to the limitations provided in the Indenture, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith. (Section 2.05) Bearer Securities will be transferable by delivery. Provisions with respect to the exchange of Bearer Securities will be described in the applicable Prospectus Supplement.

  All moneys paid by the Company to the Trustee for the payment of principal of (and premium, if any) or any interest on any Debt Security that remains unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to the Company on demand, and the Registered Holder of such Debt Security or any coupon appertaining thereto will thereafter look only to the Company for payment thereof. (Section 12.05)

GLOBAL SECURITIES

  The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the Prospectus Supplement relating to such series. Global Securities may be issued in either registered or bearer form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for individual Debt Securities, a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor. (Sections 2.03 and 2.05)

  The specific terms of the depositary arrangement with respect to any Debt Securities of a series will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will apply to all depositary arrangements.

  Upon the issuance of a Global Security, the Depositary for such Global Security will credit, on its book-entry registration and transfer system, the respective principal (or, if the amount of principal payable is determined by reference to an index (a "Principal Indexed Security"), face) amounts of the individual Debt Securities represented by such Global Security to the accounts of institutions that have accounts with such Depositary ("participants"). The accounts to be credited shall be designated by the underwriters of such Debt Securities or, if such Debt Securities are offered and sold directly by the Company or through one or more agents, by the Company or such agent or agents. Ownership of beneficial interests in a Global Security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Global Security (with respect to participants' interests) and by participants or persons that hold through participants (with respect to beneficial owners' interests). The laws of some states require that certain purchasers of securities take physical delivery of such securities. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

  So long as the Depositary for a Global Security, or its nominee, is the owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the Holder of the individual Debt Securities represented by such Global Security for all purposes under the Indenture governing such Debt Securities. Except as set forth below, owners of beneficial interests in a Global Security will not be entitled to have any of the individual Debt Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of any such Debt Securities and will not be considered the Holders thereof under the Indenture governing such Debt Securities.

  Subject to the restrictions discussed under "Limitations on Issuance of Bearer Securities" below, payments of principal of (and premium, if any) and any interest on the Debt Securities represented by a Global Security will be made to the Depositary or its nominee, as the case may be, as the Holder of such Global Security. None of the Company, the Trustee, any paying agent or transfer agent for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. (Section 8.03)

  The Company expects that the Depositary for Debt Securities of a series, upon receipt of any payment of principal of (and premium, if any) or interest on a definitive Global Security representing any of such Debt Securities, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal (or, in the case of a Principal Indexed Security, face) amount of such Global Security as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants. Receipt by owners of beneficial interests in a temporary Global Security of payments of principal of (and premium, if any) or interest on such Global Security will be subject to the restrictions discussed under "Limitations on Issuance of Bearer Securities" below.

  If a Depositary of Debt Securities of a series is at any time unwilling or unable to continue as Depositary and a successor Depositary is not appointed by the Company within ninety days, the Company will issue individual Debt Securities of such series in exchange for the Global Security or Securities representing such Debt Securities. In addition, the Company may at any time and in its sole discretion determine not to have any Debt Securities of a series represented by one or more Global Securities and, in such event, will issue individual Debt Securities of such series in exchange for the Global Security or Securities representing such series of Debt Securities. (Section 2.05)

  Further, if the Company so specifies with respect to the Debt Securities of a series, an owner of a beneficial interest in a Global Security representing Debt Securities of such series may, on terms acceptable to the Company and the Depositary for such Global Security, receive individual Debt Securities in exchange for such beneficial interest. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery of individual Debt Securities of the series represented by such Global Security equal in principal (or, in the case of a Principal Indexed Security, face) amount to such beneficial interest and to have such Debt Securities registered in its name (if the Debt Securities of such series are issuable as Registered Securities). Individual Debt Securities of such series so issued will be issued
(a) in registered form in authorized denominations if the Debt Securities of such series are issuable as Registered Securities, (b) in bearer form in authorized denominations, with or without coupons attached, if the Debt Securities of such series are issuable as Bearer Securities or (c) as either Registered or Bearer Securities, if the Debt Securities of such series are issuable in either form (Section 2.05). See, however, "Limitations on Issuance of Bearer Securities" below for a description of certain restrictions on the issuance of individual Bearer Securities in exchange for beneficial interests in a Global Security.

CERTAIN COVENANTS OF THE COMPANY UNDER THE INDENTURE

  The Indenture contains certain covenants described below which are applicable to the Company with respect to any and all series of Debt Securities issued thereunder. Specific covenants, if any, peculiar to a particular series of Debt Securities to be offered hereby will be described in the Prospectus Supplement relating thereto.

  The Section 4.11 Covenant. The Company has agreed that (A) after the date of the Indenture neither the Company nor any Restricted Subsidiary will create, incur or assume any Real Property Mortgage, other than an Excepted Mortgage, as security for Indebtedness of the Company or any subsidiary unless the Debt Securities are equally and ratably secured with such Indebtedness, and (B) if any Negative Pledge Mortgage is created, incurred or assumed by the Company or any Restricted Subsidiary, the Company will, unless the "Section 4.11 Ratio" is satisfied, if required by the Trustee, within 60 days deliver First Mortgages on parcels of Real Property having a net book value of at least 125% of the then unpaid principal amount of Debt Securities. The "Section 4.11 Ratio" is satisfied if, after giving effect to the delivery of a Negative Pledge Mortgage, the sum of (1) the unpaid principal amount of all Indebtedness of the Company secured by Real Property Mortgages executed and delivered or assumed after December 15, 1977 (other than those Excepted Mortgages listed in clauses
(ii), (iii), (iv) and (v) of the definition of Excepted Mortgage set forth below) and (2) the unpaid principal amount of Funded Debt of Restricted Subsidiaries incurred after December 15, 1977, does not exceed the greater of $250,000,000 or 15% of Consolidated Capitalization. (Section 4.11)

  The term "Consolidated Capitalization" means the total assets of the Company and its Restricted Subsidiaries determined on a consolidated basis (but exclusive of investments in, and loans and advances to, Unrestricted Subsidiaries) less the total current liabilities of the Company and its Restricted Subsidiaries determined on a consolidated basis. (Section 1.01)

  The term "Excepted Mortgage" means any Real Property Mortgage which:

    (i) secures Negative Pledge Debt;

    (ii) is assumed or given in favor of the seller of Real Property when the Company or any Restricted Subsidiary (or any predecessor thereof) acquires (or acquired, in the case of such a predecessor) the Real Property;

    (iii) must be created, incurred or assumed to permit the Company or any Restricted Subsidiary to perform or comply with any contract or subcontract made by it with, or at the request of, the United States of America, the District of Columbia, any state or territory of the United States of America, any political subdivision thereof, or any agency, department or instrumentality of any thereof;

    (iv) is a "Refunding Mortgage", that is, it secures Indebtedness ("Refunding Indebtedness") created, incurred or assumed in connection with any extension, renewal, replacement or refunding of any Indebtedness ("Refunded Indebtedness") secured by any Real Property Mortgage; provided that the Refunding Indebtedness shall not exceed the Refunded Indebtedness and that the Refunding Mortgage shall not create a mortgage on any Real Property other than that which secured the Refunded Indebtedness;

    (v) is a "Replacement Mortgage", that is, it is given in replacement of another Real Property Mortgage ("Replaced Mortgage") to secure the same Indebtedness; provided that the net book value of the Real Property covered by the Replacement Mortgage does not exceed the net book value of the Real Property covered by the Replaced Mortgage; or

    (vi) secures Indebtedness (other than Indebtedness secured by an Excepted Mortgage described under any other clause of this definition of "Excepted Mortgage") which is created, incurred or assumed subsequent to December 15, 1977 if, immediately after giving effect thereto, the Section 4.11 Ratio is satisfied. (Section 4.11)

  The term "First Mortgages" means mortgages in recordable form securing the Debt Securities and naming the Trustee as mortgagee, beneficiary, grantee or secured party. First Mortgages shall be in form reasonably acceptable to the Trustee and shall afford a first lien (except for encumbrances permitted by the Indenture) on Real Property. At all times when First Mortgages are to be delivered to or held by the Trustee pursuant to the Indenture, no less than 50% of the net book value of the Real Property subject to such First Mortgages shall be attributable to Real Property consisting of land, and buildings and improvements located on land, owned in fee simple by the Company and/or its subsidiaries, and up to 50% of the net book value of the Real Property subject to such First Mortgages may be attributable to other Real Property. (Section 1.01)

  The term "Funded Debt" means Indebtedness, whether secured or unsecured, if such Indebtedness by its terms matures at, or is extendable or renewable at the option of the obligor to, a date more than 12 months after the date of determination of such Indebtedness. (Section 1.01)

  The term "Funded Debt of Restricted Subsidiaries" means, at the date of determination, the aggregate of Funded Debt of all Restricted Subsidiaries other than Funded Debt:

    (a) of any Restricted Subsidiary which is a guarantor of the Debt Securities ("Guarantor")*, pursuant to a guaranty delivered to the Trustee on or prior to such date of determination, provided such Funded Debt is not secured by a Real Property Mortgage;

    (b) which constitutes subordinated debt of Restricted Subsidiaries which, if guaranteed by the Company or any Guarantor, is guaranteed solely pursuant to a subordinated guaranty; or

    (c) of Restricted Subsidiaries which have been acquired by the Company after December 15, 1977, provided that such Funded Debt (i) is not guaranteed by the Company or any Guarantor, (ii) is guaranteed pursuant to a subordinated guaranty, or (iii) is Funded Debt of a Restricted Subsidiary which was acquired by the Company not more than 60 days prior to such date of determination. (Section 1.01)

  The term "Indebtedness" means any and all obligations (other than obligations of the Company to any Restricted Subsidiary or of any Restricted Subsidiary to the Company or to any other Restricted Subsidiary and other than deferred income taxes, security deposits by lessees and interim loans for construction) incurred either for money borrowed or in connection with the acquisition of any or all stock or assets of a corporation or other entity (whether by purchase, merger or otherwise). (Section 1.01)

  The term "Lease" means an original lease, a sublease or any lease under and subsequent to a sublease. (Section 1.01)

  The term "Mortgages" shall mean mortgages, deeds of trust, deeds to secure debt and other similar instruments pursuant to which a lien on Real Property is created in favor of, or title to Real Property is held by or transferred to a Person for the benefit of, a Person as security for Indebtedness. (Section 1.01)

  The term "Negative Pledge Debt" means Indebtedness of the Company or any Restricted Subsidiary which (a) is not secured by a Real Property Mortgage on the date of the Indenture or on the date of issuance
- - --------
* The Company is not obligated to cause any Restricted Subsidiary to become a Guarantor, and does not presently intend to do so.

of such Indebtedness, and (b) is issued pursuant to an instrument which requires the Company, on the occurrence or nonoccurrence of an event specified therein, to secure such Indebtedness with a Real Property Mortgage. (Section 4.11)

  The term "Negative Pledge Mortgage" means any Real Property Mortgage delivered to secure Negative Pledge Debt pursuant to one of the requirements referred to in the definition of Negative Pledge Debt. (Section 4.11)

  The term "Real Property" means land, Leases, buildings and improvements on owned or leased land or leased premises, either owned in fee simple or leased by the Company or one of its subsidiaries. (Section 1.01)

  The term "Real Property Mortgage" shall mean a Mortgage upon or affecting Real Property. (Section 1.01)

  The term "Restricted Subsidiary" means any subsidiary which has not been designated as an Unrestricted Subsidiary by the Company. The Company may designate an Unrestricted Subsidiary as a Restricted Subsidiary at any time so long as such subsidiary has not been a Restricted Subsidiary within 12 months prior to such designation as a Restricted Subsidiary; provided, however, that such change of designation does not result in an Event of Default under the Indenture or an event which after notice or lapse of time, or both, would constitute an Event of Default under the Indenture. (Section 1.01)

  The term "Unrestricted Subsidiary" means any subsidiary which has been designated an Unrestricted Subsidiary by the Company. The Company may designate a Restricted Subsidiary as an Unrestricted Subsidiary at any time so long as
(i) such subsidiary has not been an Unrestricted Subsidiary within 12 months prior to such designation as an Unrestricted Subsidiary, (ii) such change of designation does not result in an Event of Default under the Indenture or an event which after notice or lapse of time, or both, would constitute an Event of Default under the Indenture, and (iii) such subsidiary does not own any real property in the United States which is primarily used for the operation of a McDonald's restaurant. (Section 1.01)

  Other Covenants. The Indenture contains certain other covenants applicable to all series of Debt Securities issued thereunder, including covenants respecting the payment of taxes, maintenance of properties and other matters. (Article Four)

MODIFICATION OF THE INDENTURE

  The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than 66 2/3% in principal amount of the Outstanding Debt Securities of all series issued under the Indenture which are affected by the modification or amendment (voting as one class), to execute supplemental indentures modifying the Indenture or any supplemental indenture, provided that, without the consent of all Holders of then Outstanding Debt Securities affected, no such modification shall extend the fixed maturity of any Debt Securities, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon redemption thereof, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon acceleration of the Stated Maturity thereof, or change the aforesaid percentage of Debt Securities, the consent of Holders of which will be required for any such modification. (Section 10.02) Generally, the principal amount of the Debt Securities that is deemed "Outstanding" is the principal amount thereof, except
(a) as to Original Issue Discount Securities, it is the portion of the principal amount thereof that then would be due and payable upon an acceleration of the Stated Maturity thereof pursuant to an Event of Default; and (b) as to Debt Securities denominated in a currency other than U.S. dollars, it is the amount of U.S. dollars that could be obtained for such principal amount on the basis of the spot rate of exchange for purchasing U.S. dollars with such currency at or about the date of determination. (Section 1.01)

EVENTS OF DEFAULT

  The Indenture defines an Event of Default with respect to any series of Debt Securities as being any one of the following events: (a) default for 30 days in any payment of interest on such series; (b) default in any payment of principal of (and premium, if any, on) such series when due; (c) default in the payment of any sinking fund installment when due; (d) default in the performance of a particular covenant applicable to that series after appropriate notice and opportunity to cure such default, if any; (e) default for 60 days, after appropriate notice, in the performance of any other covenants in the Indenture (other than the Section 4.11 covenant and any other covenant included in the Indenture solely for the benefit of a series of Debt Securities other than that series), provided that such default shall not be an Event of Default if it cannot with due diligence be cured within such 60-day period due to causes beyond the control of the Company, unless the Company shall fail to proceed promptly to cure such default and thereafter prosecute the curing of such default with diligence and continuity; (f) default for 120 days after appropriate notice in the performance of the Section 4.11 covenant; (g) a default under any other indenture or instrument (including an Event of Default with respect to a series of Debt Securities other than that series) under which the Company has outstanding at the date of such default an aggregate principal amount of Indebtedness in excess of 15% of Consolidated Capitalization, provided that such Indebtedness shall have been accelerated so that such Indebtedness shall be or become due and payable prior to the date on which the same would otherwise have become due and payable; (h) default in the payment at the maturity thereof of an aggregate principal amount of Indebtedness (including such a default with respect to a series of Debt Securities other than that series) in excess of 15% of Consolidated Capitalization; or (i) certain events of bankruptcy, insolvency or reorganization. An Event of Default with respect to a particular series of Debt Securities issued under the Indenture does not necessarily constitute an Event of Default with respect to any other series of Debt Securities issued thereunder. In case an Event of Default under clause (a), (b), (c) or (d) shall occur and be continuing with respect to any series of Debt Securities, the Trustee or the Holders of not less than 25% in aggregate principal amount of Debt Securities then Outstanding of such series may declare the entire principal (or, if the Debt Securities of such series are Original Issue Discount Securities, the portion of the principal amount specified in the terms of such series) of such series to be due and payable. In case an Event of Default under clause (e), (f), (g), (h) or
(i) shall occur and be continuing, the Trustee or Holders of not less than 25% in aggregate principal amount of all the Outstanding Debt Securities may declare the entire principal (or, if any Debt Securities are Original Issue Discount Securities, the portion of the principal amount specified in the terms thereof) of Outstanding Debt Securities of all series to be due and payable. Any Event of Default with respect to a particular series of Debt Securities (or of all the Debt Securities, as the case may be) may be waived by the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of such series (or of all the Outstanding Debt Securities, as the case may be), except in each case a failure to pay principal or premium, if any, or interest on such Debt Securities. (Section 6.01; Section 6.06)

  The Indenture requires the Company to file with the Trustee an Officers' Certificate annually as to knowledge of any default under the terms of the Indenture. (Section 4.06) The Indenture provides that the Trustee may withhold notice to the Holders of the Debt Securities of any default (except in payment of principal or premium, if any, or interest) if the Trustee considers it in the interest of the Holders of the Debt Securities to do so. (Section 6.07)

  Subject to the provisions of the Indenture relating to the duties of the Trustee, the Indenture provides that the Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of the Holders of the Debt Securities unless such Holders shall have offered to the Trustee reasonable indemnity. (Sections 6.04, 7.01 and 7.02) Subject to such provisions regarding indemnification of and certain other rights of the Trustee, the Indenture provides that the Holders of a majority (voting as one class) in principal amount of the Outstanding Debt Securities of any or all series affected will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. (Section 6.06) The Indenture provides that notwithstanding any other provisions thereof, the right of any Holder to receive payment of the principal of (and premium, if any) and interest on the Debt Securities or to institute suit for the enforcement thereof shall not be impaired or affected without such Holder's consent. (Section 6.04)

DEFEASANCE

  Unless otherwise provided in the Prospectus Supplement with respect to any series of Debt Securities, the Company, at its option, (a) will be discharged from any and all obligations in respect of such Debt Securities (except in each case for certain obligations to register the transfer or exchange of such Debt Securities, replace stolen, lost or mutilated Debt Securities, maintain paying agencies and hold moneys for payment in trust) or (b) need not comply with certain restrictive covenants of the Indenture (including those described under "Certain Covenants of the Company Under the Indenture" above) and will not be limited by any restrictions with respect to merger, consolidation or sales of assets, in each case if the Company deposits with the Trustee, in trust, (x) money or (y) U.S. Government Obligations or a combination of (x) and (y) which, through the payment of interest thereon and principal thereof in accordance with their terms, will provide money in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, if any, and premium, if any, and interest on, such Debt Securities on the dates such payments are due in accordance with the terms of such series. (Section 12.02) In order to avail itself of either of the foregoing options, the Company must provide to the Trustee an opinion of counsel or a ruling from, or published by, the Internal Revenue Service, to the effect that Holders of the Debt Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of the Company's exercise of its option and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised. (Section 12.02) "U.S. Government Obligations" means generally (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof. (Section 1.01) In addition, the Company can also obtain a discharge under the Indenture with respect to all the Debt Securities of a series by depositing with the Trustee, in trust, funds sufficient to pay at maturity or upon redemption all of the Debt Securities of such series, provided that all of the Debt Securities of such series are by their terms to become due and payable within one year or are to be called for redemption within one year. No such opinion of counsel or ruling from the Internal Revenue Service is required with respect to a discharge pursuant to the immediately preceding sentence. In the event of any discharge of Debt Securities pursuant to the terms of the Indenture described above, the Holders of such Debt Securities will thereafter be able to look solely to such trust fund, and not to the Company, for payments of principal, premium, if any, and interest, if any. (Sections 12.01 and 12.02)

CONCERNING THE TRUSTEE

  The Company, its subsidiaries and affiliates maintain banking relationships (including the extension of credit) in the ordinary course of business with the Trustee.

                  LIMITATIONS ON ISSUANCE OF BEARER SECURITIES

  In compliance with U.S. federal income tax laws and regulations, the Company and any underwriter, agent or dealer participating in the offering of any Bearer Security will agree, in connection with the original issuance of such Bearer Security and during the period of 40 days after the issue date of such Bearer Security, not to offer, sell or deliver such Bearer Security, directly or indirectly, to a U.S. Person or to any person within the United States, except to the extent permitted under U.S. Treasury regulations.

  Bearer Securities and any coupons attached thereto will bear a legend to the following effect: "Any United States Person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code." The sections referred to in the legend provide that, with certain exceptions, a United States taxpayer that holds Bearer Securities will not be allowed to deduct any loss, and will not be eligible for capital gain treatment with respect to any gain, realized on a sale, exchange, redemption or other disposition of such Bearer Securities.

  As used herein, "United States" means the United States of America and its possessions, and "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, or an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

  Pending the availability of a definitive Global Security in bearer form or individual Bearer Securities, as the case may be, Debt Securities that are issuable as Bearer Securities may initially be represented by a single temporary Global Security in bearer form, without interest coupons, to be deposited with a common depositary in London for Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System ("Euroclear"), and Cedel Bank, societe anonyme ("Cedel") for credit to the accounts designated by or on behalf of the purchasers thereof. Following the availability of a definitive Global Security in bearer form, without coupons attached, or individual Bearer Securities, with or without coupons, and subject to any further limitations described in the applicable Prospectus Supplement, the temporary Global Security will be exchangeable for interests in such definitive Global Security or for such individual Bearer Securities, respectively, only upon receipt of a Certificate of Non-U.S. Beneficial Ownership. A "Certificate of Non-U.S. Beneficial Ownership" is a certificate to the effect that a beneficial interest in a temporary Global Security is owned by a person that is not a U.S. Person or is owned by or through a financial institution in compliance with applicable U.S. Treasury regulations. No Bearer Security will be delivered in or to the United States. If so specified in the applicable Prospectus Supplement, interest on a temporary Global Security will be paid to each of Euroclear and Cedel with respect to that portion of such temporary Global Security held for its account, but only upon receipt as of the relevant interest payment date of a Certificate of Non-U.S. Beneficial Ownership.

                              PLAN OF DISTRIBUTION

  The Company may sell Debt Securities in any of three ways: (i) through underwriters or dealers; (ii) directly to one or more purchasers; or (iii) through agents. The applicable Prospectus Supplement will set forth the terms of the offering of any Debt Securities, including the names of any underwriters or agents, the purchase price of such Debt Securities and the net proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation or agents' commission, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, any securities exchanges on which such Debt Securities may be listed and any restrictions on the sale and delivery of Debt Securities in bearer form.

  If underwriters or dealers are used in the sale, Debt Securities will be acquired by such underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Such Debt Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the applicable Prospectus Supplement, the obligations of the underwriters to purchase such Debt Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such Debt Securities if any of such Debt Securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

  Debt Securities may also be sold directly by the Company or through agents designated by the Company from time to time. Any agent involved in the offer or sale of Debt Securities will be named, and any commissions payable by the Company to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in the applicable Prospectus Supplement, any such agent will act on a best efforts basis for the period of its appointment.

  Any underwriters, dealers or agents participating in the distribution of Debt Securities may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of Debt Securities may be deemed to be underwriting discounts and commissions under the Securities Act. Agents and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect of such liabilities. Agents and underwriters may be customers of, engage in transactions with, or perform services for, the Company or its subsidiaries or affiliates in the ordinary course of business.

  If so indicated in the Prospectus Supplement, the Company will authorize agents and underwriters to solicit offers by certain institutions to purchase the Debt Securities being offered hereby from the Company at the public offering price set forth in the Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date or dates stated in the Prospectus Supplement. Each Contract will be for an amount not less than, and unless the Company otherwise agrees the aggregate principal (or face) amount of Debt Securities sold pursuant to Contracts shall be not less nor more than, the respective amounts stated in the Prospectus Supplement. Institutions with which Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to the approval of the Company. Contracts will not be subject to any conditions except that (i) the purchase by an institution of the Debt Securities covered by its Contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (ii) if the Debt Securities being offered hereby are being sold to underwriters, the Company shall have sold to such underwriters the total principal (or face) amount of such Debt Securities less the principal amount thereof covered by the Contracts.

                                 LEGAL MATTERS

  The legality of the Debt Securities offered hereby will be passed upon for the Company by Shelby Yastrow, Senior Vice President, General Counsel and Secretary of the Company. Mr. Yastrow is a full-time employee of the Company and owns, and holds options to purchase, shares of the Company's Common Stock. Certain legal matters will be passed on for any underwriters or agents by Cleary, Gottlieb, Steen & Hamilton, One Liberty Plaza, New York, New York 10006. From time to time Cleary, Gottlieb, Steen & Hamilton provides legal services to the Company.

                                    EXPERTS

  The consolidated financial statements of the Company included in the Company's Annual Report on Form 10-K for the year ended December 31, 1994 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

- - -------------------------------------------------------------------------------
- - -------------------------------------------------------------------------------

 NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTA-TIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT (INCLUDING ANY ACCOMPANYING PRICING SUPPLEMENT) OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHO-RIZED. THIS PROSPECTUS SUPPLEMENT (INCLUDING ANY ACCOMPANYING PRICING SUPPLE-
MENT) AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OTHER THAN THE SECURITIES OFFERED BY THIS PROSPECTUS SUPPLEMENT (INCLUDING ANY PRICING SUPPLEMENT) OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SUCH SECURITIES IN ANY JURISDIC-TION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT (IN-CLUDING ANY ACCOMPANYING PRICING SUPPLEMENT) NOR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THEREOF OR THAT THE INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SINCE ITS DATE.

                               ----------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
                             PROSPECTUS SUPPLEMENT

Important Currency Information.............................................  S-2
Description of Registered Notes............................................  S-2
Currency Risks............................................................. S-16
United States Tax Considerations........................................... S-18
Plan of Distribution....................................................... S-23

                                  PROSPECTUS

Available Information......................................................    2
Incorporation of Certain Documents By Reference............................    2
McDonald's Corporation.....................................................    3
Use of Proceeds............................................................    3
Ratio of Earnings to Fixed Charges.........................................    3
Description of Debt Securities.............................................    4
Limitations on Issuance of Bearer Securities...............................   11
Plan of Distribution.......................................................   12
Legal Matters..............................................................   13
Experts....................................................................   13

- - -------------------------------------------------------------------------------
- - -------------------------------------------------------------------------------
- - -------------------------------------------------------------------------------
- - -------------------------------------------------------------------------------

                                 $584,662,000

                            MCDONALD'S CORPORATION

     MEDIUM-TERM NOTES DUE FROM NINE MONTHS TO 60 YEARS FROM DATE OF ISSUE

                                     [LOGO] MCDONALDS

                              ------------------

                             PROSPECTUS SUPPLEMENT

                              ------------------

                              MERRILL LYNCH & CO.

                             GOLDMAN, SACHS & CO.

                          J.P. MORGAN SECURITIES INC.

                             MORGAN STANLEY & CO.
                                 INCORPORATED

                           PAINEWEBBER INCORPORATED

                             SALOMON BROTHERS INC

                                 JULY   , 1995

- - -------------------------------------------------------------------------------
- - -------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following table sets forth all expenses in connection with the issuance and distribution of the Debt Securities being registered. All the amounts are estimated, except the Securities and Exchange Commission Registration fee.

      Securities and Exchange Commission Registration fee............. $172,414
      Fees and expenses of accountants................................   20,000
      Fees and expenses of counsel....................................   60,000
      Blue Sky fees and expenses......................................   15,000
      Fees and expenses of Trustee and agents.........................   20,000
      Printing expenses...............................................   50,000
      Rating Agency fees..............................................   70,000
      Miscellaneous...................................................   17,586
                                                                       --------
        Total......................................................... $425,000
                                                                       ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 145 of the Delaware General Corporation Law (the "GCL") provides for indemnification of directors and officers against any legal liability (other than liability arising from derivative suits) if the director or officer acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation. In criminal actions, the director or officer must also have had no reasonable cause to believe that his or her conduct was unlawful. A corporation may indemnify a director or officer in a derivative suit if the director or officer acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation unless the director or officer is found liable to the corporation (in which case a court may permit indemnity for such director or officer to the extent it deems proper).

  Article V of the Company's By-Laws provides that the Company shall indemnify and hold harmless each director and officer to the fullest extent permitted under the GCL, provided that the person seeking indemnification has met the applicable standard of conduct set forth in the By-Laws. Such indemnification could cover all expenses as well as liabilities and losses incurred by directors and officers. The Board of Directors has the authority by resolution to provide for other indemnification of directors and officers as it deems appropriate.

  The By-Laws further provide that the Company may maintain insurance at its expense to protect any director or officer against any expenses, liabilities or losses, whether or not the Company would have the power to indemnify such director or officer against such expenses, liabilities or losses under the GCL. Pursuant to this provision, the Company maintains insurance against any liability incurred by its directors and officers in defense of any action in which they are made parties by reason of their positions as directors and officers.

ITEM 16. LIST OF EXHIBITS.

      ITEM 601 OF
      REGULATION S-K
      EXHIBIT REFERENCE
      NUMBER
      -----------------
 1(a) Form of Underwriting Agreement.*
  (b) Form of U.S. Distribution Agreement.
  (c) Form of Euro Distribution Agreement.

       ITEM 601 OF
       REGULATION S-K
       EXHIBIT REFERENCE
       NUMBER
       -----------------
  4(a) Form of Indenture dated as of March 1, 1987 between McDonald's
        Corporation and First Fidelity Bank, National Association (formerly
        Fidelity Bank, National Association), as Trustee.**
   (b) Form of Supplemental Indenture No. 22 between McDonald's Corporation and
        First Fidelity Bank, National Association, as Trustee (Exhibits A
        through H to Supplemental Indenture No. 22 are included as Exhibits
        4(c) through (j), respectively, of this Registration Statement).
   (c) Form of Series E Fixed Rate Registered Note.
   (d) Form of Series E Floating Rate Registered Note.
   (e) Form of Fixed Rate Temporary Global Note representing Medium-Term Notes,
        Series E.
   (f) Form of Floating Rate Temporary Global Note representing Medium-Term
        Notes, Series E.
   (g) Form of Fixed Rate Permanent Global Note representing Medium-Term Notes,
        Series E.
   (h) Form of Floating Rate Permanent Global Note representing Medium Term
        Notes, Series E.
   (i) Form of Series E Fixed Rate Bearer Note.
   (j) Form of Series E Floating Rate Bearer Note.
   (k) Form of Fixed/Floating Rate Note.**
   (l) Form of Sinking Fund Note.**
   (m) Form of Original Issue Discount Note.**
   (n) Form of Zero Coupon Note.**
     5 Opinion and consent of Shelby Yastrow, Senior Vice President, General
        Counsel and Secretary of the Company.
    12 Statement re: Computation of Ratios of Earnings to Fixed Charges.***
 23(a) Consent of Ernst & Young LLP, independent auditors.
 23(b) Consent of Shelby Yastrow, Senior Vice President, General Counsel and
        Secretary of the Company, is included in Exhibit 5.
    24 Powers of Attorney (set forth on page II-4 of this Registration
        Statement).
    25 Statement of Eligibility and Qualification on Form T-1 of First Fidelity
        Bank, National Association, as Trustee.

- - --------
* Exhibit 1(a) was previously filed as Exhibit 1 to the Company's Registration Statement on Form S-3 (File No. 33-50025) and is incorporated herein by reference.
**Exhibits 4(a), 4(k), 4(l), 4(m), and 4(n) above were previously filed as Exhibits 4(a), 4(b), 4(c), 4(d), and 4(e), respectively, to the Company's Registration Statement on Form S-3 (File No. 33-12364) and are incorporated herein by reference.
***Exhibit 12 above was previously filed as Exhibit 12 to the Company's
   Quarterly Report on Form 10-Q for the quarter ended March 31, 1995 and is incorporated herein by reference.

ITEM 17. UNDERTAKINGS.

    The undersigned Registrant hereby undertakes:

    (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

  provided, however, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

    (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (d) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual reports pursuant to
  Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (e) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3, AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE VILLAGE OF OAK BROOK, AND STATE OF ILLINOIS, ON THE 13TH DAY OF JULY.

                                          McDONALD'S CORPORATION

                                                 /s/ Jack M. Greenberg
                                          By___________________________________
                                                     Jack M. Greenberg
                                              Vice Chairman, Chief Financial
                                                   Officer and Director

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jack M. Greenberg, Michael L. Conley, Shelby Yastrow and Carleton D. Pearl, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the 13th day of July.

                 SIGNATURE                                     TITLE
                 ---------                                     -----


          /s/ Hall Adams, Jr.               Director
___________________________________________
              Hall Adams, Jr.

      /s/ Robert M. Beavers, Jr.            Senior Vice President and Director
___________________________________________
          Robert M. Beavers, Jr.

        /s/ James R. Cantalupo              President and Chief Executive Officer--
___________________________________________  McDonald's International and Director
            James R. Cantalupo

          /s/ Gordon C. Gray                Director
___________________________________________
              Gordon C. Gray

         /s/ Jack M. Greenberg              Vice Chairman, Chief Financial Officer and
___________________________________________  Director
             Jack M. Greenberg


                 SIGNATURE                                     TITLE
                 ---------                                     -----
         /s/ Donald R. Keough               Director
___________________________________________
             Donald R. Keough

          /s/ Donald G. Lubin               Director
___________________________________________
              Donald G. Lubin

         /s/ Andrew J. McKenna              Director
___________________________________________
             Andrew J. McKenna

        /s/ Michael R. Quinlan              Chairman, Chief Executive Officer and
___________________________________________  Director
            Michael R. Quinlan

          /s/ Edward H. Rensi               President and Chief Executive Officer--
___________________________________________  McDonald's U.S.A. and Director
              Edward H. Rensi

           /s/ Terry Savage                 Director
___________________________________________
               Terry Savage

          /s/ Paul D. Schrage               Senior Executive Vice President, Chief
___________________________________________  Marketing Officer and Director
              Paul D. Schrage

         /s/ Ballard F. Smith               Director
___________________________________________
             Ballard F. Smith

          /s/ Roger W. Stone                Director
___________________________________________
              Roger W. Stone

        /s/ Robert N. Thurston              Director
___________________________________________
            Robert N. Thurston

          /s/ Fred L. Turner                Senior Chairman and Director
___________________________________________
              Fred L. Turner

       /s/ B. Blair Vedder, Jr.             Director
___________________________________________
           B. Blair Vedder, Jr.

         /s/ Michael L. Conley              Senior Vice President and Controller
___________________________________________
             Michael L. Conley


                                 EXHIBIT INDEX

                                                                           PAGE
 EXHIBIT                                                                   NO.
 -------                                                                   ----
  1(a)   Form of Underwriting Agreement.*
   (b)   Form of U.S. Distribution Agreement.
   (c)   Form of Euro Distribution Agreement.
  4(a)   Form of Indenture dated as of March 1, 1987 between McDonald's
          Corporation and First Fidelity Bank, National Association
          (formerly Fidelity Bank, National Association), as Trustee.**
   (b)   Form of Supplemental Indenture No. 22 between McDonald's
          Corporation and First Fidelity Bank, National Association, as
          Trustee (Exhibits A through H to Supplemental Indenture No. 22 are included as Exhibits 4(c) through (j), respectively, of this Registration Statement).
   (c)   Form of Series E Fixed Rate Registered Note.
   (d)   Form of Series E Floating Rate Registered Note.
   (e)   Form of Fixed Rate Temporary Global Note representing Medium-
          Term Notes, Series E.
   (f)   Form of Floating Rate Temporary Global Note representing
          Medium-Term Notes, Series E.
   (g)   Form of Fixed Rate Permanent Global Note representing Medium-
          Term Notes, Series E.
   (h)   Form of Floating Rate Permanent Global Note representing Medium
          Term Notes, Series E.
   (i)   Form of Series E Fixed Rate Bearer Note.
   (j)   Form of Series E Floating Rate Bearer Note.
   (k)   Form of Fixed/Floating Rate Note.**
   (l)   Form of Sinking Fund Note.**
   (m)   Form of Original Issue Discount Note.**
   (n)   Form of Zero Coupon Note.**
     5   Opinion and consent of Shelby Yastrow, Senior Vice President,
          General Counsel and Secretary of the Company.
    12   Statement re: Computation of Ratios of Earnings to Fixed
          Charges.***
 23(a)   Consent of Ernst & Young LLP, independent auditors.
 23(b)   Consent of Shelby Yastrow, Senior Vice President, General
          Counsel and Secretary of the Company, is included in Exhibit
          5.
    24   Powers of Attorney (set forth on page II-4 of this Registration
          Statement).
    25   Statement of Eligibility and Qualification on Form T-1 of First
          Fidelity Bank, National Association, as Trustee.

- - --------
* Exhibit 1(a) was previously filed as Exhibit 1 to the Company's Registration Statement on Form S-3 (File No. 33-50025) and is incorporated herein by reference.
** Exhibits 4(a), 4(k), 4(l), 4(m) and 4(n) above were previously filed as
   Exhibits 4(a), 4(b), 4(c), 4(d) and 4(e), respectively, to the Company's Registration Statement on Form S-3 (File No. 33-12364) and are incorporated herein by reference.
*** Exhibit 12 above was previously filed as Exhibit 12 to the Company's
    Quarterly Report on Form 10-Q for the quarter ended March 31, 1995 and is incorporated herein by reference.